Exhibit 99.1

This document is important and requires your immediate attention. If you are in any doubt as to how to deal with it, you should consult with your investment dealer, broker, lawyer or other professional advisors. This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. If you have questions, you may contact PWC Capital Inc.’s proxy solicitation and information agent, Kingsdale Shareholder Services, by telephone at 1-877-659-1819 (toll free in North America) or 1-416-867-2272 (collect outside North America) or by email at contactus@kingsdaleshareholder.com.

NOTICES OF MEETINGS OF HOLDERS OF

COMMON SHARES

CLASS B PREFERRED SHARES

SERIES C NOTES

of

PWC CAPITAL INC.

to be held on December 30, 2016

AND

MANAGEMENT INFORMATION CIRCULAR

with respect to, among other things, an amalgamation involving

PWC CAPITAL INC.

and

VERSABANK

The Board of Directors unanimously recommends that you vote

FOR

the Transaction

November 22, 2016

November 22, 2016

Dear PWC Securityholders:

The board of directors of PWC Capital Inc. (“PWC”) invites you to attend meetings of the holders (the “PWC Securityholders”) of common shares of PWC (the “PWC Common Shares”), Class B preferred shares of PWC (the “PWC Class B Preferred Shares”) and 9% Series C Notes of PWC maturing October 16, 2018 (the “PWC Series C Notes”, together with the PWC Common Shares and the PWC Class B Preferred Shares, the “PWC Securities”) to be held on December 30, 2016, at the offices of Stikeman Elliott LLP, 199 Bay Street, Commerce Court West, Suite 5300, Toronto, Ontario, Canada.

At the meetings, PWC Securityholders will be asked to consider and, if deemed advisable, to approve, as applicable, resolutions to effect certain transactions (collectively, the “Transaction”) which include, inter alia, the redemption of the issued and outstanding Class A preferred shares of PWC, the exchange of the PWC Class B Preferred Shares and PWC Series C Notes for PWC Common Shares (the “PWC Recapitalization”), the conversion of certain indebtedness owed by PWC into PWC Common Shares, and the amalgamation (the “Amalgamation”) of PWC and VersaBank (prior to the Amalgamation, “VersaBank”) following which the amalgamated entity will continue as “VersaBank” (following the Amalgamation, the “Bank”). After the Transaction is completed, holders of PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes will become Bank common shareholders.

We are looking forward to the opportunities that the Transaction will provide once completed, and we are enthusiastic to be in a position to turn our full attention to deliver on the business plans and growth initiatives of one consolidated enterprise. As we discuss in greater detail in the accompanying management information circular (the “PWC Circular”), it is anticipated that the Transaction will benefit, PWC, you as its securityholder, and the Bank, in a variety of significant respects, including (among others):

•                  Enhanced value for PWC Securityholders beyond PWC’s holding of VersaBank common shares;

•                  Improved financial position;

•                  Direct participation by PWC Securityholders in future growth of the Bank;

•                  Simplified corporate and capital structure;

•                  Improved liquidity; and

•                  Improved access to capital markets.

The accompanying notices of meetings, the PWC Circular and Joint Disclosure Booklet (the “Joint Disclosure Booklet”) contain a detailed description of the Transaction and set forth the actions to be taken at each of the meetings. You should carefully consider all of the information in the notices of meetings, the PWC Circular and the Joint Disclosure Booklet and consult your financial, legal or other professional advisors if you require assistance.

The board of directors of PWC (the “PWC Board”), after consultation with its financial and legal advisors, and on the unanimous recommendation of the independent committee of the PWC Board (the “PWC Independent Committee”), has determined that the Transaction is in the best interests of PWC and fair to PWC Securityholders, and unanimously recommends that holders of PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes vote FOR their respective resolutions in connection with the Transaction. The determination of the PWC Independent Committee and the PWC Board is based on various factors described more fully in the accompanying PWC Circular and the Joint Disclosure Booklet.

We are asking you to take two actions.

First, your vote is important regardless of how many PWC Securities you own. If you are a registered holder of PWC Securities (a “Registered PWC Securityholder”), to vote your PWC Common Shares, PWC Class B Preferred Shares or PWC Series C Notes at your applicable meeting, you can either return a duly completed and executed form of proxy to the Toronto office of Computershare Investor Services Inc. (or, in the case of holders of PWC Series C Notes, to Computershare Trust Company of Canada) by hand or by mail at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department or you can vote by telephone, on the Internet or by fax, in each case in accordance with the enclosed instructions, by no later than 10:30 a.m. (Toronto time) on December 28, 2016 (or no later than 48 hours, excluding Saturday, Sundays and holidays, before any reconvened meeting if the applicable meeting is adjourned or postponed). If you hold PWC Securities through a broker, investment dealer, bank, trust company or other intermediary (a “Beneficial PWC Securityholder”), you should follow the instructions provided by your intermediary to ensure your vote is counted at the applicable meetings. The time limit for deposit of proxies may be waived or extended by the chair of the applicable meeting at his or her discretion, without notice.

Second, if the resolutions at each meeting are passed and the Transaction is approved and completed, before the Bank Common Shares to which you are entitled can be sent to you, the depositary, Computershare Investor Services Inc., will need to receive the enclosed letter(s) of transmittal completed by you, if you are a Registered PWC Securityholder, or by your broker, investment dealer, bank, trust company or other intermediary, if you are a Beneficial PWC Securityholder. If you are a Beneficial PWC Securityholder, you must ensure that your intermediary completes the necessary transmittal documents to ensure that you receive the Bank Common Shares to which you are entitled if the Transaction is completed.

To be effective, the Transaction must be approved by resolutions passed at the meetings by:

(i)                                     at least 66 2/3% of the votes cast by holders of PWC Common Shares present in person or represented by proxy at the meeting of holders of PWC Common Shares;

(ii)                                  a majority of the votes cast by the holders of PWC Common Shares present in person or represented by proxy at the meeting of holders of PWC Common Shares other than those required to be excluded in determining such approval pursuant to Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions and the rules and policies of the Toronto Stock Exchange (the “TSX”);

(iii)                               at least 66 2/3% of the votes cast by holders of PWC Class B Preferred Shares present in person or represented by proxy at the meeting of holders of PWC Class B Preferred Shares; and

(iv)                              at least 66 2/3% of the votes cast by holders of PWC Series C Notes present in person or represented by proxy at the meeting of holders of PWC Series C Notes.

The Transaction is also subject to certain other conditions, including the receipt of the approval from the Minister of Finance (Canada). The Transaction is also subject to other customary closing conditions, including the approval of the TSX.

If the necessary approvals, including the approval of the PWC Securityholders at the meetings and all required regulatory approvals are obtained, it is currently anticipated that the Transaction will be completed in the first quarter of calendar 2017. As a PWC Securityholder, you will receive Bank Common Shares for your PWC Securities soon afterward if the depositary has received your duly completed letter(s) of transmittal.

If you have any questions or need assistance in your consideration of the Transaction or with the completion and delivery of your proxy, please contact PWC’s proxy solicitation and information agent, Kingsdale Shareholder Services, at 1-877-659-1819 (toll free in North America) or 1-416-867-2272 (collect outside North America) or by email at contactus@kingsdaleshareholder.com. If you have any questions about submitting your PWC Securities, including, with respect to completing the enclosed letter(s) of transmittal, please contact Computershare Investor Services Inc., who is acting as depositary under the Transaction, toll free at 1-800-564-6253 or outside North America at 1-514-982-7555 or by email at corporateactions@computershare.com.

On behalf of PWC, I would like to thank all of our PWC Securityholders for their continuing support.

Yours very truly,

(Signed) “Tel Matrundola”

Tel Matrundola
Chair of the Board of Directors

PWC CAPITAL INC.

NOTICE OF SPECIAL MEETING OF HOLDERS OF COMMON SHARES

NOTICE IS HEREBY GIVEN that a special meeting (the “PWC Common Shareholders Meeting”) of the holders (“PWC Common Shareholders”) of common shares (the “PWC Common Shares”) of PWC Capital Inc. (“PWC”) will be held at 9:00 a.m. (Toronto time) on December 30, 2016, at the offices of Stikeman Elliott LLP, 199 Bay Street, Commerce Court West, Suite 5300, Toronto, Ontario, Canada, for the following purposes:

1.                                      to consider, and, if thought advisable to pass, with or without variation, a special resolution (the “PWC Common Shareholders Resolution”), the full text of which is set out in Appendix B to the accompanying management information circular (the “PWC Circular”) to approve: (i) the redemption of the issued and outstanding Class A preferred shares of PWC for a cash payment in accordance with their terms, (ii) amendments to the articles of PWC to effect the change of the outstanding Class B preferred shares of PWC into PWC Common Shares, (iii) amendments to the trust indenture dated as of October 13, 1998 between PWC and Computershare Trust Company of Canada (as successor to Montreal Trust Company of Canada), as amended, to effect the exchange of the outstanding 9% Series C Notes of PWC maturing October 16, 2018 into PWC Common Shares,  (iv) the conversion of all of the indebtedness owed by PWC to 340268 Ontario Limited into PWC Common Shares, (v) the exchange of the outstanding deferred share units of PWC into PWC Common Shares, (vi) the issuances of PWC Common Shares in connection with the foregoing, and (vii) the amalgamation (the “Amalgamation”) of PWC with VersaBank (prior to the Amalgamation, “VersaBank”) pursuant to Section 228 of the Bank Act (Canada) pursuant to which PWC Common Shares outstanding immediately prior to the Amalgamation will be converted into common shares of the amalgamated entity, “VersaBank” (following the Amalgamation, the “Bank”); and

2.                                      to transact such other business as may properly come before the PWC Common Shareholders Meeting or any postponement or adjournment thereof.

Specific details of the matters proposed to be put before the PWC Common Shareholders Meeting are set forth in the PWC Circular and the Joint Disclosure Booklet (the “Joint Disclosure Booklet”) which accompany and are deemed to form part of this notice of special meeting.

PWC Common Shareholders are entitled to vote at the PWC Common Shareholders Meeting in person or by proxy. Each PWC Common Share entitles the holder thereof to one vote at the PWC Common Shareholders Meeting. The board of directors of PWC (the “PWC Board”) has fixed November 23, 2016 (the “Record Date”), as the record date for determining the PWC Common Shareholders who are entitled to receive notice of and vote at the PWC Common Shareholders Meeting. Only the PWC Common Shareholders whose names have been entered in the registers of PWC as at the close of business on the Record Date will be entitled to receive notice of and vote at the PWC Common Shareholders Meeting.

If you are a registered PWC Common Shareholder, to ensure that your vote is recorded, please return the enclosed form of proxy in the envelope provided for that purpose, properly completed and duly signed, to Computershare Investor Services Inc. in accordance with the instructions provided in the proxy, by no later than 10:30 a.m. (Toronto time) on December 28, 2016 (or no later than 48 hours, excluding Saturday, Sundays and holidays, before any reconvened meeting if the PWC Common Shareholders Meeting is adjourned or postponed), whether or not you plan to attend the PWC Common Shareholders Meeting. The time limit for deposit of proxies may be waived or extended by the chair of the PWC Common Shareholders Meeting at his or her discretion, without notice. The chair of the PWC Common Shareholders Meeting will have the authority to determine the procedure to be followed at such meeting.

If you hold your PWC Common Shares through a broker, investment dealer, bank, trust company or other intermediary, you should follow the instructions provided by your intermediary to

v

ensure your vote is counted at the PWC Common Shareholders Meeting and should arrange for your intermediary to complete the necessary transmittal documents to ensure that you receive the appropriate number of Bank common shares for your PWC Common Shares if the Amalgamation is completed.

The voting rights attached to the PWC Common Shares represented by a proxy in the enclosed form of proxy will be voted in accordance with the instructions indicated thereon. If no instructions are provided in proxies given in favour of management nominees, the voting rights attached to such PWC Common Shares will be voted FOR the PWC Common Shareholders Resolution.

A registered PWC Common Shareholder may revoke a proxy:

(a)                                 by an instrument in writing executed by the PWC Common Shareholders or by an attorney in writing or, if the PWC Common Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited:

(i)             at the registered office of PWC at any time up to and including the last business day preceding the date of the PWC Common Shareholders Meeting or any postponement or adjournment thereof; or

(ii)          with the chair of the PWC Common Shareholders Meeting on December 30, 2016 or any postponement or adjournment of the PWC Common Shareholders Meeting; or

(b)                                 in any other manner permitted by law.

A beneficial PWC Common Shareholder who has given voting instructions to a broker or other intermediary may revoke such voting instructions by giving written notice to the intermediary. However, a broker or other intermediary may be unable to take any action on the revocation if such revocation is not provided sufficiently in advance of the PWC Common Shareholders Meeting or any adjournment or postponement thereof.

Registered holders of PWC Common Shares are entitled to dissent from the PWC Common Shareholders Resolution and to be paid an amount equal to the fair value of their PWC Common Shares. This dissent right, and the procedures for its exercise, are described in the PWC Circular under “Dissent Rights of Securityholders”. Failure to comply strictly with the dissent procedures described in this PWC Circular may result in the loss or unavailability of any right to dissent.

If you have any questions or need assistance in your consideration of the PWC Common Shareholders Resolution or with the completion and delivery of your proxy, please contact PWC’s proxy solicitation and information agent, Kingsdale Shareholder Services, at 1-877-659-1819 (toll free in North America) or 1-416-867-2272 (collect outside North America) or by email at contactus@kingsdaleshareholder.com. If you have any questions about submitting your PWC Common Shares, including, with respect to completing the enclosed letter(s) of transmittal, please contact Computershare Investor Services Inc., who is acting as depositary under the Transaction, toll free at 1-800-564-6253 or outside North America at 1-514-982-7555 or by email at corporateactions@computershare.com.

DATED this 22nd day of November, 2016.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Tel Matrundola”

Tel Matrundola
Chair of the Board of Directors

PWC CAPITAL INC.

NOTICE OF SPECIAL MEETING OF HOLDERS OF CLASS B PREFERRED SHARES

NOTICE IS HEREBY GIVEN that a special meeting (the “PWC Class B Preferred Shareholders Meeting”) of the holders (“PWC Class B Preferred Shareholder”) of Class B Preferred Shares (the “PWC Class B Preferred Shares”) of PWC Capital Inc. (“PWC”) will be held at 9:45 a.m. (Toronto time) on December 30, 2016, at the offices of Stikeman Elliott LLP, 199 Bay Street, Commerce Court West, Suite 5300, Toronto, Ontario, Canada, for the following purposes:

1.                                      to consider, and, if thought advisable to pass, with or without variation, a special resolution (the “PWC Class B Preferred Shareholders Resolution”), the full text of which is set out in Appendix C to the accompanying management information circular (the “PWC Circular”) to approve amendments to the articles of PWC to effect the change of the outstanding PWC Class B Preferred Shares into common shares of PWC; and

2.                                      to transact such other business as may properly come before the PWC Class B Preferred Shareholders Meeting or any postponement or adjournment thereof.

Specific details of the matters proposed to be put before the PWC Class B Preferred Shareholders Meeting are set forth in the PWC Circular and the Joint Disclosure Booklet (the “Joint Disclosure Booklet”) which accompany and are deemed to form part of this notice of special meeting.

PWC Class B Preferred Shareholders are entitled to vote at the PWC Class B Preferred Shareholders Meeting in person or by proxy. Each PWC Class B Preferred Share entitles the holder thereof to one vote at the PWC Class B Preferred Shareholders Meeting. The board of directors of PWC (the “PWC Board”) has fixed November 23, 2016 (the “Record Date”), as the record date for determining the PWC Class B Preferred Shareholders who are entitled to receive notice of and vote at the PWC Class B Preferred Shareholders Meeting. Only the PWC Class B Preferred Shareholders whose names have been entered in the registers of PWC as at the close of business on the Record Date will be entitled to receive notice of and vote at the PWC Class B Preferred Shareholders Meeting.

If you are a registered PWC Class B Preferred Shareholder, to ensure that your vote is recorded, please return the enclosed form of proxy in the envelope provided for that purpose, properly completed and duly signed, to Computershare Investor Services Inc. in accordance with the instructions provided in the proxy, by no later than 10:30 a.m. (Toronto time) on December 28, 2016 (or no later than 48 hours, excluding Saturday, Sundays and holidays, before any reconvened meeting if the PWC Class B Preferred Shareholders Meeting is adjourned or postponed), whether or not you plan to attend the PWC Class B Preferred Shareholders Meeting. The time limit for deposit of proxies may be waived or extended by the chair of the PWC Class B Preferred Shareholders Meeting at his or her discretion, without notice. The chair of the PWC Class B Preferred Shareholders Meeting will have the authority to determine the procedure to be followed at such meeting.

If you hold your PWC Class B Preferred Shares through a broker, investment dealer, bank, trust company or other intermediary, you should follow the instructions provided by your intermediary to ensure your vote is counted at the PWC Class B Preferred Shareholders Meeting and should arrange for your intermediary to complete the necessary transmittal documents to ensure that you receive the appropriate consideration you are entitled to.

The voting rights attached to the PWC Class B Preferred Shares represented by a proxy in the enclosed form of proxy will be voted in accordance with the instructions indicated thereon. If no instructions are provided in proxies given in favour of management nominees, the voting rights attached to such PWC Class B Preferred Shares will be voted FOR the PWC Class B Preferred Shareholders Resolution.

A registered holder of PWC Class B Preferred Shares may revoke a proxy:

(a)                                 by an instrument in writing executed by the PWC Securityholder or by an attorney in writing or, if the PWC Securityholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited:

(i)             at the registered office of PWC at any time up to and including the last business day preceding the date of the PWC Class B Preferred Shareholders Meeting or any postponement or adjournment thereof; or

(ii)          with the chair of the PWC Class B Preferred Shareholders Meeting on December 30, 2016 or any postponement or adjournment of the PWC Class B Preferred Shareholders Meeting; or

(b)                                 in any other manner permitted by law.

A beneficial PWC Class B Preferred Shareholder who has given voting instructions to a broker or other intermediary may revoke such voting instructions by giving written notice to the intermediary. However, a broker or other intermediary may be unable to take any action on the revocation if such revocation is not provided sufficiently in advance of the PWC Class B Preferred Shareholders Meeting or any adjournment or postponement thereof.

Registered holders of PWC Class B Preferred Shares are entitled to dissent from the PWC Class B Preferred Shareholders Resolution and to be paid an amount equal to the fair value of their PWC Class B Preferred Shares. This dissent right, and the procedures for its exercise, are described in the PWC Circular under “Dissent Rights of Securityholders”. Failure to comply strictly with the dissent procedures described in this PWC Circular may result in the loss or unavailability of any right to dissent.

If you have any questions or need assistance in your consideration of the PWC Class B Preferred Shareholders Resolution or with the completion and delivery of your proxy, please contact PWC’s proxy solicitation and information agent, Kingsdale Shareholder Services, at 1-877-659-1819 (toll free in North America) or 1-416-867-2272 (collect outside North America) or by email at contactus@kingsdaleshareholder.com. If you have any questions about submitting your PWC Class B Preferred Shares, including, with respect to completing the enclosed letter(s) of transmittal, please contact Computershare Investor Services Inc., who is acting as depositary under the Transaction, toll free at 1-800-564-6253 or outside North America at 1-514-982-7555 or by email at corporateactions@computershare.com.

DATED this 22nd day of November, 2016.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Tel Matrundola”

Tel Matrundola
Chair of the Board of Directors

PWC CAPITAL INC.

NOTICE OF MEETING OF HOLDERS OF SERIES C NOTES

NOTICE IS HEREBY GIVEN that a meeting (the “PWC Series C Noteholders Meeting”) of the holders (“PWC Series C Noteholders”) of 9% Series C Notes of PWC Capital Inc. (“PWC”) maturing October 16, 2018 (the “PWC Series C Notes”) will be held at 10:30 a.m. (Toronto time) on December 30, 2016, at the offices of Stikeman Elliott LLP, 199 Bay Street, Commerce Court West, Suite 5300, Toronto, Ontario, Canada, for the following purposes:

1.                                      to consider, and, if thought advisable to pass, with or without variation, an extraordinary resolution (the “PWC Series C Noteholders Resolution”), the full text of which is set out in Appendix D to the accompanying management information circular (the “PWC Circular”) to approve: (i) the waiver by the holders of PWC Series C Notes of certain interest payments on such notes, and (ii) amendments to the trust indenture (the “Series C Indenture”) dated as of October 13, 1998 between PWC and Computershare Trust Company of Canada (as successor to Montreal Trust Company of Canada), as amended, to effect the exchange of the outstanding PWC Series C Notes into common shares of PWC; and

2.                                      to transact such other business as may properly come before the PWC Series C Noteholders Meeting or any postponement or adjournment thereof.

Specific details of the matters proposed to be put before the PWC Series C Noteholders Meeting are set forth in the PWC Circular and the Joint Disclosure Booklet (the “Joint Disclosure Booklet”) which accompany and are deemed to form part of this notice of meeting.

The Series C Indenture permits amendments thereto by written resolutions in lieu of meetings of PWC Series C Noteholders, including in the case of the PWC Series C Noteholder Resolution, by instrument in writing signed by PWC Series C Noteholders holding not less than 66 2/3% in aggregate principal amount of the PWC Series C Notes outstanding.  In accordance with applicable securities laws, PWC would be required to publicly announce any such written approval of the PWC Series C Noteholders Resolution, in which event PWC would cancel the PWC Series C Noteholders Meeting.

PWC Series C Noteholders are entitled to vote at the PWC Series C Noteholders Meeting in person or by proxy. PWC Series C Noteholders will be entitled to one vote for each $1,000 principal amount of PWC Series C Notes held by such noteholder. The board of directors of PWC (the “PWC Board”) has fixed November 23, 2016 (the “Record Date”), as the record date for determining the PWC Series C Noteholders who are entitled to receive notice of and vote at the PWC Series C Noteholders Meeting. Only the PWC Series C Noteholders whose names have been entered in the registers of PWC as at the close of business on the Record Date will be entitled to receive notice of and vote at the PWC Series C Noteholders Meeting. Computershare Trust Company of Canada, the trustee under the Series C Indenture, will nominate, in accordance with the terms of such indenture, a chairperson for the PWC Series C Noteholders Meeting.

If you are a registered PWC Series C Noteholder, to ensure that your vote is recorded, please return the enclosed form of proxy in the envelope provided for that purpose, properly completed and duly signed, to Computershare Trust Company of Canada in accordance with the instructions provided in the proxy, by no later than 10:30 a.m. (Toronto time) on December 28, 2016 (or no later than 48 hours, excluding Saturday, Sundays and holidays, before any reconvened meeting if the PWC Series C Noteholders Meeting is adjourned or postponed), whether or not you plan to attend the PWC Series C Noteholders Meeting. The time limit for deposit of proxies may be waived or extended by the chair of the PWC Series C Noteholders Meeting at his or her discretion, without notice. The chair of the PWC Series C Noteholders Meeting will have the authority to determine the procedure to be followed at such meeting.

If you hold your PWC Series C Notes through a broker, investment dealer, bank, trust company or other intermediary, you should follow the instructions provided by your intermediary to ensure your vote is counted at the PWC Series C Noteholders Meeting and should arrange for your intermediary to complete the necessary transmittal documents to ensure that you receive the consideration you are entitled to.

The voting rights attached to the PWC Series C Notes represented by a proxy in the enclosed form of proxy will be voted in accordance with the instructions indicated thereon. If no instructions are provided in proxies given in favour of management nominees, the voting rights attached to such PWC Series C Notes will be voted FOR the PWC Series C Noteholders Resolution.

A registered holder of PWC Series C Notes may revoke a proxy:

(a)                           by an instrument in writing executed by the PWC Series C Noteholder or by an attorney in writing or, if the PWC Series C Noteholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited:

(i)             with Computershare Trust Company of Canada located at at 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, at any time up to and including the last business day preceding the date of the PWC Series C Noteholders Meeting or any postponement or adjournment thereof; or

(ii)          with the chair of the PWC Series C Noteholders Meeting on December 30, 2016 or any postponement or adjournment of the PWC Series C Noteholders Meeting; or

(b)                                             in any other manner permitted by law.

A beneficial PWC Series C Noteholder who has given voting instructions to a broker or other intermediary may revoke such voting instructions by giving written notice to the intermediary. However, a broker or other intermediary may be unable to take any action on the revocation if such revocation is not provided sufficiently in advance of the PWC Series C Noteholders Meeting or any adjournment or postponement thereof.

Registered holders of PWC Series C Notes are entitled to dissent from the PWC Series C Noteholders Resolution and to be paid an amount equal to the fair value of their PWC Series C Notes. This dissent right, and the procedures for its exercise, are described in the PWC Circular under “Dissent Rights of Securityholders”. Failure to comply strictly with the dissent procedures described in this PWC Circular may result in the loss or unavailability of any right to dissent.

If you have any questions or need assistance in your consideration of the PWC Series C Noteholders Resolution or with the completion and delivery of your proxy, please contact PWC’s proxy solicitation and information agent, Kingsdale Shareholder Services, at 1-877-659-1819 (toll free in North America) or 1-416-867-2272 (collect outside North America) or by email at contactus@kingsdaleshareholder.com. If you have any questions about submitting your PWC Series C Notes, including, with respect to completing the enclosed letter(s) of transmittal, please contact Computershare Investor Services Inc., who is acting as depositary, toll free at 1-800-564-6253 or outside North America at 1-514-982-7555 or by email at corporateactions@computershare.com.

DATED this 22nd day of November, 2016.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Tel Matrundola”

Tel Matrundola
Chair of the Board of Directors

x

TABLE OF CONTENTS

GENERAL QUESTIONS AND ANSWERS	1
MANAGEMENT INFORMATION CIRCULAR	12
INFORMATION CONCERNING THE MEETINGS	18
PARTICULARS OF THE TRANSACTION	25
DISSENT RIGHTS OF SECURITYHOLDERS	57
RISK FACTORS	61
PROCEDURE FOR EXCHANGE OF PWC SECURITIES	64
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	65
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	73
STATUTORY RIGHTS	74
AUDITORS, TRANSFER AGENT AND TRUSTEE	75
OTHER INFORMATION AND MATTERS	75
LEGAL MATTERS	75
INTERESTS OF EXPERTS	75
ADDITIONAL INFORMATION	75
APPROVAL OF DIRECTORS	76
CONSENT OF CROSBIE & COMPANY INC.	77

ADDENDA

APPENDIX A	GLOSSARY OF TERMS
APPENDIX B	PWC COMMON SHAREHOLDERS RESOLUTION
APPENDIX C	PWC CLASS B PREFERRED SHAREHOLDERS RESOLUTION
APPENDIX D	PWC SERIES C NOTEHOLDERS RESOLUTION
APPENDIX E	CROSBIE FAIRNESS OPINIONS AND FORMAL VALUATIONS
APPENDIX F	PWC CLASS B ARTICLES OF AMENDMENT
APPENDIX G	PWC FORM OF SUPPLEMENTAL INDENTURE
APPENDIX H	SECTION 190 OF THE CBCA

GENERAL QUESTIONS AND ANSWERS

The following are some questions that you may have regarding the Transaction, and brief answers to those questions. You are urged to carefully read this PWC Circular, including its appendices, the Joint Disclosure Booklet and the other documents incorporated by reference and referred to in this PWC Circular and the Joint Disclosure Booklet in their entirety because this section may not provide all of the information that is important to you with respect to the Transaction. Additional important information is contained in the addenda to, and the documents incorporated by reference into, this PWC Circular and the Joint Disclosure Booklet. Certain capitalized terms used in this “General Questions and Answers” section are defined in the “Glossary of Terms” which is attached as Appendix A hereto.

Q.               What is the proposed transaction?

A.               PWC is proposing to complete certain transactions (collectively, the “Transaction”) which include (among others) the redemption of the issued and outstanding Class A Preferred Shares of PWC and the PWC 7.5% Notes maturing March 31, 2017 for a cash payment in accordance with their terms, the exchange of the outstanding PWC Class B Preferred Shares and PWC Series C Notes (after giving effect to the waiver of certain interest payments thereon) for PWC Common Shares, the conversion of certain indebtedness owed by PWC into PWC Common Shares, the exchange of the outstanding PWC DSUs for PWC Common Shares and the amalgamation of PWC and VersaBank (prior to the Amalgamation, “VersaBank”) following which the amalgamated entity will continue as “VersaBank” (following the Amalgamation, the “Bank”). After the Transaction is completed, holders of PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes will become Bank common shareholders.

The Transaction is the result of a strategic review process conducted by PWC under the supervision of the PWC Independent Committee and PWC Board which received advice from experienced financial and legal advisors throughout the course of the process. After review of the other strategic opportunities reasonably available to PWC, including the results of VersaBank having sought expressions of interest for its sale to a third party, as described below under “Particulars of the Transaction — Background to the Transaction”, in each case taking into account the potential benefits, risks and uncertainties associated therewith, the PWC Independent Committee and the PWC Board believe that the Transaction represents the best available alternative for PWC.

Q.               What am I being asked to approve?

A.               At the PWC Common Shareholders Meeting, PWC Common Shareholders will be asked to approve: (i) the redemption of the issued and outstanding PWC Class A Preferred Shares for a cash payment in accordance with their terms, (ii) amendments to the articles of PWC to effect the change of the outstanding PWC Class B Preferred Shares into PWC Common Shares, (iii) amendments to the Series C Indenture to effect the exchange of the Series C Notes into PWC Common Shares,  (iv) the conversion of all of the indebtedness owed by PWC to 340268 Ontario Limited into PWC Common Shares, (v) the exchange of the outstanding PWC DSUs for PWC Common Shares, (vi) the issuances of PWC Common Shares in connection with the foregoing, and (vii) the amalgamation of PWC with VersaBank pursuant to Section 228 of the Bank Act

If you have any questions or need assistance completing your form of proxy or voting instruction form, please call Kingsdale Shareholder Services at 1-877-659-1819, or 1-416-867-2272, or email at contactus@kingsdaleshareholder.com

(Canada) pursuant to which PWC Common Shares outstanding immediately prior to the Amalgamation will be converted into common shares of the Bank. The full text of the PWC Common Shareholders Resolution is set forth as Appendix B to this PWC Circular.

At the PWC Class B Preferred Shareholders Meeting, PWC Class B Preferred Shareholders will be asked to approve amendments to the articles of PWC to effect the change of the outstanding PWC Class B Preferred Shares into PWC Common Shares. The full text of the PWC Class B Preferred Shareholders Resolution is set forth as Appendix C to this PWC Circular.

At the PWC Series C Noteholders Meeting, PWC Series C Noteholders will be asked to approve the waiver by the holders of PWC Series C Notes of certain interest payments on such notes, and amendments to the Series C Indenture to effect the exchange of the outstanding PWC Series C Notes into PWC Common Shares. The full text of the PWC Series C Noteholders Resolution is set forth as Appendix D to this PWC Circular.

By voting FOR the separate resolutions referred to above, PWC Securityholders will, in effect, be voting to facilitate the Transaction as a whole, and the direct or indirect exchange of their PWC Securities into Bank Common Shares.  In order for the Transaction to proceed, the applicable PWC Securityholders must approve each of the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution.

Q.               How does the board of directors of PWC recommend that I vote?

A.               The PWC Board unanimously recommends that PWC Securityholders vote FOR the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution. After careful consideration and taking into account, among other things, the Crosbie Fairness Opinions and Formal Valuations, and the recommendation of the PWC Independent Committee, the PWC Board, after receiving legal and financial advice, has unanimously determined that the Transaction is in the best interests of PWC and fair to PWC Securityholders.

Q.               What are the benefits of the Transaction?

A.               In the course of the evaluation of the Transaction by the PWC Independent Committee and the PWC Board, the PWC Independent Committee and the PWC Board consulted with its senior management, its financial advisor, Crosbie, and considered a number of factors, including, among others, the following:

(a)   Strategic Review Process. The Transaction is the result of a strategic review process conducted under the supervision of the PWC Independent Committee and PWC Board which received advice from experienced financial and legal advisors throughout the course of the process. After review of the other strategic opportunities reasonably available to PWC, including the results arising from VersaBank having sought expressions of interest for its sale to a third party, as described above under “Particulars of the Transaction — Background to the Transaction”, in each case taking into account the potential benefits, risks and uncertainties associated therewith, the PWC Independent Committee and the PWC Board believe that the Transaction represents the best available alternative for PWC and is in the best interests of PWC, taking into consideration the interests of all of its stakeholders.

(b)   Enhanced Value for PWC Securityholders Beyond PWC’s Holding of VersaBank Common Shares. Following the completion of the Transaction, including the Amalgamation, PWC Securityholders, as direct securityholders of the Bank, should be able to realize the benefit of (and value for) certain tax assets. PWC has tax loss carry-forwards that are currently of limited use to PWC, a holding company that does not have any taxable income, but should be available to the Bank following the Amalgamation. Subject to the assumptions, limitations and qualifications set forth in the Crosbie Fairness Opinions and Formal Valuations, Crosbie estimates the present value to the Bank of the benefit resulting from the tax loss carry-forwards to be between $11.4 million and $11.9 million based on the Bank’s projected utilization of such tax loss carry-forwards.

(c)   Required Regulatory Approval. The Amalgamation Agreement has received the approval of the Superintendent under section 225 of the Bank Act (Canada) and the Amalgamation must be approved by the Minister under section 228 of the Bank Act (Canada). There is no assurance that the Superintendent would permit any other transaction, or other course of action, based on the implications for VersaBank of a transaction involving its significant shareholder.

(d)   Improved Financial Position. The PWC Recapitalization, Redemptions and Debt Satisfaction will facilitate the Amalgamation and will result in a deleveraging of PWC, thereby resolving a challenging situation in which the payment of interest and dividends on PWC’s outstanding debt and preferred shares is being largely satisfied by the sale and/or transfer of VersaBank Common Shares which may be insufficient for these purposes in the mid to long-term and may lead to further deterioration in the value of the PWC Securities. These sales have the effect of reducing PWC’s interest in VersaBank and are unlikely to be sustainable over time. PWC does not have other assets capable of generating income sufficient to fund PWC’s ongoing interest and dividend obligations.

(e)   Direct Participation by PWC Securityholders in Future Growth of the Bank. PWC Securityholders who receive Bank Common Shares pursuant to the Amalgamation will continue to have the opportunity to participate in any future increase in value of VersaBank, which should be enhanced by the value added by the PWC tax loss carry-forwards that should be available to the Bank following completion of the Transaction.

(f)    Fairness Opinions and Formal Valuation. The PWC Board and the PWC Independent Committee received the Crosbie Fairness Opinions and Formal Valuations which state that, as of November 15, 2016 and subject to the assumptions, limitations and qualifications set forth in the Crosbie Fairness Opinions and Formal Valuations: (i) the PWC Recapitalization, the Debt Satisfaction and the consideration to be received pursuant to the Amalgamation by holders of PWC Common Shares is fair, from a financial point of view, to holders of PWC Common Shares, other than the Excluded Shareholders; (ii) the consideration to be received by holders of PWC Class B Preferred Shares pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders; and (iii) the consideration to be received by the holders of PWC Series C Notes pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders. In addition, Crosbie, under the supervision of the PWC Independent Committee, prepared formal written valuations of the PWC Common Shares and of the Bank Common Shares to be received by holders of PWC Common Shares pursuant to the Amalgamation. Subject to the assumptions, limitations and qualifications set forth in the Crosbie Fairness Opinions and Formal Valuations, Crosbie is of the opinion that, as of November 15, 2016, the fair market value of the PWC Common Shares is in the range of $0.05 to $0.49 per PWC Common Share and the fair market value of the Bank Common Shares is in the range of $6.24 to $7.97 per Bank Common Share.

(g)   Allocation of Bank Common Shares. The PWC Board considered and received advice from its financial advisors on the impact of the Transaction on the holders of PWC Securities as well as debtholders and other stakeholders of PWC and determined that the number of Bank Common Shares to be received by the holders of each class of PWC Securities under the Transaction was reasonable and fair to each class.

(h)   Treatment of PWC Class A Preferred Shares and PWC 7.5% Notes. The PWC Board considered whether the PWC Recapitalization should include an exchange of the PWC Class A Preferred Shares and the PWC 7.5% Notes for PWC Common Shares. The PWC Board ultimately determined that it was inappropriate to give the holders of PWC Class A Preferred Shares and PWC 7.5% Notes material influence over the success of the Transaction given that the aggregate value of their securities is immaterial in the context of the Transaction.

(i)    Value to be Received by the Holders of PWC Series C Notes. The PWC Board considered the advice they received to the effect that the value range for the Bank Common Shares to be indirectly issued to PWC Series C Noteholders pursuant to the Transaction, as outlined in the Crosbie Fairness Opinions and Formal Valuations, includes amounts equal to or greater than the amount required to satisfy repayment of the principal amount of the PWC Series C Notes at maturity. Further, the PWC Board considered that based on the pro forma book value of the Bank Common Shares, holders of PWC Series C Notes will receive value approximately equal to the principal amount and interest owing on the PWC Series C Notes through the closing of the Transaction, assuming that the Transaction is completed in the first quarter of calendar year 2017, as currently anticipated. The PWC Board also considered that the holders of PWC Series C Notes would be provided with PWC Series C Dissent Rights in the context of the Transaction, even though these PWC Series C Dissent Rights are not required under the terms of the Series C Indenture or applicable law.

(j)    Value to be Received by the Holders of PWC Class B Preferred Shares. The PWC Board considered that the value range for the Bank Common Shares indirectly issued to PWC Class B Preferred Shareholders pursuant to the Transaction, as outlined in the Crosbie Fairness Opinions and Formal Valuations, includes amounts that are greater than the market price of the PWC Class B Preferred Shares as of the date of the announcement of the Initially Proposed Transaction on September 12, 2016 and the announcement of the amended terms of the Transaction on November 15, 2016.

(k)   Value to be Received by the Holders of PWC Common Shares. The PWC Board considered that the value range for the Bank Common Shares indirectly issued to PWC Common Shareholders, as outlined in the Crosbie Fairness Opinions and Formal Valuations, includes values that are equal to or greater than the market price of the PWC Common

Shares as of the date of the announcement of the amended terms of the Transaction on November 15, 2016. The PWC Board also considered that in the absence of the Amalgamation, which requires approval by the PWC Common Shareholders, the tax loss carry-forwards of PWC would not be available to the Bank and it is unlikely that material value would be realized for such tax loss carry-forwards. Alternatives to the Transaction, including a distribution or transfer of PWC’s assets to holders of PWC Securities, would result in the value of the tax loss carry-forwards being lost. Accordingly, the holders of PWC Common Shares should receive a portion of the value attributable to the tax loss carry-forwards of PWC given that other classes of PWC Securities are also expected to benefit from such value.

(l)    Compliance with Terms of the Series C Indenture. The PWC Board considered the fact that the PWC Series C Amendments will be sought in accordance with the terms of the PWC Series C Indenture governing the rights of the holders of PWC Series C Notes. The Series C Indenture expressly contemplates that modifications of, or changes in, the provisions of the Series C Indenture require the approval of not less than 66 2/3% of the votes given on a poll at a meeting of all PWC Series C Noteholders. In the past, PWC has amended fundamental terms of the Series C Indenture by way of an amendment to the Series C Indenture in the same manner as is contemplated in the present circumstances.

(m)  Previous Amendments to the PWC Class B Preferred Shares. The PWC Board considered the fact that, in the past, PWC has amended the terms of the PWC Class B Preferred Shares by way of articles of amendment, including to amend the amount of the dividend and offer limited redemption rights, in the same manner as is contemplated in the present circumstances.

(n)   Simplified Corporate and Capital Structure. PWC is a holding company that currently owns approximately 62.8% of the outstanding VersaBank Common Shares. The proposed Transaction will result in a simplified corporate and capital structure for the combined enterprise which is expected to enable the Bank to further unlock value for its shareholders (including, as a result of the Amalgamation, the former PWC Securityholders).

(o)   Improved Liquidity. The Bank Common Shares to be received by PWC Securityholders will have greater liquidity than the limited liquidity of the PWC Securities. In addition, present holders of PWC Securities will benefit from having a direct investment in the Bank, as opposed to their current indirect investment through the PWC holding company structure.

(p)   Improved Access to Capital Markets. The Bank is expected to have better access to third-party investors who will be more attracted to the Bank’s simplified corporate and capital structure and improved liquidity as compared to the two-tier structure prior to the Transaction.

(q)   Avoidance of Duplicative Costs. The Transaction will result in the avoidance of duplicative costs and resources associated with the current structure, including (among others) those arising as a result of the duplication of management efforts, and board and public company activities and expenses.

(r)    Required Securityholder Approval. The PWC Board considered that 66 2/3%  of the votes cast by the holders of each of the PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes must approve their respective resolution, as well as “minority approval” by the holders of PWC Common Shares pursuant to MI 61-101.

(s)    Dissent Rights. PWC Common Shareholders, PWC Class B Preferred Shareholders and PWC Series C Noteholders have been provided with the right to exercise Dissent Rights.

(t)    The Terms of the Pre-Amalgamation Agreement. Under the Pre-Amalgamation Agreement, the PWC Board remains able to respond, in accordance with its fiduciary duties, to unsolicited Acquisition Proposals that constitute or could reasonably be expected to constitute or lead to a Superior Proposal. In addition, no termination fee is payable by PWC in connection with the termination of the Pre-Amalgamation Agreement or the Amalgamation Agreement.

The foregoing is intended to be a summary of certain of the reasons the PWC Board, after consultation with its financial and legal advisors, and on the unanimous recommendation of the PWC Independent Committee, has determined that the Transaction is in the best interests of PWC and fair to PWC Securityholders, and unanimously recommends that holders of PWC Securities vote FOR their respective resolutions in connection with the Transaction.  See also “Particulars of the Transaction — Recommendation of the PWC Independent Committee”, “— Recommendation of the PWC Board”, “— Reasons for and other Consideration in Relation to the Transaction”, “— Crosbie Fairness Opinions and Formal Valuations” and the full text of the Crosbie Fairness Opinions and Valuations attached as Appendix E to this PWC Circular, “Forward-Looking Information” and “Risk Factors” among the other provisions of this PWC Circular.

Q.               What will PWC Common Shareholders receive in the Transaction?

A.               Every 54.508758 PWC Common Shares will be exchanged for one (1) Bank Common Share.

Q.               What will PWC Class B Preferred Shareholders receive in the Transaction?

A.               Effectively, each PWC Class B Preferred Share will be exchanged for approximately 2.793 Bank Common Shares.

Q.               What will PWC Series C Noteholders receive in the Transaction?

A.               Effectively, each $1,000 in principal amount of PWC Series C Notes will be exchanged for approximately 137.009 Bank Common Shares.

Q.               What will PWC Class A Preferred Shareholders and holders of PWC 7.5% Notes receive in the Transaction?

A.               PWC will redeem all PWC Class A Preferred Shares and PWC 7.5% Notes for a cash payment in accordance with their terms.

Q.               What is required for the Transaction to become effective?

A.               The Transaction is subject to a number of conditions, including the following (among others):

(a)   the PWC Common Shareholders Resolution must be approved by:

(i)    not less than 66 2/3% of the votes cast at the PWC Common Shareholders Meeting; and

(ii)   a majority of the votes cast by PWC Common Shareholders, other than those required to be excluded in determining such approval pursuant to MI 61-101 and the rules and policies of the TSX;

(b)   the PWC Class B Preferred Shareholders Resolution must be approved by not less than 66 2/3% of the votes cast at the PWC Class B Preferred Shareholders Meeting;

(c)   the PWC Series C Noteholders Resolution must be approved by not less than 66 2/3% of the votes cast at the PWC Series C Noteholders Meeting;

(d)   the Amalgamation Resolution must be approved by not less than 66 2/3% of the votes cast at the VersaBank Meeting; and

(e)   the Amalgamation must be approved by the Minister under section 228 of the Bank Act (Canada).

Q.               When do you expect the Transaction to be completed?

A.               If the necessary approvals, including the PWC Securityholder Approvals, the VersaBank Shareholder Approval and the Required Regulatory Approvals are obtained, it is currently anticipated that the Transaction will be completed in the first quarter of calendar 2017.

Q.               Am I entitled to vote?

A.               Only PWC Common Shareholders, PWC Class B Preferred Shareholders and PWC Series C Noteholders who are holders of record as at November 23, 2016 (the “Record Date”) are entitled to receive notice of and vote at the PWC Common Shareholders Meeting, the PWC Class B Preferred Shareholders Meeting and the PWC Series C Noteholders Meeting, respectively, either in person or by proxy.

Q.               How can I vote?

A.               Registered PWC Securityholders as at the Record Date may attend the applicable PWC Meeting to vote in person. If you are a Registered PWC Securityholder and do not plan to attend the applicable PWC Meeting, you may vote by submitting a proxy form. You may receive more than one set of voting materials and multiple proxy forms if you hold multiple types of PWC Securities. If you receive multiple proxy forms, please complete, sign, date and return each proxy form that you receive or otherwise follow the voting instructions set forth in this PWC Circular to ensure that you vote every PWC Security that you hold.

PWC Common Shareholders should complete and return each proxy form accompanying this PWC Circular and the Joint Disclosure Booklet as instructed and by no later than 10:30 a.m. (Toronto time) on December 28, 2016 (or no later than 48 hours, excluding Saturday, Sundays and holidays, before any reconvened meeting if the PWC Common Shareholders Meeting is adjourned or postponed).

PWC Class B Preferred Shares should complete and return each proxy form accompanying this PWC Circular and the Joint Disclosure Booklet as instructed and by no later than 10:30 a.m. (Toronto time) on December 28, 2016 (or no later than 48 hours, excluding Saturday, Sundays and holidays, before any reconvened meeting if the PWC Class B Preferred Shareholders Meeting is adjourned or postponed).

PWC Series C Noteholders should complete and return each proxy form accompanying this PWC Circular and the Joint Disclosure Booklet as instructed and by no later than 10:30 a.m. (Toronto time) on December 28, 2016 (or no later than 48 hours, excluding Saturday, Sundays and holidays, before any reconvened meeting if the PWC Series C Noteholders Meeting is adjourned or postponed).

Registered PWC Securityholders may vote via any of the following ways:

•      in person at the applicable PWC Meeting(s);

•      online at www.investorvote.com and entering the 15-digit control number found on the form of proxy you received;

•      telephone by calling Computershare Investor Services Inc. at 1-866-732-8683; or

•      mail your completed, signed form of proxy to:

Computershare Investor Services Inc.
Attention: Proxy Department
8th Floor, 100 University Avenue,
Toronto, ON M5J 2Y1

If you are a Beneficial PWC Securityholder, you will have received this PWC Circular and the Joint Disclosure Booklet from your Intermediary along with a voting instruction form. You may receive more than one set of voting materials and multiple proxy forms or voting instruction forms if you hold multiple types of PWC Securities or multiple accounts. You are required to reach out to your intermediary to provide instructions as to how to vote your PWC Securities. If you receive multiple proxy forms or voting instruction forms, please complete, sign, date and return each proxy form or voting instruction form that you receive to ensure that you vote every PWC Security that you hold.

Beneficial PWC Securityholders may vote via any of the following ways:

•      online at www.proxyvote.com and entering the 16-digit control number found on the voting instruction form you received;

•      mail in your completed, signed voting instruction form, using the postage paid envelope included in your package; or

•      telephone by calling your intermediary and providing your voting instructions.

Q.               Who votes my securities and how will they be voted if I return a form of proxy?

A.               The PWC Securities represented by proxies will be voted in favour or voted against the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution or the PWC Series C Noteholders Resolution, as applicable, by the persons designated in the proxies in accordance with the direction of the PWC Securityholders appointing them. In the event that no specification is made in the proxies given in favour of management nominees, the PWC Securities represented by such proxies will be voted by the proxy nominees FOR the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution or the PWC Series C Noteholders Resolution, as applicable.

Q.               Can I appoint someone other than the individuals named in the enclosed form of proxy to vote my securities?

A.               Yes, you have the right to appoint the person of your choice, who does not need to be a PWC Securityholder, to attend and act on your behalf at the applicable PWC Meeting. If you wish to appoint a person other than the names that appear, then strike out those printed names appearing on the form of proxy and insert the name of your chosen proxyholder in the space provided or submit another appropriate form of proxy permitted by law, and in either case, send or deliver the completed proxy to the offices of Computershare Investor Services Inc. before the above-mentioned deadline. IF YOU APPOINT A NON-MANAGEMENT PROXYHOLDER PLEASE MAKE THEM AWARE AND ENSURE THEY WILL ATTEND THE APPLICABLE MEETING(S) FOR THE VOTE TO COUNT.

Q.               Can I revoke a proxy or voting instruction?

A.               A PWC Common Shareholder or a PWC Class B Preferred Shareholder may revoke a proxy:

(a)           by an instrument in writing executed by the PWC Common Shareholders or PWC Class B Preferred Shareholder, as applicable, or by an attorney in writing or, if the PWC Common Shareholder or PWC Class B Preferred Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited:

(i)          at the registered office of PWC at any time up to and including the last business day preceding the date of the PWC Common Shareholders Meeting or the PWC Class B Preferred Shareholders Meeting, as applicable, or any postponements or adjournments thereof; or

(ii)         with the chair of the PWC Common Shareholders Meeting or the chair of the PWC Class B Preferred Shareholders Meeting on December 30, 2016 or any postponements or adjournments of the PWC Common Shareholders Meeting or PWC Class B Preferred Shareholders Meeting, as applicable; or

(b)           in any other manner permitted by law.

A PWC Series C Noteholder may revoke a proxy:

(c)           by an instrument in writing executed by the PWC Series C Noteholder or by an attorney in writing or, if the PWC Series C Noteholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited:

(i)          with Computershare Trust Company of Canada located at at 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, at any time up to and including the last business day preceding the date of the PWC Series C Noteholders Meeting or any postponement or adjournment thereof; or

(ii)         with the chair of the PWC Series C Noteholders Meeting on December 30, 2016 or any postponement or adjournment of the PWC Series C Noteholders Meeting; or

(d)           in any other manner permitted by law.

Q.               How will I receive my new Bank Common shares upon completion of the Transaction?

A.               In order for a Registered PWC Securityholder to receive Bank Common Shares on completion of the Transaction, such Registered PWC Securityholder must deposit with Computershare Investors Services Inc. (the “Depositary”) duly completed Letter(s) of Transmittal together with the holder’s certificates representing PWC Securities and such other documents as may be required by the Depositary.

PWC Securityholders whose PWC Securities are registered in the name of a broker, dealer, bank, trust company, or another Intermediary must contact their Intermediary to exchange their PWC Securities.

As soon as practicable following the Effective Time, the Bank shall deliver or arrange to be delivered to the Depositary the aggregate number of Bank Common Shares issuable pursuant to the Amalgamation Agreement, which Bank Common Shares shall be held by the Depositary as agent and nominee for former PWC Securityholders for distribution to such former holders.

Q.               What do I need to do now?

A.               Carefully read and consider the information contained, and incorporated by reference into, this PWC Circular and the Joint Disclosure Booklet. You are required to make an important decision. If you have any questions about deciding how to vote, you should contact your own legal, tax, financial or other professional advisor. Your vote is important and you are encouraged to vote promptly.

Q.               What if I have other questions?

A.               Securityholders that have questions regarding the Transaction or require further assistance are encouraged to contact the proxy solicitation and information agent, Kingsdale Shareholder Services, by: (i) telephone, toll-free in North America at 1-877-659-1819 or at 1-416-867-2272 outside of North America; or (ii) e-mail to contactus@kingsdaleshareholder.com.

MANAGEMENT INFORMATION CIRCULAR

This PWC Circular is furnished in connection with the solicitation of proxies by the management of PWC for use at the PWC Meetings to be held on December 30, 2016, at the place and time and for the purposes set forth in the accompanying notices of meetings.

Information in this PWC Circular and the Joint Disclosure Booklet

The information contained in this PWC Circular and the Joint Disclosure Booklet is given as at November 18, 2016, except where otherwise noted and except that information in documents incorporated by reference is given as of the dates noted therein. No person has been authorized to give any information or to make any representation in connection with the Transaction and other matters described herein other than those contained in this PWC Circular and the Joint Disclosure Booklet and, if given or made, any such information or representation should be considered not to have been authorized by PWC or VersaBank.

This PWC Circular and the Joint Disclosure Booklet does not constitute the solicitation of an offer to purchase, or the making of an offer to sell, any securities or the solicitation of a proxy by any person in any jurisdiction in which such solicitation or offer is not authorized or in which the person making such solicitation or offer is not qualified to do so or to any person to whom it is unlawful to make such solicitation or offer.

Information contained in this PWC Circular and the Joint Disclosure Booklet should not be construed as legal, tax or financial advice and PWC Securityholders are urged to consult their own professional advisors in connection therewith.

Descriptions in this PWC Circular and the Joint Disclosure Booklet of the terms of the Pre-Amalgamation Agreement, the Amalgamation Agreement, the Debt Satisfaction Agreement, the Loan Facility or the Crosbie Fairness Opinions and Formal Valuations are summaries of the terms of those documents. PWC Securityholders should refer to the full text of each of these documents. The Amalgamation Agreement, the Pre-Amalgamation Agreement, the Debt Satisfaction Agreement, and the Loan Facility, and amendments thereto, can be found under PWC’s profile on SEDAR. The Crosbie Fairness Opinions and Formal Valuations, the PWC Class B Articles of Amendment and the PWC Supplemental Indenture are appended to this PWC Circular as Appendix E, F and G. You are urged to carefully read the full text of these documents.

Information Pertaining to VersaBank

Certain information in this PWC Circular and the Joint Disclosure Booklet pertaining to VersaBank, including, but not limited to, information pertaining to VersaBank under “Information Concerning VersaBank”, which is attached as Schedule B in the Joint Disclosure Booklet has been furnished by VersaBank, or is derived from VersaBank’s publicly available documents or records on file with securities regulatory authorities and other public sources at the time of this PWC Circular. Although PWC does not have any knowledge that would indicate that such information is untrue or incomplete, neither PWC nor any of its directors or officers assume any responsibility for the accuracy or completeness of such information, or for the failure by VersaBank to disclose events or information that may affect the completeness or accuracy of such information.

For further information regarding VersaBank, please refer to its filings with securities authorities which may be obtained through the SEDAR website at www.sedar.com.

Forward-Looking Information

This PWC Circular, the Joint Disclosure Booklet, and the documents incorporated by reference in this PWC Circular or the Joint Disclosure Booklet, contain forward-looking information within the meaning of the applicable securities legislation that are based on expectations, estimates and projections as at the date of this PWC Circular and the Joint Disclosure Booklet or the dates of the documents incorporated by reference in this PWC Circular and the Joint Disclosure Booklet, as applicable. This forward-looking information includes but is not limited to statements and information concerning: the Transaction and related transactions, including the Redemptions; covenants of PWC and VersaBank; the timing for the implementation of the Transaction and the potential risks and benefits of the Transaction; the likelihood of the Transaction being completed; the principal steps of the PWC Recapitalization and the Amalgamation; receipt of the PWC Securityholder Approvals, the VersaBank Shareholder Approval and the Required Regulatory Approvals; future growth and potential achievement of the Bank; trading price of securities of the Bank; board and management team of the Bank following the completion of the Transaction; statements made in, and based upon, the Crosbie Fairness Opinions and Formal Valuations; statements relating to the business, future activities of, and developments related to PWC and VersaBank after the date of this PWC Circular and the Joint Disclosure Booklet and prior to the Effective Time; statements relating to the business, future activities of, and developments related to the Bank after the Effective Date; market position, and future financial or operating performance of the Bank; liquidity of the Bank’s securities; access to capital markets by the Bank; pro forma consolidated financial statements of the Bank and statements based on such financial statements; and other events or conditions that may occur in the future.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often but not always are accompanied by phrases such as ‘‘expects’’, ‘‘is expected’’, ‘‘anticipates’’, ‘‘plans’’, ‘‘budget’’, ‘‘scheduled’’, ‘‘forecasts’’, ‘‘estimates’’, ‘‘believes’’, “aims”, “endeavours”, “projects”, “continue”, “predicts”, “potential”, ‘‘intends’’, or the negative of these terms or variations of such words and phrases or stating that certain actions, events or results ‘‘may’’, ‘‘could’’, ‘‘would’’, ‘‘might’’, ‘‘will’’, “should”, be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information and are intended to identify forward-looking information.

This forward-looking information is based on the beliefs of PWC and VersaBank’s management, as the case may be, as well as on assumptions, which such management believes to be reasonable based on information currently available at the time such statements were made. However, there can be no assurance that the forward-looking information will prove to be accurate. Such assumptions and factors include, among other things, the satisfaction of the terms, covenants and conditions of the Pre-Amalgamation Agreement and the Amalgamation Agreement, including the receipt of the PWC Securityholder Approvals, the VersaBank Shareholder Approval and the Required Regulatory Approvals.

By its nature, forward-looking information is based on assumptions and involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of PWC, VersaBank, or the Bank to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Forward-looking information is subject to a variety of risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by forward-looking information, including, without limitation: the Pre-Amalgamation Agreement and the Amalgamation Agreement may be terminated in certain circumstances; the terms of the Pre-Amalgamation Agreement and the Amalgamation Agreement

in respect of restricting third parties from making an Acquisition Proposal; the certainty that all conditions precedent to the Pre-Amalgamation Agreement and the Amalgamation Agreement will be satisfied or, if not satisfied, waived (or not waived) by either PWC or VersaBank, notably in respect of any conditions relating to the valid exercise of the applicable Dissent Rights; the failure to obtain the financing necessary to complete the Redemptions; general business, economic, competitive, political, regulatory and social uncertainties; risks related to factors beyond the control of PWC or VersaBank; risks that PWC and VersaBank may not realize the benefits currently anticipated by the Transaction and other related transactions; the fact that PWC and VersaBank will incur costs even if the Transaction is not completed; risks related to the business of PWC and VersaBank before the Amalgamation; risks related to political developments and policy shifts; risks related to amendments to laws; risks related to the market value of PWC Securities and Bank Shares; and delays in obtaining the Required Regulatory Approvals. Additional risks and uncertainties regarding PWC are described in its management’s discussion and analysis of operations and financial condition for the year ended October 31, 2015 which is available on SEDAR at www.sedar.com.

Some of the important risks and uncertainties that could affect forward-looking information are described further in this PWC Circular, Joint Disclosure Booklet, and in other documents incorporated by reference in this PWC Circular or the Joint Disclosure Booklet. Although PWC has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information. This forward-looking information is made as of the date of this PWC Circular and the Joint Disclosure Booklet, and other than as required by applicable Securities Laws, PWC assumes no obligation to update or revise them to reflect new events or circumstances.

Notice to PWC Securityholders in the United States

PWC is a corporation organized under the laws of Canada. The solicitation of proxies involves securities of a Canadian issuer and is being effected in accordance with applicable corporate and securities laws in Canada and is not subject to the requirements of Section 14(a) of the Exchange Act, based on exemptions from the proxy solicitation rules for “foreign private issuers” (as such term is defined in Rule 3b-4 under the Exchange Act). PWC Securityholders should be aware that the requirements applicable to PWC under Canadian laws may differ from requirements under corporate and securities laws relating to corporations in other jurisdictions.

The Amalgamation involves the distribution of Bank Common Shares to PWC Securityholders in the United States in exchange for their PWC Common Shares.  Each of PWC and VersaBank are entities incorporated and existing outside of the United States.  The Amalgamation is subject to the disclosure requirements of a foreign jurisdiction, which are different from those of the United States. The Bank Common Shares to be issued to PWC Securityholders in the United States pursuant to the Amalgamation have not been registered under the U.S. Securities Act or the securities laws of any state of the United States and are being issued to PWC Securityholders in the United States in reliance on the exemption from registration set forth in Rule 802 under the U.S. Securities Act and exemptions provided under the securities laws of each applicable state of the United States.  Rule 802 under the U.S. Securities Act provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in exchange for securities of a foreign subject company where:

•                  the subject company (the Bank) is a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act;

•                  PWC Securityholders and VersaBank Shareholders in the United States hold no more than 10 percent (10%) of the securities that are the subject of the Amalgamation;

•                  PWC Securityholders and VersaBank Shareholders in the United States participate in the Amalgamation on terms at least as favourable as those offered to any other holder of the subject securities;

•                  an informational document in connection with the Amalgamation is published or disseminated to PWC Securityholders in the United States, complying with the disclosure requirements set forth in Rule 802 under the U.S. Securities Act, on a comparable basis to that provided to holders of the subject securities in the foreign subject company’s home jurisdiction; and

•                  the informational document, including any amendments thereto, is furnished to the United States Securities and Exchange Commission on Form CB together with a Form F-X  to appoint an agent for service of process in the United States.

This PWC Circular will be filed with the United States Securities and Exchange Commission on Form CB.

The Bank Common Shares to be issued pursuant to the Amalgamation will be unregistered “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act to the same extent and proportion that the securities exchanged by PWC Securitholders in the United States pursuant to the Amalgamation were restricted securities.

PWC Securityholders in the United States that hold PWC Common Shares that are not restricted securities under Rule 144 will receive Bank Common Shares that are unrestricted securities and such PWC Securityholders in the United States that are not deemed to be affiliates of the Bank after completion of the Amalgamation may freely re-sell their securities under U.S. securities laws.  As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the issuer.  PWC Securityholders that hold PWC Common Shares that are restricted securities under Rule 144 will receive Bank Common Shares that are restricted securities under Rule 144.  Restricted securities may not be sold or transferred unless registered under the U.S. Securities Act or an exemption from registration is available.

PWC Securityholders in the United States that receive Bank Common Shares as part of the Amalgamation and that are affiliates of the Bank within 90 days before the Amalgamation or who will be affiliates of the Bank after the Amalgamation will be subject to restrictions on resale imposed by the U.S. Securities Act with respect to the Bank Common Shares issued pursuant to the Amalgamation. These affiliates may not resell their Bank Common Shares unless such shares are registered under the U.S. Securities Act or an exemption from registration is available. In general, under Rule 144 of the U.S. Securities Act, persons who are affiliates of the Bank after the Amalgamation will be entitled to sell in the United States, during any three month period, a portion of the Bank Common Shares that they receive in connection with the Amalgamation, provided that the number of such Bank Common Shares sold does not exceed one percent of the then outstanding class of Bank Common Shares subject to specific restrictions on manner of sale, notice requirements, aggregation rules and the availability of current public information about the Bank.

Subject to certain limitations, at any time that the Bank is a “foreign private issuer” (as defined in Rule 405 under the U.S. Securities Act), PWC Securityholders in the United States that receive Bank Common Shares as part of the Amalgamation and that are affiliates (solely by virtue of such holders status as an officer or director) of the Bank after the Amalgamation or of the Bank within 90 days before the Amalgamation may immediately resell the Bank Common Shares outside the United States without registration under the U.S. Securities Act pursuant to Regulation S.  Generally, such persons may resell such securities in an “offshore transaction” if (i) no offer is made to a person in the United States; (ii) either (A) at the time the buyer’s buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf reasonably believes that the buyer is outside the United States, or (B) the transaction is executed in, on or through a “designated offshore securities market” (which would include a sale through the TSX) if neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States;  and (iii) neither the seller, any affiliate of the seller or any person acting on any of their behalf engages in any “directed selling efforts” in the United States.  For the purposes of Regulation S, “directed selling efforts” means “any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered” in the resale transaction.  Certain additional restrictions will apply to a person who is an affiliate of the Bank after the Amalgamation or of the Bank within 90 days before the Amalgamation other than solely by virtue of such holders status as an officer or director.  The Bank is under no obligation to remain a foreign private issuer.

The Bank Common Shares issuable upon exercise of the PWC Replacement Options may not be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereof and the PWC Replacement Options may be exercised in the United States or for the account or benefit of a U.S. Person only pursuant to an available exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. Prior to the issuance of Bank Common Shares upon exercise of the PWC Replacement Options, the Bank may require evidence (which may include in an opinion of counsel) reasonably satisfactory to the Bank to the effect that the issuance of such Bank Common Shares in the capital of the Bank do not require registration under the U.S. Securities Act or applicable state securities laws.

Bank Common Shares in the capital of the Bank received upon exercise of the PWC Replacement Options by PWC Option holders in the United States or who are U.S. Persons will be “restricted securities”, as such term is defined in Rule 144 under the U.S. Securities Act, and may not be resold unless such securities are registered under the U.S. Securities Act and all applicable state securities laws or unless an exemption from such registration requirements is available.

PWC Securityholders in the United States that receive Bank Common Shares as part of the Amalgamation are urged to consult with their own legal counsel to ensure that the resale of the Bank Common Shares complies with applicable securities legislation.

The enforcement of civil liabilities under the securities laws of other jurisdictions outside Canada may be affected adversely by the fact that PWC is organized under the laws of Canada, that all or substantially all of its assets are located in Canada and that all or substantially all of its directors and executive officers are residents of Canada. You may not be able to sue PWC or its directors or officers in a Canadian court for violations of foreign securities laws. It may be difficult to compel PWC to subject itself to a judgment of a court outside Canada. Accordingly, PWC Securityholders resident in the United States should not assume that Canadian courts: (a) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the securities laws of the United States or “blue sky” laws of any state within the United States or (b) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the securities laws of the United States or “blue sky” laws of any state within the United States.

All financial statements incorporated by reference herein and in the Joint Disclosure Booklet have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Such financial statements may not be comparable to financial statements of United States companies.

THIS TRANSACTION AND THE SECURITIES ISSUABLE IN CONNECTION WITH THE TRANSACTION HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY SECURITIES REGULATORY AUTHORITY, INCLUDING THE UNITED STATES SECURITIES AND EXCHANGE COMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, NOR HAS ANY SECURITIES REGULATORY AUTHORITY, INCLUDING THE UNITED STATES SECURITIES AND EXCHANGE COMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PWC CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE.

PWC Securityholders who are foreign taxpayers should be aware that the Transaction described in this PWC Circular may have tax consequences both in Canada and such foreign jurisdiction. Such consequences for PWC Securityholders are not described in this PWC Circular. PWC Securityholders who are foreign taxpayers are advised to consult their tax advisors to determine the particular tax consequences to them of the Transaction contemplated in this PWC Circular.

Currency

All currency amounts referred to in this PWC Circular and the Joint Disclosure Booklet are in Canadian dollars, unless otherwise indicated.

Glossary of Terms

Certain terms used in this PWC Circular and the Joint Disclosure Booklet have the meanings set forth in Appendix A to this PWC Circular, unless such terms are defined elsewhere in this PWC Circular or the Joint Disclosure Booklet.

INFORMATION CONCERNING THE MEETINGS

Date, Time and Place of the PWC Meetings

The PWC Common Shareholders Meeting will be held at 9:00 a.m. (Toronto time) on December 30, 2016, at the offices of Stikeman Elliott LLP, 199 Bay Street, Commerce Court West, Suite 5300, Toronto, Ontario, Canada, unless adjourned or postponed.

The PWC Class B Preferred Shareholders Meeting will be held at 9:45 a.m. (Toronto time) on December 30, 2016, at the offices of Stikeman Elliott LLP, 199 Bay Street, Commerce Court West, Suite 5300, Toronto, Ontario, Canada, unless adjourned or postponed.

The PWC Series C Noteholders Meeting will be held at 10:30 a.m. (Toronto time) on December 30, 2016, at the offices of Stikeman Elliott LLP, 199 Bay Street, Commerce Court West, Suite 5300, Toronto, Ontario, Canada, unless adjourned or postponed.

Purpose of the PWC Meetings

At the PWC Common Shareholders Meeting, PWC Common Shareholders will be asked to consider and, if deemed advisable, to pass the PWC Common Shareholders Resolution (a copy of which is attached as Appendix B to this PWC Circular) and such other business as may properly come before the PWC Common Shareholders Meeting. As of the date of this PWC Circular and the Joint Disclosure Booklet, management of PWC knows of no other matter expected to come before the PWC Common Shareholders Meeting, other than the vote on the PWC Common Shareholders Resolution.

At the PWC Class B Preferred Shareholders Meeting, PWC Class B Preferred Shareholders will be asked to consider and, if deemed advisable, to pass the PWC Class B Preferred Shareholders Resolution (a copy of which is attached as Appendix C to this PWC Circular) and such other business as may properly come before the PWC Class B Preferred Shareholders Meeting. As of the date of this PWC Circular and the Joint Disclosure Booklet, management of PWC knows of no other matter expected to come before the Class B Preferred Shareholders Meeting, other than the vote on the PWC Class B Preferred Shareholders Resolution.

At the PWC Series C Noteholders Meeting, PWC Series C Noteholders will be asked to consider and, if deemed advisable, to pass the PWC Series C Noteholders Resolution (a copy of which is attached as Appendix D to this PWC Circular) and such other business as may properly come before the PWC Series C Noteholders Meeting. As of the date of this PWC Circular and the Joint Disclosure Booklet, management of PWC knows of no other matter expected to come before the PWC Meeting, other than the vote on the PWC Series C Noteholders Resolution.

PWC Securityholders Entitled to Vote

PWC Common Shareholders, PWC Class B Preferred Shareholders and PWC Series C Noteholders as at November 23, 2016 (the “Record Date”) are entitled to receive notice of and vote at the PWC Common Shareholders Meeting, the PWC Class B Preferred Shareholders Meeting and the PWC Series C Noteholders Meeting, respectively, either in person or by proxy.

Quorum for the PWC Common Shareholders Meeting shall be two or more persons who are present in person and either hold personally, or represent by proxy, not less than 5% of the aggregate number of PWC Common Shares.

Quorum for the PWC Class B Preferred Shareholders Meeting shall be holders who are present in person and either hold personally, or represent by proxy, at least 1% of the aggregate number of PWC Class B Preferred Shares.

Quorum for the PWC Series C Noteholders Meeting shall be PWC Series C Noteholders who are present in person or represented by proxy holding not less than 25% in aggregate principal amount of the PWC Series C Notes for the time being outstanding.

Only PWC Common Shareholders, PWC Class B Preferred Shareholders and PWC Series C Noteholders whose names have been entered in the registers of PWC as at the close of business on the Record Date will be entitled to receive notice of and vote at the PWC Common Shareholders Meeting, the PWC Class B Preferred Shareholders Meeting and the PWC Series C Noteholders Meeting, respectively. PWC Securities held through a broker, investment dealer, bank, trust company or other Intermediary, will be voted by the registered holder thereof, in accordance with the instructions given by the beneficial holder of such PWC Security to such Intermediary. No other securityholders are entitled to vote at the PWC Meetings other than PWC Common Shareholders, the PWC Class B Preferred Shareholders and the PWC Series C Noteholders.

As of the Record Date, there were: (i) 44,592,260 PWC Common Shares outstanding; (ii) 1,094,058 Class B Preferred Shares outstanding; and (iii) $61,686,000 aggregate principal amount of PWC Series C Notes outstanding. Each PWC Common Share and PWC Class B Preferred Share entitles the holder thereof to one vote at the PWC Common Shareholders Meeting and the PWC Class B Preferred Shareholders Meeting, respectively. Each PWC Series C Noteholder is entitled to one vote at the PWC Series C Noteholders Meeting in respect of each $1,000 principal amount of PWC Series C Notes held by such PWC Series C Noteholder.

To the best knowledge of PWC, as at the Record Date, no person or company beneficially owned, or exercised control or direction, directly or indirectly, over more than 10% of the PWC Common Shares, PWC Class B Preferred Shares, or PWC Series C notes other than:

Name	Type of PWC Security	Number of Securities	Percentage of outstanding
340268 Ontario Limited(1)(2)	PWC Common Shares	7,055,624	15.82%
340268 Ontario Limited(1)(2)	PWC Series C Notes	$22,499,000	36.47%
Estate of Eugene George	PWC Common Shares	6,900,000	15.47%

Notes:

(1)                                 Patrick George, a director of PWC, is president of 340268. 340268 also beneficially owns or exercises control or direction over 217 PWC Class B Preferred Shares (representing approximately 0.02% of the outstanding PWC Class B Preferred Shares as of the Record Date).

(2)                                 Patrick George, a director of PWC and president of 340268, beneficially owns or exercises control or direction over: (i) 835,082 PWC Common Shares (representing approximately 1.87% of the outstanding PWC Common Shares as of the Record Date); (ii) 5,000 PWC Class A Preferred Shares (representing approximately 1.59% of the outstanding PWC Class A Preferred Shares as of the Record Date); (iii) 682 PWC Class B Preferred Shares (representing approximately 0.06% of the outstanding PWC Class B Preferred Shares as of the Record Date); and (iv) $5,368,000 in principal amount of PWC Series C Notes (representing approximately 8.70% of the outstanding PWC Series C Notes as of the Record Date).

Solicitation of Proxies

This PWC Circular and Joint Disclosure Booklet is furnished to holders of PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes in connection with the solicitation of proxies by or on behalf of management of PWC for use at the PWC Meetings. It is expected that the solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally or by telephone by officers and directors and other representatives of PWC, as the case may be.

PWC has retained Kingsdale Shareholder Services (the “Proxy Solicitation and Information Agent”) to assist in the solicitation of proxies and may also retain other persons as it deems necessary to aid in the solicitation of proxies with respect to the PWC Meetings. PWC, VersaBank, and the Proxy Solicitation and Information Agent entered into an engagement agreement with customary terms and conditions, which provides that the Proxy Solicitation and Information Agent will be paid a strategic advisory and proxy solicitation management fee of $150,000, plus out-of-pocket expenses, and a fee of $50,000 if the PWC Securityholder Approvals and the VersaBank Shareholder Approval are obtained. The costs related to the Proxy Solicitation and Information Agent will be borne by PWC and VersaBank. All other costs related to soliciting proxies and printing and mailing this PWC Circular and the Joint Disclosure Booklet in connection with the PWC Meetings will be borne by PWC. PWC intends to pay for Intermediaries to deliver proxy-related materials and the Form 54-101F7 (the request for voting instructions) to “objecting beneficial owners”, in accordance with NI 54-101.

Voting By Registered PWC Securityholders

The following instructions are for Registered PWC Securityholders only. If you are a Beneficial PWC Securityholder, please see “Information Concerning the Meetings - Voting by Beneficial PWC Securityholders” below and follow your Intermediary’s instructions on how to vote your PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes.

You are a Registered PWC Securityholder if you have one or more PWC Security certificates and such PWC Security certificates are registered in your name. If you are a Registered PWC Securityholder, a proxy form has been mailed to you together with this PWC Circular and the Joint Disclosure Booklet. You may receive more than one set of voting materials and multiple proxy forms if you hold multiple types of PWC Securities. If you receive multiple proxy forms, please complete, sign, date and return each proxy form that you receive or otherwise follow the voting instructions set forth in this PWC Circular to ensure that you vote every PWC Security that you hold.

Voting in Person

Registered PWC Securityholders as at the Record Date who attend the PWC Common Shareholders Meeting, the PWC Class B Preferred Shareholders Meeting or the PWC Series C Noteholders Meeting may vote in person. Registered PWC Securityholders as at the Record Date who plan to attend the PWC Meetings and wish to vote their PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes in person, should not complete or return the form(s) of proxy. Their votes will be taken and counted at the applicable PWC Meeting(s). Such Registered PWC Securityholders are to register with the Transfer Agent upon their arrival at the applicable PWC Meeting(s).

Voting by Proxy

If you are a Registered PWC Securityholder as at the Record Date but do not plan to attend the PWC Meetings, you may vote by using a proxy to appoint someone to attend the PWC Meetings as your proxyholder. You may receive more than one set of voting materials and multiple proxy forms if you hold multiple types of PWC Securities. If you receive multiple proxy forms, please complete, sign, date and return each proxy form that you receive or otherwise follow the voting instructions set forth in this PWC Circular to ensure that you vote every PWC Security that you hold.

You should complete and return the proxy form(s) accompanying this PWC Circular as instructed and by no later than 10:30 a.m. (Toronto time) on December 28, 2016 (or no later than 48 hours, excluding Saturday, Sundays and holidays, before any reconvened meeting if the applicable PWC Meeting is adjourned or postponed). Either you, or your duly authorized attorney (the authorization must be in writing), must sign the proxy form. The time limit for deposit of proxies may be waived or extended by the chair of each of the PWC Meetings at his or her discretion, without notice.

Appointment of Proxies

The persons named in the enclosed form(s) of proxy are directors and officers of PWC. AS A PWC SECURITYHOLDER, YOU HAVE THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A PWC SECURITYHOLDER, AS YOUR NOMINEE TO ATTEND AND ACT FOR YOU ON YOUR BEHALF AT THE APPLICABLE PWC MEETINGS, OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY. This right may be exercised by inserting such person’s name in the blank space provided in the form(s) of proxy. Proxies are to be returned to Computershare Investor Services Inc. in accordance with the instructions provided on the form(s) of proxy. IF YOU APPOINT A NON-MANAGEMENT PROXYHOLDER, PLEASE MAKE THEM AWARE AND ENSURE THEY WILL ATTEND THE APPLICABLE PWC MEETING(S) FOR THE VOTE TO COUNT.

How do I Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the PWC Meetings. The persons named in the enclosed form(s) of proxy are directors or officers of PWC. You are entitled to appoint a person (who need not be a PWC Securityholder) other than the individuals named in the enclosed form(s) of proxy to represent such PWC Securityholder at the PWC Meetings. If you want to authorize a director or officer of PWC named in the enclosed form(s) of proxy as your proxyholder, please leave the line near the top of the proxy form blank, as their names are pre-printed on the form. If you want to authorize another person as your proxyholder, fill in that person’s name in the blank space located near the top of the enclosed proxy form(s). IF YOU APPOINT A NON-MANAGEMENT PROXYHOLDER PLEASE MAKE THEM AWARE AND ENSURE THEY WILL ATTEND THE APPLICABLE PWC MEETING(S) FOR THE VOTE TO COUNT.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the PWC Meetings, including any continuation of such PWC Meetings that may occur if any of the PWC Meetings are adjourned.

How Will a Proxyholder Vote?

The PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes represented by proxies will be voted in favour or voted against the PWC Common Shareholders Resolution, PWC Class B Preferred Shareholders Resolution and PWC Series C Noteholders Resolution, respectively, by the persons designated in the proxies in accordance with the direction of the holders of PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes

appointing them. In the event that no specification is made in the proxies, the PWC Common Shares, PWC Class B Preferred Shares and the PWC Series C Notes represented by proxies in favour of management nominees will be voted FOR the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution, respectively.

The enclosed form(s) of proxy confers a discretionary authority upon the named persons with respect to amendments and variations to matters identified in the accompanying notice of special meeting of holders of PWC Common Shareholders, the notice of special meeting of PWC Class B Preferred Shareholders and the notice of meeting of PWC Series C Noteholders, and with respect to other matters that may properly come before the PWC Meetings. At the time of the preparation of this PWC Circular and the Joint Disclosure Booklet, management of PWC knows of no such amendments, variations or other matters to come before the PWC Meetings. If, however, amendments, variations or other matters which are not now known to management of PWC should properly come before the PWC Meetings, the PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes represented by proxy will be voted by the persons named in the form of proxy in accordance with their best judgment.

How Do I Deposit a Proxy?

Registered holders of PWC Common Shares and PWC Class B Preferred Shares are encouraged to complete the form of proxy and return it to Computershare Investor Services Inc. in accordance with the instructions provided in the form(s) of proxy, whether or not you plan to attend the PWC Common Shareholders Meeting or the PWC Class B Preferred Shareholders Meeting.

Registered holders of PWC Series C Notes are encouraged to complete the form of proxy and return it to Computershare Trust Company of Canada in accordance with the instructions provided in the form of proxy, whether or not you plan to attend the PWC Series C Noteholders Meeting.

How Do I Revoke My Proxy?

A proxy is only valid at the applicable PWC Meeting(s) in respect of which it is given or any postponement or adjournment thereof.

A PWC Common Shareholder or a PWC Class B Preferred Shareholder may revoke a proxy:

(a)                                 by an instrument in writing executed by the PWC Common Shareholders or PWC Class B Preferred Shareholders, as applicable, or by an attorney in writing or, if the PWC Common Shareholder or PWC Class B Preferred Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited:

(i)                               at the registered office of PWC at any time up to and including the last business day preceding the date of the PWC Common Shareholders Meeting or the PWC Class B Preferred Shareholders Meeting, as applicable, or any postponements or adjournments thereof; or

(ii)                            with the chair of the PWC Common Shareholders Meeting or the chair of the PWC Class B Preferred Shareholders Meeting on December 30, 2016 or any postponements or adjournments of the PWC Common Shareholders Meeting or PWC Class B Preferred Shareholders Meeting, as applicable; or

(b)                                 in any other manner permitted by law.

A PWC Series C Noteholder may revoke a proxy:

(a)                                 by an instrument in writing executed by the PWC Series C Noteholder or by an attorney in writing or, if the PWC Series C Noteholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited:

(i)                               with Computershare Trust Company of Canada  located at at 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, at any time up to and including the last business day preceding the date of the PWC Series C Noteholders Meeting or any postponement or adjournment thereof; or

(ii)                            with the chair of the PWC Series C Noteholders Meeting on December 30, 2016 or any postponement or adjournment of the PWC Series C Noteholders Meeting; or

(b)                                 in any other manner permitted by law.

Voting By Beneficial PWC Securityholders

You are a Beneficial PWC Securityholder (as opposed to a Registered PWC Securityholder) if your PWC Common Shares, PWC Class B Preferred Shares or PWC Series C Notes are held on your behalf, or for your account, by an Intermediary, such as a broker, an investment dealer, a bank or a trust company. The information in this section is of significant importance to a substantial number of PWC Securityholders who do not hold their PWC Securities in their own name, but who hold their PWC Securities through an Intermediary.

If your PWC Common Shares, PWC Class B Preferred Shares or PWC Series C Notes are not registered in your name, then such PWC Common Shares, PWC Class B Preferred Shares or PWC Series C Notes will likely be registered in the name of your Intermediary. PWC Common Shares, PWC Class B Preferred Shares or PWC Series C Notes held by Intermediaries can only be voted for or against the PWC Common Shareholders Resolution, PWC Class B Preferred Shareholders Resolution and PWC Series C Noteholders Resolution upon the instructions of the Beneficial PWC Securityholders, therefore, your Intermediary is required to seek your instructions as to how to vote your PWC Securities. For that reason, if you are a Beneficial PWC Securityholder, you will have received this PWC Circular and the Joint Disclosure Booklet from your Intermediary along with the applicable voting instruction form(s) depending on the type of PWC Securities you hold. You may receive more than one set of voting materials and multiple proxy forms or voting instruction forms if you hold multiple types of PWC Securities. If you receive multiple proxy forms or voting instruction forms, please complete, sign, date and return each proxy form or voting instruction form that you receive to ensure that you vote every PWC Security that you hold.

Every Intermediary has its own mailing procedures and provides its own return instructions, which Beneficial PWC Securityholders should follow closely in order to ensure that their PWC Securities are voted at the applicable PWC Meeting(s). A Beneficial PWC Securityholder may have received from the Intermediary either a request for voting instructions or a form of proxy that is identical to the form of proxy provided to Registered PWC Securityholders; however, the purpose of the proxy is limited to instructing the Intermediary how to vote on behalf of the Beneficial PWC Securityholder. A BENEFICIAL PWC SECURITYHOLDER THAT RECEIVES A PROXY FROM AN INTERMEDIARY CANNOT USE THAT PROXY TO VOTE PWC COMMON SHARE, PWC CLASS B PREFERRED SHARES AND PWC

SERIES C NOTES DIRECTLY AT THE PWC MEETINGS. The proxy must be returned to the Intermediary well in advance of the PWC Meetings in order to have the PWC Securities voted.

A Beneficial PWC Securityholder who wishes to vote in person at the applicable PWC Meeting(s) or have its nominee vote in person at the applicable PWC Meeting(s) must provide the Intermediary with the appropriate documentation in order to be appointed as proxyholder. A Beneficial PWC Securityholder should contact the Intermediary to determine which documentation the Intermediary requires in order for it or its nominee to be appointed proxyholder. ONLY AFTER THE INTERMEDIARY APPOINTS THE BENEFICIAL PWC SECURITYHOLDER OR ITS NOMINEE AS A PROXYHOLDER CAN THAT BENEFICIAL PWC SECURITYHOLDER OR ITS NOMINEE VOTE SHARES DIRECTLY AT THE APPLICABLE PWC MEETING(S). IF YOU APPOINT A NON-MANAGEMENT PROXYHOLDER PLEASE MAKE THEM AWARE AND ENSURE THEY WILL ATTEND THE APPLICABLE PWC MEETING(S) FOR THE VOTE TO COUNT.

PWC may utilize the Broadridge QuickVote™ service to assist Beneficial PWC Securityholders with voting their PWC Securities over the telephone. Alternatively, Kingsdale Shareholder Services may contact such Beneficial PWC Securityholders to assist them with conveniently voting their PWC Securities directly over the phone. If you have any questions about the PWC Meetings, please contact Kingsdale Shareholder Services by telephone at 1-877-659-1819 (toll-free in North America) or 1-416-867-2272 (collect outside North America) or by email at contactus@kingsdaleshareholder.com.

PARTICULARS OF THE TRANSACTION

Background to the Transaction

In late February 2016, having regard to PWC’s mid and long-term dividend and interest obligations, the PWC Board determined it prudent to consider its various strategic alternatives. Such strategic alternatives included, among other things, consideration of various financing and refinancing alternatives, if any; the possible sale of PWC’s principal asset, namely all or substantially all of the VersaBank Common Shares held by PWC; and a possible merger or other strategic transaction involving VersaBank.

On March 1, 2016, the PWC Board advised the VersaBank Board of its intention to consider its strategic alternatives. Given the implications to VersaBank of many of the strategic alternatives, arising from the fact that PWC currently owns approximately 62.8% of the outstanding VersaBank Common Shares, both the PWC Board and VersaBank Board determined and agreed that it would be in their respective best interests to cooperate in assessing their respective strategic alternatives, while independently considering any other such alternatives as may be available to them respectively.

To facilitate these efforts, and having regard to (among other things) the foregoing, each subsequently formed special committees of their respective independent directors. The VersaBank Independent Committee was comprised of Messrs. Litton, Hillier, Carter and Brabander. The PWC Independent Committee was initially comprised of Messrs. Wilson and Mitchell and, upon the expiry of Mr. Mitchell’s term as a director of PWC at the end of the 2016 annual general and special meeting of PWC Common Shareholders, Mr. Mitchell was replaced by Mr. Dagnone.

On March 2, 2016, the VersaBank Independent Committee retained RBC Dominion Securities Inc., a member company of RBC Capital Markets (“RBC”) as its independent financial advisor, and on March 9, 2016, retained Cassels Brock & Blackwell LLP (“CBB”) as its independent legal counsel. On or about March 8, 2016, the PWC Independent Committee likewise retained Crosbie & Company Inc. (“Crosbie”) as its independent financial advisor, and Borden Ladner Gervais LLP (“BLG”) as its independent legal counsel.

On March 7, 2016, VersaBank and PWC jointly announced that they had initiated a process to review strategic alternatives.

On March 11, 2016, a joint meeting of the VersaBank Independent Committee and PWC Independent Committee was held to discuss the process by which the entities would cooperate in exploring strategic alternatives, including in particular the exploration of third party interest in an acquisition of VersaBank.  Following this meeting, separate meetings of each of the VersaBank Independent Committee and PWC Independent Committee were held.

Following the announcement by VersaBank and PWC that they had initiated a process to review strategic alternatives, RBC contacted and held discussions with a broad range of parties in respect of a potential acquisition of VersaBank.  Interested parties that executed a non-disclosure agreement were provided with certain non-public information and an initial process letter, which invited each party to make a preliminary confidential non-binding expression of interest to RBC. Confidential non-binding expressions of interest from various interested parties were received in early June 2016.

During this same period, the VersaBank Independent Committee met on a number of occasions, and held numerous informal meetings and conversations, to continue its mandate. Similarly, the PWC Independent Committee met on a number of occasions, and held numerous informal meetings and conversations, to continue its mandate.

On June 13, 2016, the VersaBank Independent Committee and the PWC Independent Committee held a joint meeting to receive a presentation from RBC on the confidential non-binding expressions of interest received. Following this meeting, separate meetings of each of the VersaBank Independent Committee and PWC Independent Committee were held.

Between June 15 and June 19, 2016, the PWC Independent Committee and the PWC Board met formally and informally on a number of occasions to consider further the non-binding expressions of interest received. Ultimately, after careful consideration, and taking into consideration the advice of its financial advisors, including as to the unlikelihood that any of the interested parties would enhance their expressions of interest sufficiently to warrant pursuing a sale as a possible strategic alternative, and its understanding of the views of certain members of the George family in this regard, the PWC Independent Committee advised the PWC Board that it considered the consideration implied by the various confidential non-binding expressions of interest to be insufficient. Mr. Patrick George, also a director of PWC, on behalf of himself and certain of his family members who, directly or indirectly, beneficially own or control approximately 39.2% of the outstanding PWC Common Shares, advised that they were of a similar view and would similarly not be supportive of pursuing any such transaction.

On June 16, 2016, the VersaBank Independent Committee met to consider further the non-binding expressions of interest received. The VersaBank Independent Committee determined that it would be important to understand the perspective of PWC, the holder of approximately 62.8% of the outstanding VersaBank Common Shares, relative to the confidential expressions of interest before making any determination with respect thereto.

On June 20, 2016, the VersaBank Independent Committee and the PWC Independent Committee held a joint meeting. At this meeting, the PWC Independent Committee advised the VersaBank Independent Committee that it considered the consideration implied by the confidential non-binding expressions of interest insufficient, that Mr. George had come to a similar conclusion (speaking on behalf of himself and certain of his family members), and that they would therefore not be supportive of pursuing any such transaction. Each of the PWC Independent Committee and the VersaBank Independent Committee held separate meetings thereafter.

Having regard for the advice of the PWC Independent Committee as to the transactions contemplated by the confidential non-binding expressions of interest and that without the support of PWC no such transaction was capable of completion, and their common understanding as to the unlikelihood that any of the interested parties would sufficiently enhance its offered consideration, based on RBC’s assessment of the expressions of interest, both the PWC Independent Committee and the VersaBank Independent Committee concluded not to pursue such a strategic alternative at that time.

During the remainder of the summer of 2016, VersaBank and PWC continued to consider their various possible strategic alternatives with a view to achieving a result that would be in the best interests of each of the companies. PWC, in particular, considered possible transactions that should allow it to realize value for its other assets in addition to its VersaBank Common Shares. One of the alternatives considered was a transaction that should allow VersaBank to use the accumulated tax loss carry-forwards of PWC. PWC has tax loss carry-forwards that are potentially available to offset future taxable income. These tax loss carry-forwards are currently of limited use to PWC, a holding company that does not have any taxable income, but could be more efficiently utilized by VersaBank. Management ultimately determined that an amalgamation of PWC and VersaBank should enable the amalgamated entity to make use of the tax loss carry-forwards of PWC, thereby enhancing the value of the combined entity. Given the regulatory framework within which VersaBank operates, management was of the view that completing a recapitalization of PWC, in order to simplify its capital structure and address its outstanding liabilities, would potentially facilitate obtaining the regulatory approvals necessary to complete an amalgamation of PWC and VersaBank.

Upon determining that an amalgamation of PWC and VersaBank was the structure most likely to benefit both PWC and VersaBank, management sought advice of PWC’s and VersaBank’s advisors in order to confirm that the proposed structure could be implemented.

Upon confirming that the proposed structure could be implemented, in August 2016 management commenced discussions with the VersaBank Independent Committee and the PWC Independent Committee regarding preliminary proposed terms of a transaction between PWC and VersaBank (the “Initially Proposed Transaction”). These proposed terms included the redemptions of the PWC Class A Preferred Shares and PWC 7.5% Notes for a cash payment in accordance with their terms, the acquisition by PWC, pursuant to a plan of arrangement under the CBCA, of the PWC Class B Preferred Shares and PWC Series C Notes in exchange for PWC Common Shares, the conversion of certain indebtedness owed by PWC into PWC Common Shares, and the amalgamation of PWC and VersaBank. The PWC Independent Committee also considered exchanging the PWC Class A Preferred Shares and the PWC 7.5% Notes for PWC Common Shares as part of the proposed recapitalization but determined that it was inappropriate to give the holders of PWC Class A Preferred Shares and PWC 7.5% Notes material influence over the success of the Initially Proposed Transaction given that the aggregate value of their securities comprised an immaterial amount in the context of the Initially Proposed Transaction. Following these initial discussions with management, both the VersaBank Independent Committee and the PWC Independent Committee continued to seek advice from their financial and legal advisors regarding the terms of the Initially Proposed Transaction.

Between September 2, 2016 and September 11, 2016, the independent committees and boards of each of VersaBank and PWC, respectively, each met and held discussions on a number of occasions to consider the Initially Proposed Transaction, and the impact that it would have on the respective stakeholders of VersaBank and PWC, with the benefit of advice from their independent financial and legal advisors. In addition, the PWC Independent Committee and the VersaBank Independent Committee confirmed with Mr. George that he and his family members would be supportive of the Initially Proposed Transaction should a decision be made to proceed.

On September 12, 2016, the PWC Board and PWC Independent Committee met with Crosbie and BLG to review the terms of the Initially Proposed Transaction. At this meeting, Crosbie provided its financial analysis in relation to the Initially Proposed Transaction, including as it related to the formal valuations of the PWC Common Shares and Bank Common Shares and its opinions, delivered orally that: (i) the PWC Recapitalization, the Debt Satisfaction and the consideration to be received pursuant to the Amalgamation by holders of PWC Common Shares is fair, from a financial point of view, to holders of PWC Common Shares, other than the Excluded Shareholders; (ii) the consideration to be received by holders of PWC Class B Preferred Shares pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders; and (iii) the consideration to be received by the holders of PWC Series C Notes pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders. Following the presentation by Crosbie, the PWC Independent Committee met independently to consider the Initially Proposed Transaction and unanimously resolved to recommend to the PWC Board that the PWC Board approve the Initially Proposed Transaction and recommend that PWC Securityholders vote in favour of the Initially Proposed Transaction.

After careful consideration of (among other matters) the factors set out under “Particulars of the Transaction - Reasons for and other Considerations in Relation to the Transaction” in this PWC Circular, and having received the benefit of the independent financial and legal advice of Crosbie and BLG, respectively, and upon the unanimous recommendation of the PWC Independent Committee, the PWC Board unanimously (with each of David Taylor, Paul Oliver, and Patrick George having disclosed his interest in the Initially Proposed Transaction and having each abstained from voting on the Initially Proposed Transaction) determined that the Initially Proposed Transaction was in the best interests of PWC and fair to PWC Securityholders,  approved the entering into of the PWC Transaction Agreements and resolved to recommend that PWC Securityholders vote in favour of the Initially Proposed Transaction.

Also on September 12, 2016, the VersaBank Board met with RBC and CBB to review the terms of the Amalgamation (as then contemplated). At this meeting, RBC provided its financial analysis in relation to the Amalgamation (as then contemplated), including as it relates to its opinion, delivered orally (and thereafter in writing and appended as Appendix C to the VersaBank Circular) that, the Effective Consideration (as defined in the RBC Fairness Opinion) to be paid for the Incremental Net Assets (as defined in the RBC Fairness Opinion) under the Amalgamation (as then contemplated) is fair, from a financial point of view, to VersaBank. Following the presentation by RBC, the VersaBank Independent Committee met independently to consider the Amalgamation (as then contemplated) and unanimously resolved to recommend to the VersaBank Board that the VersaBank Board approve the Amalgamation (as then contemplated) and recommend that VersaBank Shareholders vote in favour of the Amalgamation Resolution.

After careful consideration of (among other matters) the factors set out under “Particulars of the Amalgamation - Reasons for the Amalgamation” in the VersaBank Circular, and having received the benefit of the independent financial and legal advice of RBC and CBB, respectively, and upon the unanimous recommendation of the VersaBank Independent Committee, the VersaBank Board unanimously (with each of David Taylor and Paul Oliver having disclosed his interest in the Amalgamation (as then contemplated) and having each abstained from voting on the Amalgamation (as then contemplated)) determined that the Amalgamation (as then contemplated) was in the best interests of VersaBank and fair to VersaBank Shareholders, approved the entering into of the VersaBank Transaction Agreements and resolved to recommend that VersaBank Shareholders vote in favour of the Amalgamation Resolution.

On September 12, 2016, VersaBank and PWC jointly announced the Initially Proposed Transaction, including the Amalgamation (as then contemplated).

Following the announcement of the Initially Proposed Transaction on September 12, 2016, VersaBank made application to OSFI for the required approval of the Amalgamation Agreement pursuant to section 225 of the Bank Act (Canada).

In early November 2016, after receiving the benefit of the views expressed by various stakeholders of PWC as well as a further review of management’s financial model, management, the PWC Independent Committee and its legal and financial advisors undertook a review of the indirect allocation among the PWC Common Shareholders, PWC Class B Preferred Shareholders and PWC Series C Noteholders of the number of Bank Common Shares to be issued pursuant to the Initially Proposed Transaction. After further considering the impact on each class of PWC Securities, the PWC Independent Committee determined to explore the implications of, among other things, the reallocation of approximately 400,000 Bank Shares to the PWC Series C Noteholders from those previously proposed to be allocated to the PWC Common Shareholders. The PWC Independent Committee also determined to explore the implications of completing the PWC Recapitalization by way of: (i) an amendment to the articles of PWC to change the PWC Class B Preferred Shares into PWC Common Shares, and (ii) an amendment to the Series C Indenture to exchange the PWC Series C Notes for PWC Common Shares. In doing so, the PWC Independent Committee considered the relative merits of completing the recapitalization by way of a plan of arrangement, as well as its potential disadvantages, including (among others) possible delays, and increased costs and uncertainties. The PWC Independent Committee also considered the fact that fundamental changes to the terms of the PWC Class B Preferred Shares and the PWC Series C Notes had previously been completed by way of amendments to the terms of the articles of PWC and the Series C Indenture, respectively. The PWC Independent Committee also considered that notwithstanding it was not required by the Series C Indenture or applicable law, the PWC Recapitalization would still provide for dissent rights for the holders of the PWC Series C Notes.

Between November 10, 2016 and November 14, 2016, the independent committees and boards of VersaBank and PWC each met to consider the proposed amended terms of the Transaction and its impact on VersaBank and PWC, respectively, taking into consideration the effect on the respective stakeholders of VersaBank and PWC, with the benefit of advice from their independent financial and legal advisors.

On November 15, 2016, the PWC Board and PWC Independent Committee met with Crosbie and BLG to review potential amendments to the PWC Transaction Agreements contemplating (among other things) the reallocation of approximately 400,000 Bank Common Shares to be issued pursuant to the Initially Proposed Transaction from the holders of PWC Common Shares to the holders of PWC Series C Notes. The PWC Board and PWC Independent Committee also considered the potential changes to the structuring of the PWC Recapitalization. At this meeting, the PWC Board and the PWC Independent Committee received the advice of Crosbie, including as it related to the formal valuations of the PWC Common Shares and Bank Common Shares and its opinions, delivered orally (and thereafter in writing and appended as Appendix E to this PWC Circular) that: (i) the PWC Recapitalization, the Debt Satisfaction and the consideration to be received pursuant to the Amalgamation by holders of PWC Common Shares is fair, from a financial point of view, to holders of PWC Common Shares, other than the Excluded Shareholders; (ii) the consideration to be received by holders of PWC Class B Preferred Shares pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders; and (iii) the consideration to be received by the holders of PWC Series C Notes pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders.

After careful consideration of (among other matters) the factors set out under “Particulars of the Transaction - Reasons for and other Considerations in Relation to the Transaction” in this PWC Circular, and having received the benefit of the independent financial and legal advice of Crosbie and BLG, respectively, and upon the unanimous recommendation of the PWC Independent Committee, the PWC Board unanimously (with each of David Taylor, Paul Oliver, and Patrick George having disclosed his interest in the Transaction and having each abstained from voting on the Transaction) determined that the Transaction is in the best interests of PWC and fair to PWC Securityholders,  approved the entering into of amendments to the PWC Transaction Agreements and resolved to recommend that PWC Securityholders vote in favour of the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution.

Also on November 15, 2016, the VersaBank Board met with RBC and CBB to review the proposed amendments to the VersaBank Transaction Agreements. At this meeting, RBC provided its summary of the proposed amendments to the VersaBank Transaction Agreements, and advised the VersaBank Board that there was no material change affecting the RBC Fairness Opinion after the date it was provided that would cause RBC to change or withdraw the RBC Fairness Opinion and the VersaBank Board could continue to rely on the RBC Fairness Opinion.

After careful consideration of (among other matters) the factors set out under “Particulars of the Amalgamation - Reasons for the Amalgamation” in the VersaBank Circular, and having received the benefit of the independent financial and legal advice of RBC and CBB, respectively, and upon the unanimous recommendation of the VersaBank Independent Committee, the VersaBank Board unanimously (with each of David Taylor and Paul Oliver having disclosed his interest in the Amalgamation and having each abstained from voting on the Amalgamation) determined that the Amalgamation is in the best interests of VersaBank and fair to VersaBank Shareholders, approved the entering into of the amendments to the VersaBank Transaction Agreements and resolved to recommend that VersaBank Shareholders vote in favour of the Amalgamation Resolution.

On November 15, 2016, upon receipt of OFSI’s approval of the Amalgamation Agreement pursuant to section 225 of the Bank Act (Canada), VersaBank and PWC jointly announced that they had entered into the amendments to the PWC Transaction Agreements and VersaBank Transaction Agreements, received OSFI’s approval of the Amalgamation Agreement and set the record date and meeting date for each of the PWC Meetings and the VersaBank Meeting.

Recommendation of the PWC Independent Committee

The PWC Board established the PWC Independent Committee to oversee the identification, development and evaluation of strategic alternatives for PWC and, among other things, to review and consider any proposed transaction and the impact on PWC stakeholders arising from the strategic review. Pursuant to this mandate, the PWC Independent Committee has reviewed the Transaction.

Crosbie has provided the PWC Board and the PWC Independent Committee with its opinions to the effect that, as of November 15, 2016 and subject to the assumptions, limitations and qualifications set forth in the Crosbie Fairness Opinions and Formal Valuations: (i) the PWC Recapitalization, the Debt Satisfaction and the consideration to be received pursuant to the Amalgamation by holders of PWC Common Shares is fair, from a financial point of view, to holders of PWC Common Shares, other than the Excluded Shareholders; (ii) the consideration to be received by holders of PWC Class B Preferred Shares pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders; and (iii) the consideration to be received by the holders of PWC Series C Notes pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders.

The PWC Independent Committee, having taken into account the Crosbie Fairness Opinions and Formal Valuations, and such other matters it considered relevant and after receiving legal and financial advice, unanimously recommended that the PWC Board approve the Transaction and recommend that PWC Securityholders vote FOR the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution, as applicable.

Recommendation of the PWC Board

After careful consideration and taking into account, among other things, the Crosbie Fairness Opinions and Formal Valuations, and the recommendation of the PWC Independent Committee, the PWC Board, after receiving legal and financial advice, has unanimously (with each of David Taylor, Paul Oliver, and Patrick George having disclosed his interest in the Transaction and having each abstained from voting on the Transaction) determined that the Transaction is in the best interests of PWC and fair to PWC Securityholders. Accordingly, the PWC Board unanimously recommends that PWC Securityholders vote FOR the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution, as applicable.

Each director and executive officer of PWC intends to vote all of his or her PWC Securities in favour of the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution.

Reasons for and other Considerations in Relation to the Transaction

In the course of the evaluation of the Transaction by the PWC Independent Committee and the PWC Board, the PWC Independent Committee and the PWC Board consulted with its senior management, its financial advisor, Crosbie, and considered a number of factors, including, among others, the following:

(a)                                 Strategic Review Process. The Transaction is the result of a strategic review process conducted under the supervision of the PWC Independent Committee and PWC Board which received advice from experienced financial and legal advisors throughout the course of the process. After review of the other strategic opportunities reasonably available to PWC, including the results arising from VersaBank having sought expressions of interest for its sale to a third party, as described above under “Particulars of the Transaction — Background to the Transaction”, in each case taking into account the potential benefits, risks and uncertainties associated therewith, the PWC Independent Committee and the PWC Board believe that the Transaction represents the best available alternative for PWC and is in the best interests of PWC, taking into consideration the interests of all of its stakeholders.

(b)                                 Enhanced Value for PWC Securityholders Beyond PWC’s Holding of VersaBank Common Shares. Following the completion of the Transaction, including the Amalgamation, PWC Securityholders, as direct securityholders of the Bank, should be able to realize the benefit of (and value for) certain tax assets. PWC has tax loss carry-forwards that are currently of limited use to PWC, a holding company that does not have any taxable income, but should be available to the Bank following the Amalgamation. Subject to the assumptions, limitations and qualifications set forth in the Crosbie Fairness Opinions and Formal Valuations, Crosbie estimates the present value to the Bank of the benefit resulting from the tax loss carry-forwards to be between $11.4 million and $11.9 million based on the Bank’s projected utilization of such tax loss carry-forwards.

(c)                                  Required Regulatory Approval. The Amalgamation Agreement has received the approval of the Superintendent under section 225 of the Bank Act (Canada) and the Amalgamation must be approved by the Minister under section 228 of the Bank Act (Canada). There is no assurance that the Superintendent would permit any other transaction, or other course of action, based on the implications for VersaBank of a transaction involving its significant shareholder.

(d)                                 Improved Financial Position. The PWC Recapitalization, Redemptions and Debt Satisfaction will facilitate the Amalgamation and will result in a deleveraging of PWC, thereby resolving a challenging situation in which the payment of interest and dividends on PWC’s outstanding debt and preferred shares is being largely satisfied by the sale and/or transfer of VersaBank Common Shares which may be insufficient for these purposes in the mid to long-term and may lead to further deterioration in the value of the PWC Securities. These sales have the effect of reducing PWC’s interest in VersaBank and are unlikely to be sustainable over time. PWC does not have other assets capable of generating income sufficient to fund PWC’s ongoing interest and dividend obligations.

(e)                                  Direct Participation by PWC Securityholders in Future Growth of the Bank. PWC Securityholders who receive Bank Common Shares pursuant to the Amalgamation will continue to have the opportunity to participate in any future increase in value of VersaBank, which should be enhanced by the value added by the PWC tax loss carry-forwards that should be available to the Bank following completion of the Transaction.

(f)                                   Fairness Opinions and Formal Valuation. The PWC Board and the PWC Independent Committee received the Crosbie Fairness Opinions and Formal Valuations which state that, as of November 15, 2016 and subject to the assumptions, limitations and qualifications set forth in the Crosbie Fairness Opinions and Formal Valuations: (i) the PWC Recapitalization, the Debt Satisfaction and the consideration to be received pursuant to the Amalgamation by holders of PWC Common Shares is fair, from a financial point of view, to holders of PWC Common Shares, other than the Excluded Shareholders; (ii) the consideration to be received by holders of PWC Class B Preferred Shares pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders; and (iii) the consideration to be received by the holders of PWC Series C Notes pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders. In addition, Crosbie, under the supervision of the PWC Independent Committee, prepared formal written valuations of the PWC Common Shares and of the Bank Common Shares to be received by holders of PWC Common Shares pursuant to the Amalgamation. Subject to the assumptions, limitations and qualifications set forth in the Crosbie Fairness Opinions and Formal Valuations, Crosbie is of the opinion that, as of November 15, 2016, the fair market value of the PWC Common Shares is in the range of $0.05 to $0.49 per PWC Common Share and the fair market value of the Bank Common Shares is in the range of $6.24 to $7.97 per Bank Common Share.

(g)                                  Allocation of Bank Common Shares. The PWC Board considered and received advice from its financial advisors on the impact of the Transaction on the holders of PWC Securities as well as debtholders and other stakeholders of PWC and determined that the number of Bank Common Shares to be received by the holders of each class of PWC Securities under the Transaction was reasonable and fair to each class.

(h)                                 Treatment of PWC Class A Preferred Shares and PWC 7.5% Notes. The PWC Board considered whether the PWC Recapitalization should include an exchange of the PWC Class A Preferred Shares and the PWC 7.5% Notes for PWC Common Shares. The PWC Board ultimately determined that it was inappropriate to give the holders of PWC Class A Preferred Shares and PWC 7.5% Notes material influence over the success of the Transaction given that the aggregate value of their securities is immaterial in the context of the Transaction.

(i)                                     Value to be Received by the Holders of PWC Series C Notes. The PWC Board considered the advice they received to the effect that the value range for the Bank Common Shares to be indirectly issued to PWC Series C Noteholders pursuant to the Transaction, as outlined in the Crosbie Fairness Opinions and Formal Valuations, includes amounts equal to or greater than the amount required to satisfy repayment of the principal amount of the PWC Series C Notes at maturity. Further, the PWC Board considered that based on the pro forma book value of the Bank Common Shares, holders of PWC Series C Notes will receive value approximately equal to the principal amount and interest owing on the PWC Series C Notes through the closing of the Transaction, assuming that the Transaction is completed in the first quarter of calendar year 2017, as currently anticipated. The PWC Board also considered that the holders of PWC Series C Notes would be provided with PWC Series C Dissent Rights in the context of the Transaction, even though these PWC Series C Dissent Rights are not required under the terms of the Series C Indenture or applicable law.

(j)                                    Value to be Received by the Holders of PWC Class B Preferred Shares. The PWC Board considered that the value range for the Bank Common Shares indirectly issued to PWC Class B Preferred Shareholders pursuant to the Transaction, as outlined in the Crosbie Fairness Opinions and Formal Valuations, includes amounts that are greater than the market price of the PWC Class B Preferred Shares as of the date of the announcement of the Initially Proposed Transaction on September 12, 2016 and the announcement of the amended terms of the Transaction on November 15, 2016.

(k)                                 Value to be Received by the Holders of PWC Common Shares. The PWC Board considered that the value range for the Bank Common Shares indirectly issued to PWC Common Shareholders, as outlined in the Crosbie Fairness Opinions and Formal Valuations, includes values that are equal to or greater than the market price of the PWC Common Shares as of the date of the announcement of the amended terms of the Transaction on November 15, 2016. The PWC Board also considered that in the absence of the Amalgamation, which requires approval by the PWC Common Shareholders, the tax loss carry-forwards of PWC would not be available to the Bank and it is unlikely that material value would be realized for such tax loss carry-forwards. Alternatives to the Transaction, including a distribution or transfer of PWC’s assets to holders of PWC Securities, would result in the value of the tax loss carry-forwards being lost.

Accordingly, the holders of PWC Common Shares should receive a portion of the value attributable to the tax loss carry-forwards of PWC given that other classes of PWC Securities are also expected to benefit from such value.

(l)                                     Compliance with Terms of the Series C Indenture. The PWC Board considered the fact that the PWC Series C Amendments will be sought in accordance with the terms of the PWC Series C Indenture governing the rights of the holders of PWC Series C Notes. The Series C Indenture expressly contemplates that modifications of, or changes in, the provisions of the Series C Indenture require the approval of not less than 66 2/3% of the votes given on a poll at a meeting of all PWC Series C Noteholders. In the past, PWC has amended fundamental terms of the Series C Indenture by way of an amendment to the Series C Indenture in the same manner as is contemplated in the present circumstances.

(m)                             Previous Amendments to the PWC Class B Preferred Shares. The PWC Board considered the fact that, in the past, PWC has amended the terms of the PWC Class B Preferred Shares by way of articles of amendment, including to amend the amount of the dividend and offer limited redemption rights, in the same manner as is contemplated in the present circumstances.

(n)                                 Simplified Corporate and Capital Structure. PWC is a holding company that currently owns approximately 62.8% of the outstanding VersaBank Common Shares. The proposed Transaction will result in a simplified corporate and capital structure for the combined enterprise which is expected to enable the Bank to further unlock value for its shareholders (including, as a result of the Amalgamation, the former PWC Securityholders).

(o)                                 Improved Liquidity. The Bank Common Shares to be received by PWC Securityholders will have greater liquidity than the limited liquidity of the PWC Securities. In addition, present holders of PWC Securities will benefit from having a direct investment in the Bank, as opposed to their current indirect investment through the PWC holding company structure.

(p)                                 Improved Access to Capital Markets. The Bank is expected to have better access to third-party investors who will be more attracted to the Bank’s simplified corporate and capital structure and improved liquidity as compared to the two-tier structure prior to the Transaction.

(q)                                 Avoidance of Duplicative Costs. The Transaction will result in the avoidance of duplicative costs and resources associated with the current structure, including (among others) those arising as a result of the duplication of management efforts, and board and public company activities and expenses.

(r)                                    Required Securityholder Approval. The PWC Board considered that 66 2/3% of the votes cast by the holders of each of the PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes must approve their respective resolution, as well as “minority approval” by the holders of PWC Common Shares pursuant to MI 61-101.

(s)                                   Dissent Rights. PWC Common Shareholders, PWC Class B Preferred Shareholders and PWC Series C Noteholders have been provided with the right to exercise Dissent Rights.

(t)                                    The Terms of the Pre-Amalgamation Agreement. Under the Pre-Amalgamation Agreement, the PWC Board remains able to respond, in accordance with its fiduciary duties, to unsolicited Acquisition Proposals that constitute or could reasonably be expected to constitute or lead to a Superior Proposal. In addition, no termination fee is payable by PWC in connection with the termination of the Pre-Amalgamation Agreement or the Amalgamation Agreement.

In the course of its deliberations, the PWC Independent Committee and the PWC Board also identified and considered a variety of risks (as described in greater detail under “Risk Factors”) and potentially negative factors in connection with the Transaction, or a failure to complete the Transaction, including, but not limited to:

(a)                                 the expected benefits of the Transaction may not be realized or, if realized, may not be recognized by capital markets;

(b)                                 if the Pre-Amalgamation Agreement is terminated and the PWC Board decides or is required to seek another transaction, there is no assurance that PWC will be able to identify a transaction on terms as favourable to the PWC Securityholders as those under the Transaction;

(c)                                  if the Pre-Amalgamation Agreement is terminated, the market price of the PWC Securities may decline to the extent that the market price currently reflects a market assumption that the Transaction will be completed; and

(d)                                 if the Pre-Amalgamation Agreement is terminated, PWC would remain liable for significant costs relating to the Transaction, including, among others, legal, accounting, financial advisory and financial printing expenses.

The PWC Board’s reasons for recommending the Transaction include certain assumptions relating to forward-looking information, and such information and assumptions are subject to various risks. See “Forward-Looking Information” and “Risk Factors”.

The foregoing discussion of certain of the factors considered by the PWC Independent Committee and the PWC Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with their evaluation of the Transaction, the PWC Independent Committee and the PWC Board did not find it practicable to, and did not quantify or otherwise attempt to assign relative weight to specific factors in reaching their determination. In addition, individual members of the PWC Independent Committee and the PWC Board may have given different weight to different factors.

Crosbie Fairness Opinions and Formal Valuations

Crosbie was retained effective on or about March 8, 2016 to assist the PWC Independent Committee in connection with a review of strategic options for PWC, which engagement was formalized in an engagement letter dated March 24, 2016. The engagement letter was amended on September 2, 2016 and further amended on November 11, 2016 and required that Crosbie provide the Crosbie Fairness Opinions and Formal Valuations with respect to the proposed Transaction (the original engagement letter together with the amendments, the “Crosbie Engagement Letter”). The Crosbie Engagement Letter specifies that Crosbie will be paid fixed fees for the Crosbie Fairness Opinions and Formal Valuations and associated services. The fees paid to Crosbie are in no way contingent on the completion of the Transaction or Crosbie’s conclusions. In addition, PWC agreed to reimburse Crosbie for its reasonable out-of-pocket expenses and to indemnify Crosbie in respect of certain liabilities that might arise in connection with its engagement.

Crosbie is a Canadian-based specialty investment banking firm providing advisory services in relation to mergers, acquisitions, divestitures, debt and equity private placements, financial and corporate restructuring, management and employee buyouts, business and securities valuations and fairness and regulatory opinions. Crosbie is independent of all Interested Parties to the Transaction, in accordance with the requirements of MI 61-101. Neither Crosbie nor any of its affiliated entities, as defined in MI 61-101: (a) is an associated or affiliated entity or issuer insider (as such terms are defined for the purposes of MI 61-101) of any Interested Party; (b) is an advisor to any Interested Party in connection with the Transaction; (c) is a manager or co-manager of a soliciting dealer group for the Transaction (or a member of a soliciting dealer group for the Transaction providing services beyond the customary soliciting dealer’s functions or receiving more than the per security or per security holder fees payable to the other members of the group); (d) is the external auditor of PWC or any Interested Party; or (e) will receive compensation that will depend in whole or in part on the conclusions reached in the Crosbie Fairness Opinions and Formal Valuations or the outcome of the Transaction or has any financial interest in the completion of the Transaction. Based on the foregoing, Crosbie has been determined to be qualified and independent for the purposes of MI 61-101 in providing the Crosbie Fairness Opinions and Formal Valuations.

Crosbie’s only other engagement by PWC or VersaBank during the last 24 months was as an independent financial advisor to a special committee of the PWC Board on March 2, 2015 in connection with proposed amendments to the terms of PWC Class B Preferred Shares. Crosbie provided separate opinions as to the fairness, from a financial point of view, of that transaction to the holders of PWC Class B Preferred Shares and PWC Common Shares.

Neither PWC nor any director or senior officer of PWC, after reasonably inquiry, is aware of any “prior valuation” (as defined in MI 61-101) of PWC having been prepared in the past 24 months.

At the meeting of the PWC Board on November 15, 2016, Crosbie delivered orally, and, subsequently confirmed in writing, the Crosbie Fairness Opinions and Formal Valuations. The following brief summary of the conclusions of the Crosbie Fairness Opinions and Formal Valuations is qualified in its entirety by reference to the full text of the Crosbie Fairness Opinions and Formal Valuations attached as Appendix E to this PWC Circular. Such opinions are to the effect that, as of the date of such opinions and based on and subject to the assumptions, limitations and qualifications set forth therein: (i) the PWC Recapitalization, the Debt Satisfaction and the consideration to be received pursuant to the Amalgamation by holders of PWC Common Shares is fair, from a financial point of view, to holders of PWC Common Shares, other than the Excluded Shareholders; (ii) the consideration to be received by holders of PWC Class B Preferred Shares pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders; and (iii) the consideration to be received by the holders of PWC Series C Notes pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders.

In addition, Crosbie, under the supervision of the PWC Independent Committee, prepared formal written valuations of the PWC Common Shares and of the Bank Common Shares to be received by holders of PWC Common Shares pursuant to the Amalgamation. Subject to the assumptions, limitations and qualifications set forth in the Crosbie Fairness Opinions and Formal Valuations, Crosbie is of the opinion that, as of November 15, 2016, the fair market value of the PWC Common Shares is in the range of $0.05 to $0.49 per PWC Common Share and the fair market value of the Bank Common Shares is in the range of $6.24 to $7.97 per Bank Common Share.

The full text of the Crosbie Fairness Opinions and Formal Valuations, which sets forth among other things, the assumptions made, matters considered, information reviewed and limitations and qualifications on the review undertaken by Crosbie in connection therewith, is attached as Appendix E. The Crosbie Fairness Opinions and Formal Valuations were provided solely for the use of the PWC Independent Committee and the PWC Board in connection with their consideration of the Transaction and is not a recommendation as to how PWC Securityholders should vote in respect of the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution. PWC Securityholders are encouraged to read the full text of the Crosbie Fairness Opinions and Formal Valuations.

The Transaction

The Transaction consists of the following transactions, all of which are intended to be effective on the Effective Date (other than the Redemptions which may be completed prior to, but no later than, the Effective Date) and to occur sequentially in the following order (however, if it is necessary or desirable to complete such transactions in a different order, such different sequencing may occur):

(a)         the waiver by the holders of the PWC Series C Notes of interest payments thereon while the Pre-Amalgamation Agreement is in force;

(b)         the redemption of the PWC Class A Preferred Shares and the 7.5% notes maturing on March 31, 2017 of PWC (the “PWC 7.5% Notes”), for a cash payment in accordance with their terms (collectively, the “Redemptions”);

(c)          the PWC Recapitalization, consisting of:

(i)             the change of the  PWC Class B Preferred Shares into PWC Common Shares, in each case subject to any exercise of PWC Class B Dissent Rights by holders of PWC Class B Preferred Shares, to be effected pursuant to an amendment to the articles of PWC; and

(ii)          the exchange of the  PWC Series C Notes for PWC Common Shares, in each case subject to any exercise of PWC Series C Dissent Rights by holders of PWC Series C Notes, to be effected pursuant to an amendment to the Series C Indenture;

(d)         the Debt Satisfaction, to be effected pursuant to the Debt Satisfaction Agreement;

(e)          the issuance by PWC to holders of PWC DSUs of PWC Common Shares in satisfaction of such PWC DSUs; and

(f)           the Amalgamation of PWC and VersaBank, subject to any exercise of PWC Common Share Dissent Rights by holders of PWC Common Shares, pursuant to the Amalgamation Agreement and the issuance of letters patent of amalgamation pursuant to the Bank Act (Canada).

Each of the Transaction steps noted in clauses (b), (c), (d) and (e) is conditional upon the occurrence of all other Transaction steps other than the Amalgamation, and the Amalgamation is conditional upon the occurrence of all other Transaction steps and is described in more detail below.  Prior to the Transaction becoming effective PWC will repay all amounts outstanding under the CWG/PWG Facility.

PWC Series C Notes Interest Payment Waiver

At the PWC Series C Noteholders Meeting and as part of the PWC Series C Noteholders Resolution, PWC Series C Noteholders will be asked to consider and, if deemed advisable, approve an interest payment waiver with respect to PWC Series C Notes (the “Interest Payment Waiver”). Specifically, in accordance with section 8.09(2) of the Series C Note Indenture, PWC Series C Noteholders will be asked to agree to modify and waive their right to receive any interest payments that become due and payable while the Pre-Amalgamation Agreement is in force, including, for certainty, the interest payment due and payable on December 31, 2016. The Interest Payment Waiver must be approved by not less than 66 2/3% of the votes cast by the PWC Series C Noteholders in person or by proxy at the PWC Series C Noteholders Meeting. The Interest Payment Waiver will authorize PWC and the trustee under the Series C Note Indenture to enter into any necessary documentation, including a supplemental indenture, evidencing such modification and waiver; however the Interest Payment Waiver will be effective upon the approval of the PWC Series C Noteholders Resolution and will be effective regardless of whether a supplemental indenture is entered into.

The Redemptions

PWC intends to redeem its non-voting, non-participating PWC Class A Preferred Shares and the PWC 7.5% Notes for a cash payment in accordance with their terms.

The following description of certain provisions of the redemption process applicable to the PWC Class A Preferred Shareholders and holders of PWC 7.5% Notes is a summary only, is not comprehensive and is qualified in its entirety by the terms of the PWC Class A Preferred Shares and PWC 7.5% Notes. A description of the terms of PWC Class A Preferred Shares is available in the PWC Annual Information Form which can be found under PWC’s profile on SEDAR at www.sedar.com. Further details regarding the Redemptions will be sent to the holders of PWC Class A Preferred Shares and PWC 7.5% Notes separately.

PWC Class A Preferred Shares

All of the issued and outstanding PWC Class A Preferred Shares will be redeemed by PWC by the payment of the issue price for each share, together with an amount equal to all accrued and unpaid cumulative preferential dividends thereon calculated to, but excluding, the date on which such shares are redeemed (the “PWC Class A Redemption Price”). PWC will send a notice (the “PWC Class A Notice of Redemption”) to the PWC Class A Preferred Shareholders, in accordance with their terms, not less than 30 days and not more than 60 days before the date of the redemption of the Class A Preferred Shares. It is anticipated that the redemption of the PWC Class A Preferred Shares will be for an aggregate amount of approximately $1,015,206 assuming a redemption date of January 31, 2017.

From and after the date on which the redemption of the Class A Preferred Shares is completed and upon payment of the PWC Class A Redemption Price, all of the issued and outstanding PWC Class A Preferred Shares shall cease to be entitled to dividends or any other participation in the assets of PWC and the holders thereof shall not be entitled to exercise any of their other rights as shareholders in respect thereof.

On or following the Redemption, the PWC Class A Preferred Shares will be de-listed from the TSX.

PWC 7.5% Notes

In order to redeem the PWC 7.5% Notes in accordance with their terms, PWC will pay a price equal to 103% of the principal amount of each PWC 7.5% Note, plus accrued and unpaid interest thereon up to the date of redemption (“PWC 7.5% Note Redemption Price”). From and after the date on which the redemption of the PWC 7.5% Notes is completed and upon payment of the PWC 7.5% Note Redemption Price, holders of the PWC 7.5% Notes shall cease to be entitled to payment of any interest or principal amount and shall not be entitled to exercise any of their other rights pursuant to the PWC 7.5% Note. It is anticipated that the redemption of the PWC 7.5% Notes will be for an aggregate amount of approximately $1,007,787 assuming a redemption date of January 31, 2017.

PWC Recapitalization

The following description of the PWC Recapitalization is a summary only, is not comprehensive and is qualified in its entirety by reference to the full text of the PWC Class B Articles of Amendment and the PWC Supplemental Indenture, which are respectively attached as Appendix F and G to this PWC Circular.  The PWC Recapitalization will be effected by completing the PWC Class B Amendment and the PWC Series C Amendment, as more fully described below.

PWC Class B Amendment

To give effect to the PWC Class B Amendment, PWC intends to file articles of amendment (the “PWC Class B Articles of Amendment”) at or prior to the Effective Time in accordance with section 173 of the Canada Business Corporations Act. Pursuant to the PWC Class B Amendment, each PWC Class B Preferred Share outstanding at the Effective Time (other than PWC Class B Preferred Shares with respect to which PWC Class B Dissent Rights have been validly exercised) will be changed into PWC Common Shares (the “PWC Class B Exchange”) on the basis of 152.266 PWC Common Shares for each such PWC Class B Preferred Share (the “PWC Class B Consideration”). PWC shall not be required to deliver fractional PWC Common Shares in connection with the PWC Class B Exchange.

PWC Series C Amendment

To give effect to the PWC Series C Amendment, PWC intends to enter into the PWC Supplemental Indenture to supplement the Series C Indenture between PWC and Computershare Trust Company of Canada in accordance with section 8.09(2) of the Series C Indenture. Pursuant to the PWC Series C Amendment, the PWC Series C Notes outstanding at the Effective Time (other than PWC Series C Notes with respect to which PWC Series C Dissent Rights have been validly exercised) will be exchanged (the “PWC Series C Exchange”) on the basis of 7,468.211 PWC Common Shares for each $1,000 principal amount of PWC Series C Notes (the “PWC Series C Note Consideration”). PWC shall not be required to deliver fractional PWC Common Shares in connection with the PWC Series C Exchange.

There are 1,094,058 PWC Class B Preferred Shares outstanding as of the date of this PWC Circular, of which 217 are held by 340268 and an aggregate of 2,049 are held by Patrick George, his brother William George, and his spouse, Christine George. PWC will issue up to a maximum of 166,588,602 PWC Common Shares in satisfaction of the PWC Class B Preferred Share Consideration, of which 33,041 PWC Common Shares will be issued to 340268 and an aggregate of 311,992 PWC Common Shares will be issued to Patrick George, his brother William George, and his spouse, Christine George.

There is $61,686,000 principal amount of PWC Series C Notes outstanding as of the date of this PWC Circular, of which $22,499,000 is held by 340268 and an aggregate of $8,824,000 is held by Patrick George, his brother William George, and his spouse, Christine George. PWC will issue up to a maximum of 460,684,102 PWC Common Shares in satisfaction of the PWC Series C Note Consideration, of which 168,027,279 PWC Common Shares will be issued to 340268 and an aggregate of 65,899,492 PWC Common Shares will be issued to Patrick George, his brother William George, and his spouse, Christine George.

The Debt Satisfaction

The following description of certain provisions of the debt satisfaction agreement entered into by PWC and 340268 on September 12, 2016, as amended on November 15, 2016 (the “Debt Satisfaction Agreement”) is a summary only, is not comprehensive and is qualified in its entirety by reference to the full text of the Debt Satisfaction Agreement, a copy of which was filed under PWC’s profile on SEDAR at www.sedar.com.

PWC and 340268 are parties to a loan agreement dated October 29, 2015 as amended on March 1, 2016, a promissory note dated March 7, 2016, a loan facility dated September 12, 2016, as amended on November 15, 2016 (the “Loan Facility”) and a loan agreement dated October 26, 2016. As at November 15, 2016, 340268 held $8,250,000 of indebtedness of PWC. Pursuant to the Loan Facility, 340268 has agreed to make available to PWC up to an additional $3,345,000. In connection with the completion of the Transaction, it is anticipated that the Loan Facility will be fully drawn. Assuming that the Loan Facility is fully drawn by PWC, the total aggregate indebtedness owed by PWC to 340268 will be $11,595,000 (the “Aggregate Indebtedness”).

Subject to, but following completion of, the Redemptions and the PWC Recapitalization (but prior to the Amalgamation), pursuant to the Debt Satisfaction Agreement, 340268 has agreed to convert the Aggregate Indebtedness into PWC Common Shares. PWC has agreed to issue to or to the direction of 340268 approximately 7,103 PWC Common Shares per $1,000 of Aggregate Indebtedness (the “Satisfaction Shares”), in full satisfaction of the Aggregate Indebtedness, up to a maximum of 82,357,598 PWC Common Shares (assuming the Loan Facility is fully drawn).

Upon issuance of the Satisfaction Shares: (i) all loan agreements and promissory notes between PWC and 340268, including the Loan Facility, will be terminated and shall have no force and effect, (ii) 340268 will release all security interests in any property or assets of PWC, including any pledged securities, and (iii) a financing change statement will be filed to discharge any filings and registrations made under the Personal Property Security Act (Ontario) in respect of which 340268 is a secured party with respect to PWC.

While no determination has yet been made, PWC may draw down on the Loan Facility, in whole or in part, in the event that the Transaction is not completed.

PWC DSU Exchanges

Pursuant to the Pre-Amalgamation Agreement, PWC intends to enter into exchange agreements (the “PWC DSU Exchange Agreements”) with each holder of PWC DSUs pursuant to which each holder of PWC DSUs will agree to exchange each issued and outstanding PWC DSU for one (1) PWC Common Share immediately prior to the Effective Time. As of the Record Date, there were 160,660 PWC DSUs outstanding. If the Transaction is consummated, holders of PWC DSUs would be entitled to collectively receive 160,660 PWC Common Shares, in the aggregate, which PWC Common Shares will not be entitled to a vote at the PWC Common Shareholders Meeting.

The Amalgamation

The description of the Amalgamation Agreement, both below and elsewhere in this PWC Circular and the Joint Disclosure Booklet, is a summary only, is not exhaustive and is qualified in its entirety by reference to the terms of the Amalgamation Agreement, which is incorporated by reference herein and may be found on the SEDAR profiles of both PWC and VersaBank at www.sedar.com.

If the PWC Securityholder Approvals and the VersaBank Shareholder Approval are obtained at the PWC Meetings and the VersaBank Meeting, respectively, and if the other conditions set out in the Pre-Amalgamation Agreement and Amalgamation Agreement are either satisfied or waived, the Amalgamation will be effected in accordance with the Amalgamation Agreement.

On the Effective Date, the issued and outstanding VersaBank Common Shares, VersaBank Series 1 Preferred Shares, VersaBank Series 3 Preferred Shares, and PWC Common Shares (collectively, “Amalgamating Entities Shares”) shall automatically become (as more fully described below) fully paid and non-assessable shares of the Bank or, as more fully described below with respect to the VersaBank Common Shares currently held by PWC, shall be cancelled without any repayment of capital in respect thereof and the issued and outstanding PWC Options and VersaBank Options shall be converted into options to purchase Bank Common Shares, as follows:

(a)         each issued and outstanding VersaBank Common Share shall become (without any further action on the part of the holder) one (1) Bank Common Share other than those VersaBank Common Shares held by PWC, which will be cancelled without any payment of capital in respect thereof;

(b)         each issued and outstanding VersaBank Series 1 Preferred Share shall become (without any further action on the part of the holder) one (1) Bank Series 1 Preferred Share;

(c)          each issued and outstanding VersaBank Series 3 Preferred Share shall become (without any further action on the part of the holder) one (1) Bank Series 3 Preferred Share;

(d)         each issued and outstanding VersaBank Option shall be converted into an option to purchase one (1) Bank Common Share; provided that terms and conditions of an option to acquire Bank Common Shares, including the term to expiry, conditions to and manner of exercising, will be the same as the VersaBank Option for which it was exchanged, and shall be governed by the terms of the VersaBank Stock Option Plan and any document evidencing a VersaBank Option shall thereafter evidence and be deemed to evidence such option to acquire Bank Common Shares;

(e)          in accordance with the PWC Stock Option Plan, each issued and outstanding PWC Option shall be converted into an option to purchase (1/54.508758) Bank Common Shares (each a “PWC Replacement Option”) (and when aggregated with the other similar PWC Replacement Options of a holder of such options resulting in a fraction of a Bank Common Share, they shall be rounded down to the nearest whole number of Bank Common Shares); the exercise price per Bank Common Share subject to PWC Replacement Options shall be an amount equal to the quotient obtained when (A) the exercise price per PWC Common Share subject to such PWC Option immediately before the Effective Time, is divided by (B) (1/54.508758), provided that the aggregate exercise price payable on any particular exercise of PWC Replacement Options shall be rounded up to the nearest whole cent.; all terms and conditions of a PWC Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the PWC Option for which it was exchanged, and shall be governed by the terms of the PWC Stock Option Plan and any document evidencing a PWC Option shall thereafter evidence and be deemed to evidence such PWC Replacement Option;

(f)           each issued and outstanding PWC Common Share (other than PWC Common Shares with respect to which PWC Common Share Dissent Rights have been exercised, but including those issued under the PWC Recapitalization, the PWC DSU Exchange Agreements and the Debt Satisfaction) shall be converted into Bank Common Shares on the basis of 54.508758 PWC Common Shares for one (1) Bank Common Share; and

(g)          each PWC Common Shareholder who validly exercises the PWC Common Share Dissent Rights shall cease to have any rights as a holder of PWC Common Shares other than the right to be paid by the Bank the fair value of the PWC Common Shares with respect to which PWC Common Share Dissent Rights have been exercised in accordance with section 190 of the CBCA.

If the aggregate number of Bank shares to which a holder of Amalgamating Entities Shares would otherwise be entitled would include a fractional share, then the number of Bank shares that such holder of Amalgamating Entities Shares is entitled to receive following the Effective Time shall be rounded down to the next whole number and no former holder of Amalgamating Entities Shares will be entitled to any compensation in respect of such fractional Bank share.

For a further summary of the Amalgamation Agreement and Pre-Amalgamation Agreement, please see “Schedule D — Summary of the Pre-Amalgamation Agreement and Amalgamation Agreement” in the Joint Disclosure Booklet.

Effective Date

The Transaction, other than the Redemptions (which may be completed prior to, but no later than, the Effective Date), will become effective on: (i) the date shown on the PWC Class B Articles of Amendment; (ii) the date as set out in the PWC Supplemental Indenture giving effect to the PWC Series C Exchange; (iii) the date on which the transactions contemplated by the Debt Satisfaction Agreement are consummated; and (iv) the date on which the Amalgamation becomes effective as provided for in the letters patent of amalgamation issued by the Minister,  which shall each be the same date (such date being the “Effective Date”).

If the necessary approvals, including the PWC Securityholder Approvals and the Required Regulatory Approvals are obtained, it is currently anticipated that the Transaction will be completed in the first quarter of calendar 2017.

Interests of Certain Persons in the Transaction

In considering the recommendation of the PWC Independent Committee and the PWC Board, PWC Securityholders should be aware that directors and executive officers of PWC may have interests in the Transaction or may receive benefits that differ from, or be in addition to, the interests of PWC Securityholders generally. Other than the interests and benefits described below, none of the directors or officers of PWC or, to the knowledge of the directors and executive officers of PWC, any of their respective associates or affiliates, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise in any matter to be acted upon in connection with the Transaction or that would materially affect the Transaction.

Subject to the exchange of PWC DSU’s for PWC Common Shares as described above under “Particulars of the Transaction — The Transaction — PWC DSU Exchange”, all benefits received, or to be received, by directors, officers or employees of PWC as a result of the Transaction are, and will be, solely in connection with their services as directors, officers or employees of PWC. No benefit has been, or will be, conferred for the purpose of increasing the value of consideration payable to any such person for the PWC Securities held by such persons and no consideration is, or will be, conditional on the person supporting the Transaction.

Related Party Participation

Pursuant to MI 61-101, a “related party” of an entity includes (among others) persons holding over 10% of the voting rights attached to the voting securities of that entity, as well as the directors and senior officers of the entity and such person.  340268 holds more than 10% of the voting rights attached to the voting securities of PWC and is therefore a “related party” of PWC. Mr. Patrick George, a director of PWC, is also president of 340268. See “Particulars of the Transaction — Interests of Certain Persons in the Transaction - Consideration”. 340268 also has securityholdings in VersaBank.

All PWC Securities held by related parties of PWC will be treated identically and in the same manner in connection with the Transaction as PWC Securities held by any other PWC Securityholders. See “Particulars of the Transaction — Multilateral Instrument 61-101”.

Pursuant to the Debt Satisfaction Agreement, assuming that the Loan Facility made available to PWC by 340268 is fully drawn, PWC will issue to 340268 (or as it directs) up to 82,357,598 PWC Common Shares. See “Particulars of the Transaction — The Transaction — The Debt Satisfaction”.

Pursuant to the PWC Recapitalization, PWC will issue: (i) 33,041 PWC Common Shares to 340268 and an aggregate of 311,992 PWC Common Shares to Patrick George, his brother William George, and his spouse, Christine George in satisfaction of the PWC Class B Preferred Share Consideration; and (ii) 168,027,279 PWC Common Shares to 340268 and an aggregate of 65,899,492 PWC Common Shares to Patrick George, his brother William George, and his spouse, Christine George in satisfaction of the PWC Series C Note Consideration.

Common Directors on PWC Board and VersaBank Board

Mr. Paul Oliver and Mr. David Taylor are directors of each of PWC and VersaBank. Mr. Taylor is also an officer of each of PWC and VersaBank. Both Mr. Oliver and Mr. Taylor have securityholdings in each of PWC and VersaBank. As a result, Mr. Oliver and Mr. Taylor did not participate in the PWC Board’s approval of the Transaction and abstained from voting on the approval of the Transaction when such matter was put before the PWC Board. Messrs. Oliver and Taylor each disclosed such interests, and accordingly, the PWC Board was aware of these actual or potential conflicts of interest and considered them, among other matters, when they approved the Transaction.

Securities Ownership and the Intentions of Directors and Executive Officers

The following table sets out the names and positions of the directors and executive officers of PWC as of the Record Date, the number of PWC Common Shares, PWC Class A Preferred Shares, PWC Class B Preferred Shares, PWC Series C Notes, PWC DSUs, PWC Options, VersaBank Common Shares, VersaBank Series 1 Preferred Shares, VersaBank Series 3 Preferred Shares and VersaBank Options owned or over which control or direction was exercised by each such director or officer of PWC as of the Record Date and, where known after reasonable enquiry, by their respective associates or affiliates. To the knowledge of PWC, none of the directors and executive officers of PWC and, after reasonably enquiry, their respective associates of affiliates, hold any PWC 7.5% Notes.

Name	PWC Common Shares	PWC Class B Preferred Shares	PWC Series C Notes	PWC DSUs	PWC Class A Preferred Shares	PWC Options	VersaBank Common Shares	VersaBank Series 1 Preferred Shares	VersaBank Series 3 Preferred Shares	VersaBank Options
Patrick M. George Director	835,082 (1.87%)	682 (0.06%)	$5,368,000 (8.70%)	8,594 (5.35%)	5,000 (1.59%)	Nil	392,807 (1.95%)	300 (0.02%)	Nil	Nil
Christine George(1) Associate of Patrick M. George	2,434,700 (5.46%)	500 (0.05%)	505,000 (0.82%)	Nil	Nil	Nil	15,814 (0.08%)	Nil	Nil	Nil
Estate of Eugene George Associate of Patrick M. George and Significant Shareholder of PWC	6,900,000 (15.47%)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
340268 Ontario Limited(2)(3) Significant Shareholder of PWC	7,055,624 (15.82%)	217 (0.02%)	22,499,000 (36.47%)	Nil	Nil	Nil	1,948,468 (9.70%)	Nil	Nil	Nil
William George(4) Associate of 340268	251,378 (0.56%)	867 (0.08%)	2,951,000 (4.78%)	Nil	Nil	Nil	653,724 (3.25%)	Nil	Nil	Nil
Tel Matrundola Chairman and Director	228,128 (0.51%)	24,652 (2.25%)	Nil	Nil	Nil	6,500 (1.55%)	23,765 (0.12%)	100 (0.01%)	Nil	Nil
Kelly Barone(5) Associate of Tel Matrundola	77,122 (0.17%)	3,153 (0.29%)	Nil	Nil	Nil	Nil	9,050 (0.05%)	100 (0.01%)	Nil	Nil
Paul G. Oliver Director of PWC and VerasBank	30,248 (0.07%)	217 (0.02%)	$20,000 (0.03%)	55,054 (34.27%)	Nil	Nil	13,706 (0.07%)	1,000 (0.07%)	300 (0.02%)	Nil
J.S. (Steve) Wilson Director	1,000 (< 0.01%)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Tony Dagnone Director	251,000 (0.56%)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Name	PWC Common Shares	PWC Class B Preferred Shares	PWC Series C Notes	PWC DSUs	PWC Class A Preferred Shares	PWC Options	VersaBank Common Shares	VersaBank Series 1 Preferred Shares	VersaBank Series 3 Preferred Shares	VersaBank Options
David R. Taylor Director, President and Chief Executive Officer of PWC and VersaBank	2,210,141 (4.96%)	Nil	Nil	Nil	Nil	289,859 (69.23%)	338,400 (1.68%)	Nil	Nil	40,000 (100%)
Barry D. Walter Senior Vice President and Chief Financial Officer of PWC and VersaBank	36,260 (0.08%)	Nil	Nil	Nil	Nil	9,200 (2.20%)	2,900 (0.01%)	100 (0.01%)	1,100 (0.07%)	Nil
Cameron Mitchell Vice President, General Counsel & Corporate Secretary of PWC and VersaBank	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Total	20,310,683 (45.55%)	30,288 (2.77%)	31,343,000 (50.81%)	63,648 (39.62%)	5,000 (1.59%)	305,559 (72.98%)	3,398,634 (16.91%)	1,600 (0.11%)	1,400 (0.08%)	40,000 (100%)

Notes:

(1)                                  Christine George is an associate of Patrick George.

(2)                                  Patrick George is president of 340268 and holds more than 10% of the outstanding voting securities of 340268.

(3)                                  To the knowledge of PWC, after reasonably enquiry, the only shareholders of 340268 that hold securities of PWC are Patrick George and his sibling, William George.

(4)                                  William George holds more than 10% of the outstanding voting securities of 340268.

(5)                                  Kelly Barone is an associate of Tel Matrundola.

All of the directors and executive officers of PWC intend to vote their PWC Securities in favour of the PWC Series C Noteholders Resolution, the PWC Common Shareholders Resolution and the PWC Class B Preferred Shareholders Resolution and their VersaBank Shares in favour of the Amalgamation Resolution. All PWC Securities held by such directors and executive officers of PWC will be treated identically and in the same manner under the Redemptions, the PWC Recapitalization and the Amalgamation as PWC Securities held by any other PWC Securityholders. All VersaBank Shares held by such directors and executive officers of PWC will be treated identically and in the same manner under the Amalgamation as VersaBank Shares held by any other VersaBank Shareholders.

The following table sets out the names and positions of the directors and executive officers of VersaBank as of the Record Date, the number of PWC Common Shares, PWC Class A Preferred Shares, PWC Class B Preferred Shares, PWC Series C Notes, PWC DSUs, PWC Options, VersaBank Common Shares, VersaBank Series 1 Preferred Shares, VersaBank Series 3 Preferred Shares and VersaBank Options owned or over which control or direction was exercised by each such director or officer of VersaBank as of the Record Date and, where known after reasonable enquiry, by their respective associates or affiliates. To the knowledge of PWC, none of the directors and executive officers of VersaBank and, after reasonably enquiry, their respective associates or affiliates, hold any PWC 7.5% Notes.

Name(1)	PWC Common Shares	PWC Class B Preferred Shares	PWC Series C Notes	PWC DSUs	PWC Class A Preferred Shares	PWC Options	VersaBank Common Shares	VersaBank Series 1 Preferred Shares	VersaBank Series 3 Preferred Shares	VersaBank Options
The Honourable Thomas A. Hockin Chairman and Director	20,500 (0.05%)	Nil	Nil	Nil	Nil	Nil	8,100 (0.04%)	3,500 (0.24%)	1,000 (0.06%)	Nil
Robbert-Jan Brabander Director	89,300 (0.20%)	Nil	Nil	41,858 (26.05%)	Nil	Nil	18,590 (0.09%)	250 (0.02%)	100 (0.01%)	Nil

Name(1)	PWC Common Shares	PWC Class B Preferred Shares	PWC Series C Notes	PWC DSUs	PWC Class A Preferred Shares	PWC Options	VersaBank Common Shares	VersaBank Series 1 Preferred Shares	VersaBank Series 3 Preferred Shares	VersaBank Options
David A. Bratton Director	41,919 (0.09%)	Nil	Nil	Nil	Nil	Nil	16,998 (0.08%)	500 (0.03%)	Nil	Nil
R.W. (Dick) Carter Director	Nil	Nil	Nil	Nil	Nil	Nil	6,000 (0.03%)	Nil	Nil	Nil
Arnold E. Hillier Director	68,852 (0.15%)	581 (0.05%)	253,000 (0.41%)	Nil	Nil	Nil	29,889 (0.15%)	1,500 (0.10%)	1,000 (0.06%)	Nil
Colin E. Litton Director	21,136 (0.05%)	174 (0.02%)	Nil	Nil	Nil	Nil	24,503 (0.12%)	500 (0.03%)	500 (0.03%)	Nil
Susan T. McGovern Director	Nil	Nil	Nil	Nil	Nil	Nil	10,397 (0.05%)	Nil	Nil	Nil
Avery Pennarun Director	1,915 (< 0.01%)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Shawn Clarke Senior Vice-President and Chief Operating Officer	34 (< 0.01%)	Nil	Nil	Nil	Nil	Nil	200 (< 0.01%)	100 (0.01%)	100 (0.01%)	Nil
Christy Alycia Cunningham(2) Associate of Shawn Clarke	1,593 (< 0.01%)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Ross P. Duggan Senior Vice-President, Lending	31,800 (0.07%)	Nil	Nil	Nil	Nil	6,500 (1.55%)	500 (< 0.01%)	100 (0.01%)	200 (0.01%)	Nil
Nick Kristo Credit and Chief Risk Officer	Nil	Nil	Nil	Nil	Nil	6,500 (1.55%)	500 (< 0.01%)	200 (0.01%)	Nil	Nil
Jonathan F.P. Taylor Senior Vice-President, Deposit Services & Human Resources	66,910 (0.15%)	2,000 (0.18%)	16,000 (0.03%)	Nil	Nil	9,200 (2.20%)	498 (< 0.01%)	200 (0.01%)	100 (0.01%)	Nil
Jean-Paul Beker Vice-President, Real Estate Lending	Nil	Nil	Nil	Nil	Nil	Nil	3,140 (0.02%)	Nil	Nil	Nil
Brian A. Conley Vice-President, Credit	12,950 (0.03%)	Nil	Nil	Nil	Nil	8,500 (2.03%)	Nil	Nil	Nil	Nil
Michael Dixon Vice-President, Consumer Lending	1,645 (< 0.01%)	Nil	Nil	Nil	Nil	4,400 (1.05%)	200 (< 0.01%)	900 (0.06%)	100 (0.01%)	Nil
Stephanie Francis Vice-President, Finance & Accounting	Nil	Nil	Nil	Nil	Nil	4,200 (1.00%)	Nil	500 (0.03%)	200 (0.01%)	Nil
Joanne Johnston Chief Internal Auditor	Nil	Nil	Nil	Nil	Nil	2,000 (0.48%)	Nil	Nil	Nil	Nil
Aly Lalani Vice-President, Treasurer	663 (< 0.01%)	22 (< 0.01%)	Nil	Nil	Nil	Nil	1,768 (0.01%)	200 (0.01%)	100 (0.01%)	Nil
Kerry McDowell Vice-President, Credit Card Services	Nil	Nil	Nil	Nil	Nil	Nil	Nil	100 (0.01%)	Nil	Nil
Scott A. Mizzen Vice-President, Real Estate Finance	1,084 (< 0.01%)	65 (0.01%)	Nil	Nil	Nil	4,400 (1.05%)	1,005 (0.01%)	Nil	Nil	Nil
Andy Min Vice-President, Finance & Corporate Accounting	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Name(1)	PWC Common Shares	PWC Class B Preferred Shares	PWC Series C Notes	PWC DSUs	PWC Class A Preferred Shares	PWC Options	VersaBank Common Shares	VersaBank Series 1 Preferred Shares	VersaBank Series 3 Preferred Shares	VersaBank Options
Jason Patterson Vice-President, Investment Risk & Control	4,000 (0.01%)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
David Thoms Vice-President, Structured & Corporate Finance	300 (< 0.01%)	Nil	Nil	Nil	Nil	4,400 (1.05%)	Nil	100 (0.01%)	Nil	Nil
Steve Creery Vice-President, Credit	2,100 (< 0.01%)	Nil	Nil	Nil	Nil	4,400 (1.05%)	Nil	200 (0.01%)	Nil	Nil
Total	366,701 (0.82%)	2,842 (0.26%)	269,000 (0.44%)	41,858 (26.05%)	Nil	54,500 (13.02%)	122,288 (0.61%)	8,850 (0.61%)	3,400 (0.20%)	Nil

Notes:

(1)                                  Excludes security holdings of Messrs. Oliver, Taylor, Walter and Mitchell whose security holdings have been reported in the table that discloses the security holdings of the PWC directors and executive officers.

(2)                                  Christy Alycia Cunningham is an associate of Shawn Clarke.

PWC DSUs

As of the Record Date, the directors and executive officers of PWC held 63,648 PWC DSUs, which represented approximately 0.14% of the issued and outstanding PWC Common Shares. Pursuant to the Pre-Amalgamation Agreement, PWC intends to enter into PWC DSU Exchange Agreements with each holder of PWC DSUs pursuant to which each holder of PWC DSUs will agree to exchange each issued and outstanding PWC DSU for one (1) PWC Common Share immediately prior to the Effective Time. If the Transaction is consummated, the directors and executive officers of PWC would be entitled to collectively receive 63,648 PWC Common Shares, in the aggregate, which PWC Common Shares will not be entitled to a vote at the PWC Common Shareholders Meeting.

PWC Stock Options

As of the Record Date, the directors and executive officers of PWC held, in the aggregate, 305,559 PWC Options, all of which were vested and exercisable as of that date. The outstanding PWC Options held by such directors and executive officers had exercise prices ranging from $1.26 to $11.70. If the Amalgamation is consummated, such directors and executive officers would be entitled to collectively receive 5,605 PWC Replacement Options, in the aggregate, as all PWC Options outstanding immediately prior to the Effective Time (whether vested or unvested) shall, be converted into an option to purchase (1/54.508758) Bank Common Shares. The exercise price per Bank Common Shares subject to such PWC Replacement Options shall be an amount equal to the quotient obtained when (A) the exercise price per PWC Common Share subject to such PWC Option immediately before the Effective Time, is divided by (B) (1/54.508758), provided that the aggregate exercise price payable on any particular exercise of PWC Replacement Options shall be rounded up to the nearest whole cent.

Directors and Officers of the Bank following the Transaction

The Amalgamation Agreement provides that Mr. Paul Oliver and Mr. David Taylor will each serve as directors of the Bank following the Transaction. See “Schedule C — Information Concerning the Bank after the Transaction — Directors and Officers” in the Joint Disclosure Booklet

Indemnity and Insurance Arrangements

For a summary of the indemnification and insurance arrangements for directors and executive officers of PWC under the Amalgamation Agreement, see “Schedule D — Summary of the Pre-Amalgamation Agreement and Amalgamation Agreement — Amalgamation Agreement — Indemnification and Insurance” in the Joint Disclosure Booklet. Additionally, please refer to Section 6 of the Amalgamation Agreement - “Indemnification of Directors and Officers and Insurance”.  The Amalgamation Agreement can be found on SEDAR under VersaBank’s and PWC’s profiles.

Consideration

The following table sets out the names and positions of the directors and executive officers of PWC as of the Record Date including, where known after reasonable enquiry, their respective associates or affiliates and the consideration to be received by such persons pursuant to the Transaction.

Name	Estimated cash payment to be received in respect of the redemption of PWC Class A Preferred Shares(1)	Total estimated amount of PWC Common Shares to be received in connection with the PWC Recapitalization and the PWC DSU Exchange Agreements	Total estimated amount of Bank Common Shares to be received pursuant to the Amalgamation in respect of PWC Common Shares held immediately prior to the Amalgamation	Estimated amount of PWC Replacement Options to be received in respect of PWC Options pursuant to the Amalgamation	Estimated amount of options to purchase Bank Common Shares to be received in respect of VersaBank Options pursuant to the Amalgamation	Total estimated Bank Common Shares held after the Amalgamation (2)	Total estimated Bank Series 1 Preferred Shares held after the Amalgamation	Total estimated Bank Series 3 Preferred Shares held after the Amalgamation
Patrick M. George Director	$16,136.30	40,201,795	752,849	Nil	Nil	1,145,656 (5.37%)	300 (0.02%)	Nil
Christine George Associate of Patrick M. George	Nil	3,847,579	115,252	Nil	Nil	131,066 (0.61%)	Nil	Nil
Estate of Eugene George Associate of Patrick M. George and Significant Shareholder of PWC	Nil	Nil	126,585	Nil	Nil	126,585 (0.59%)	Nil	Nil
340268 Ontario Limited Significant Shareholder of PWC	Nil	168,060,320	4,723,526(3)	Nil	Nil	6,671,994 (31.30%)	Nil	Nil
William George Associate of 340268	Nil	22,170,704	411,348	Nil	Nil	1,065,072 (5.00%)	Nil	Nil
Tel Matrundola Chairman and Director	Nil	3,753,661	73,048	119	Nil	96,813 (0.45%)	100 (0.01%)	Nil
Kelly Barone Associate of Tel Matrundola	Nil	480,094	10,222	Nil	Nil	19,272 (0.09%)	100 (0.01%)	Nil
Paul G. Oliver Director of PWC and VerasBank	Nil	237,459	4,911	Nil	Nil	18,617 (0.09%)	1,000 (0.07%)	300 (0.02%)

Name	Estimated cash payment to be received in respect of the redemption of PWC Class A Preferred Shares(1)	Total estimated amount of PWC Common Shares to be received in connection with the PWC Recapitalization and the PWC DSU Exchange Agreements	Total estimated amount of Bank Common Shares to be received pursuant to the Amalgamation in respect of PWC Common Shares held immediately prior to the Amalgamation	Estimated amount of PWC Replacement Options to be received in respect of PWC Options pursuant to the Amalgamation	Estimated amount of options to purchase Bank Common Shares to be received in respect of VersaBank Options pursuant to the Amalgamation	Total estimated Bank Common Shares held after the Amalgamation (2)	Total estimated Bank Series 1 Preferred Shares held after the Amalgamation	Total estimated Bank Series 3 Preferred Shares held after the Amalgamation
J.S. (Steve) Wilson Director	Nil	Nil	18	Nil	Nil	18 (< 0.01%)	Nil	Nil
Tony Dagnone Director	Nil	Nil	4,604	Nil	Nil	4,604 (0.02%)	Nil	Nil
David R. Taylor Director, President and Chief Executive Officer of PWC and VersaBank	Nil	Nil	40,546	5,317	40,000	378,946 (1.78%)	Nil	Nil
Barry D. Walter Senior Vice President and Chief Financial Officer of PWC and VersaBank	Nil	Nil	665	168	Nil	3,565 (0.02%)	100 (0.01%)	1,100 (0.07%)
Cameron Mitchell Vice President, General Counsel & Corporate Secretary of PWC and VersaBank	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)                                     Assumes that the outstanding PWC Class A Preferred Shares will be redeemed on January 31, 2017.

(2)                                     Represents existing VersaBank Common Shares held prior to the Amalgamation together with Bank Common Shares that will be issued in exchange for PWC Common Shares under the Amalgamation.

(3)                                     This calculation takes into account the estimated 82,357,598 PWC Common Shares to be received by 340268 as Satisfaction Shares pursuant to the Debt Satisfaction Agreement. See “Particulars of the Transaction — The Transaction — The Debt Satisfaction”.

The following table sets out the names and positions of the directors and executive officers of VersaBank as of the Record Date including, where known after reasonable enquiry, their respective associates or affiliates and the consideration to be received by such persons pursuant to the Transaction.

Name(1)	Estimated cash payment to be received in respect of the redemption of PWC Class A Preferred Shares(2)	Total estimated amount of PWC Common Shares to be received in connection with the PWC Recapitalization and the PWC DSU Exchange Agreements	Total estimated amount of Bank Common Shares to be received pursuant to the Amalgamation in respect of PWC Common Shares held immediately prior to the Amalgamation	Estimated amount of PWC Replacement Options to be received in respect of PWC Options pursuant to the Amalgamation	Estimated amount of options to purchased Bank Common Shares to be received in respect of VersaBank Options pursuant to the Amalgamation	Total estimated Bank Common Shares held after the Amalgamation(3)	Total estimated Bank Series 1 Preferred Shares held after the Amalgamation	Total estimated Bank Series 3 Preferred Shares held after the Amalgamation
The Honourable Thomas A. Hockin Chairman and Director	Nil	Nil	376	Nil	Nil	8,476 (0.04%)	3,500 (0.24%)	1,000 (0.06%)
Robbert-Jan Brabander Director	Nil	41,858	2,406	Nil	Nil	20,996 (0.10%)	250 (0.02%)	100 (0.01%)
David A. Bratton Director	Nil	Nil	769	Nil	Nil	17,767 (0.08%)	500 (0.03%)	Nil
R.W. (Dick) Carter Director	Nil	Nil	Nil	Nil	Nil	6,000 (0.03%)	Nil	Nil
Arnold E. Hillier Director	Nil	1,977,923	37,549	Nil	Nil	67,438 (0.32%)	1,500 (0.10%)	1,000 (0.06%)
Colin E. Litton Director	Nil	26,494	873	Nil	Nil	25,376 (0.12%)	500 (0.03%)	500 (0.03%)
Susan T. McGovern Director	Nil	Nil	Nil	Nil	Nil	10,397 (0.05%)	Nil	Nil
Avery Pennarun Director	Nil	Nil	35	Nil	Nil	35 (< 0.01%)	Nil	Nil
Shawn Clarke Senior Vice-President and Chief Operating Officer	Nil	Nil	Nil	Nil	Nil	200 (< 0.01%)	100 (0.01%)	100 (0.01%)
Christy Alycia Cunningham Associate of Shawn Clarke	Nil	Nil	29	Nil	Nil	29 (< 0.01%)	Nil	Nil
Ross P. Duggan Senior Vice-President, Lending	Nil	Nil	583	119	Nil	1,083 (0.01%)	100 (0.01%)	200 (0.01%)
Nick Kristo Credit and Chief Risk Officer	Nil	Nil	Nil	119	Nil	500 (< 0.01%)	200 (0.01%)	Nil
Jonathan F.P. Taylor Senior Vice-President, Deposit Services & Human Resources	Nil	424,023	9,006	168	Nil	9,504 (0.04%)	200 (0.01%)	100 (0.01%)
Jean-Paul Beker Vice-President, Real Estate Lending	Nil	Nil	Nil	Nil	Nil	3,140 (0.01%)	Nil	Nil
Brian A. Conley Vice-President, Credit	Nil	Nil	237	155	Nil	237 (< 0.01%)	Nil	Nil
Michael Dixon Vice-President, Consumer Lending	Nil	Nil	30	80	Nil	230 (< 0.01%)	900 (0.06%)	100 (0.01%)
Stephanie Francis Vice-President, Finance & Accounting	Nil	Nil	Nil	77	Nil	Nil	500 (0.03%)	200 (0.01%)

Name(1)	Estimated cash payment to be received in respect of the redemption of PWC Class A Preferred Shares(2)	Total estimated amount of PWC Common Shares to be received in connection with the PWC Recapitalization and the PWC DSU Exchange Agreements	Total estimated amount of Bank Common Shares to be received pursuant to the Amalgamation in respect of PWC Common Shares held immediately prior to the Amalgamation	Estimated amount of PWC Replacement Options to be received in respect of PWC Options pursuant to the Amalgamation	Estimated amount of options to purchased Bank Common Shares to be received in respect of VersaBank Options pursuant to the Amalgamation	Total estimated Bank Common Shares held after the Amalgamation(3)	Total estimated Bank Series 1 Preferred Shares held after the Amalgamation	Total estimated Bank Series 3 Preferred Shares held after the Amalgamation
Joanne Johnston Chief Internal Auditor	Nil	Nil	Nil	36	Nil	Nil	Nil	Nil
Aly Lalani Vice-President, Treasurer	Nil	3,349	73	Nil	Nil	1,841 (0.01%)	200 (0.01%)	100 (0.01%)
Kerry McDowell Vice-President, Credit Card Services	Nil	Nil	Nil	Nil	Nil	Nil	100 (0.01%)	Nil
Scott A. Mizzen Vice-President, Real Estate Finance	Nil	9,897	201	80	Nil	1,206 (0.01%)	Nil	Nil
Andy Min Vice-President, Finance & Corporate Accounting	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Jason Patterson Vice-President, Investment Risk & Control	Nil	Nil	73	Nil	Nil	73 (< 0.01%)	Nil	Nil
David Thoms Vice-President, Structured & Corporate Finance	Nil	Nil	5	80	Nil	5 (< 0.01%)	100 (0.01%)	Nil
Steve Creery Vice-President, Credit	Nil	Nil	38	80	Nil	38 (< 0.01%)	200 (0.01%)	Nil

Notes:

(1)                   Excludes security holdings of Messrs. Oliver, Taylor, Walter and Mitchell whose security holdings have been reported in the table that discloses the security holdings of the PWC directors and executive officers.

(2)                   Assumes that the outstanding PWC Class A Preferred Shares will be redeemed on January 31, 2017.

(3)                                     Represents existing VersaBank Common Shares held prior to the Amalgamation together with Bank Common Shares that will be issued in exchange for PWC Common Shares under the Amalgamation.

Required PWC Securityholder Approvals

In order for the Transaction to be effected, PWC Series C Noteholders, PWC Common Shareholders and PWC Class B Preferred Shareholders will be asked to consider and, if deemed advisable, approve the PWC Series C Noteholders Resolution, the PWC Common Shareholders Resolution and the PWC Class B Preferred Shareholders Resolution, respectively. The following specific approvals of the PWC Series C Noteholders Resolution, the PWC Common Shareholders Resolution and the PWC Class B Preferred Shareholders Resolution are required (collectively, the “PWC Securityholder Approvals”):

•                                          at least 66 2/3% of the votes cast by holders of PWC Common Shares present in person or represented by proxy at the meeting of holders of PWC Common Shares;

•                                          a majority of the votes cast by the holders of PWC Common Shares present in person or represented by proxy at the meeting of holders of PWC Common Shares other than those required to be excluded in determining such approval pursuant to MI 61-101 and the rules and policies of the TSX;

•                  at least 66 2/3% of the votes cast by holders of PWC Class B Preferred Shares present in person or represented by proxy at the meeting of holders of PWC Class B Preferred Shares; and

•                  at least 66 2/3% of the votes cast by holders of PWC Series C Notes present in person or represented by proxy at the meeting of holders of PWC Series C Notes.

The full text of the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution are attached to this PWC Circular as Appendices B, C and D, respectively. Additionally, the Pre-Amalgamation Agreement and Amalgamation Agreement were filed on SEDAR under PWC’s profile.

The Series C Indenture permits amendments thereto by written resolutions in lieu of meetings of PWC Series C Noteholders, including in the case of the PWC Series C Noteholder Resolution, by instrument in writing signed by PWC Series C Noteholders holding not less than 66 2/3% in aggregate principal amount of the PWC Series C Notes outstanding.  In accordance with applicable securities laws, PWC would be required to publicly announce any such written approval of the PWC Series C Noteholders Resolution, in which event PWC would cancel the PWC Series C Noteholders Meeting.

Multilateral Instrument 61-101

PWC is a reporting issuer or equivalent in all of the provinces and territories of Canada, other than Quebec. Among other things, PWC is subject to MI 61-101, which is intended to regulate certain transactions to ensure equality of treatment among securityholders, generally by requiring enhanced disclosure, approval by a majority of securityholders excluding related and interested parties and, in certain instances, independent valuations and approval and oversight of the transaction by a special committee of independent directors. The protections of MI 61-101 generally apply to “business combinations” (as defined in MI 61-101) that terminate the interests of securityholders without their consent. In addition, MI 61-101 provides that, in certain circumstances, where a “related party” of an issuer (as defined in MI 61-101) is a party to a transaction with the issuer, such transaction may be considered to be a “related party transaction” (as defined in MI 61-101) and may be subject to the minority approval requirements and formal valuation requirements described below. A “related party transaction” for an issuer includes the acquisition of an asset from a related party for valuable consideration, the issuance of a security to a related party and materially amending the terms of an outstanding debt or liability owed to the related party. Pursuant to MI 61-101, a “related party” includes a control person of the entity, directors, executive officers and shareholders holding over 10% of the voting rights attached to the voting securities of the issuer. 340268 holds more than 10% of the voting rights attached to the voting securities of PWC and is therefore a “related party” of PWC.

Pursuant to MI 61-101, the Transaction will constitute both a “related party transaction” and a “business combination”.  As a result, the PWC Board established the PWC Independent Committee to, among other matters, review, direct and supervise the process to be carried out by PWC and its professional advisors in assessing the Transaction (including the preparation of any formal valuation required under MI 61-101), review and consider the proposed structure, terms and conditions of the Transaction and to make a recommendation to the PWC Board with respect thereto. See “Particulars of the Transaction — Recommendation of the PWC Independent Committee”.

Minority Approval

MI 61-101 requires that, in addition to any other required securityholder approval but subject to certain exceptions, a related party transaction and/or a business combination is subject to “minority approval” (as defined in MI 61-101, being a simple majority of the votes (50% + 1) cast by “minority” shareholders of each class of “affected securities” (as defined in MI 61-101), in each case voting separately as a class). Accordingly, in addition to any other required securityholder approval of the Transaction, pursuant to MI 61-101, the Transaction (other than the redemption of the PWC 7.5% Notes) will also require “minority approval” of a simple majority (50% + 1) of holders of PWC Common Shares, other than PWC Common Shares beneficially owned, or over which control or direction is exercised by: (a) PWC; (b) each “interested party” (as defined in MI 61-101); (c) each “related party” to any such interested party within the meaning of MI 61-101; and (d) any person that is a joint actor with any of the persons referred to in (b) and (c) for the purposes of MI 61-101 (collectively, the “Excluded Shareholders”).

To the knowledge of PWC, after reasonable inquiry, the following persons will be considered to be Excluded Shareholders in relation to the Transaction for purposes of MI 61-101 and, accordingly, votes in respect of PWC Common Shares held by them, as set out below, will be excluded for the purposes of determining if “minority approval” of the Transaction is obtained pursuant to MI 61-101:

Excluded Shareholder	Number of PWC Common Shares	Percentage of outstanding PWC Common Shares
340268(1)	7,055,624	15.82%
William George	251,378	0.56%
Christine George	2,434,700	5.46%
The Estate of Eugene George	6,900,000	15.47%
Patrick George	835,082	1.87%
Tony Dagnone	251,000	0.56%
Tel Matrundola	228,128	0.51%
Kelly Barone	77,122	0.17%
Paul Oliver	30,248	0.07%
Steve Wilson	1,000	< 0.01%
David Taylor	2,210,141	4.96%
Cameron Mitchell	Nil	Nil
Robbert-Jan Brabander	89,300	0.20%
David Bratton	41,919	0.09%
R.W. (Dick) Carter	Nil	Nil
Arnie Hillier	68,852	0.15%
The Honourable Thomas A. Hockin	20,500	0.05%
Colin Litton	21,136	0.05%
Susan T. McGovern	Nil	Nil
Avery Pennarum	1,915	< 0.01%
Barry D. Walter	36,260	0.08%
Shawn Clarke	34	< 0.01%
Christy Alycia Cunningham	1,593	< 0.01%
Jean-Paul Beker	Nil	Nil
Ross P. Duggan	31,800	0.07%
Jonathan F.P. Taylor	66,910	0.15%
Brian A. Conley	12,950	0.03%
Michael Dixon	1,645	< 0.01%
Stephanie Francis	Nil	Nil
Joanne Johnston	Nil	Nil
Nick Kristo	Nil	Nil

Excluded Shareholder	Number of PWC Common Shares	Percentage of outstanding PWC Common Shares
Aly Lalani	663	< 0.01%
Kerry McDowell	Nil	Nil
Andy Min	Nil	Nil
Scott A. Mizzen	1,084	< 0.01%
Jason Patterson	4,000	0.01%
David Thoms	300	< 0.01%
Steve Creery	2,100	< 0.01%
Total:	20,677,384	46.37%

Note:

(1)                           Excludes the PWC Common Shares held directly by Mr. Patrick George.

To the knowledge of PWC, after reasonable inquiry, the Excluded Shareholders hold an aggregate of 20,677,384 PWC Common Shares as of the Record Date (representing approximately 46.37% of the issued and outstanding PWC Common Shares as of such date), which will be excluded for purposes of calculating the requisite “minority approval” of the PWC Common Shareholders Resolution.

In respect of the Loan Facility, PWC is exempt from the requirements under MI 61-101 to obtain minority approval pursuant to section 5.7(f) of MI 61-101. The Loan Facility does not require minority approval because it is a credit facility provided by 340268 to PWC on reasonable commercial terms that are not less advantageous to PWC than if the Loan Facility were provided by a person dealing at arm’s length with PWC, and which is: (i) not convertible into equity or voting securities of PWC and is non-participating; and (ii) not repayable, as to principal nor interest, in equity or voting securities of PWC. While no determination has yet been made, PWC may draw down on the Loan Facility, in whole or in part, in the event that the Transaction is not completed.

Formal Valuation Requirements

MI 61-101 also requires that, unless exempted, an issuer proposing to carry out a “related party transaction” or a “business combination” is required to obtain a formal valuation in respect of the transaction. Accordingly, Crosbie was retained by the PWC Independent Committee to provide, and has completed, formal valuations in connection with the Amalgamation in respect of the fair market value of the PWC Common Shares and the non-cash consideration being offered to PWC Securityholders pursuant to the Amalgamation, being the Bank Common Shares. See “Particulars of the Transaction — Crosbie Fairness Opinions and Formal Valuations”.

In respect of the transactions contemplated by the redemption of the PWC Class A Preferred Shares and the PWC Recapitalization, PWC is exempt from the requirements under MI 61-101 to obtain a formal valuation in respect of non-cash assets involved in such related party transactions pursuant to section 6.3(2) of MI 61-101. Neither PWC nor, to the knowledge of PWC after reasonably inquiry, any of the Excluded Shareholders, have knowledge of any material information concerning PWC or its securities that has not been generally disclosed. The tables above under the heading “Particulars of the Transaction — Interests of Certain Persons in the Transaction — Consideration” set out a description of the effect of the PWC Recapitalization on the direct or indirect voting interest of the related parties involved.

In respect of the transactions contemplated by the PWC DSU Exchange Agreements and the Debt Satisfaction, such transactions are not subject to the formal valuation requirements under MI 61-101.

To the knowledge of the directors and executive officers of PWC, after reasonable inquiry, there have been no prior valuations (as defined in MI 61-101) prepared in respect of PWC within the 24 months preceding the date of this PWC Circular.

TSX Matters

Pursuant to section 607(g)(i) of the Toronto Stock Exchange Company Manual (the “TSX Company Manual”), a listed company is generally required to obtain shareholder approval in connection with a private placement where the aggregate number of securities issuable is expected to exceed 25% of the number of securities of the issuer which are outstanding and the price per listed security is less than the market price. In addition, pursuant to section 607(g)(ii) of the TSX Company Manual, a listed company is generally required to obtain shareholder approval in connection with a private placement where the number of securities issued or issuable to insiders as a group exceeds 10% of the number of securities of the issuer which are outstanding. Finally, pursuant to section 607(e) of the TSX Company Manual, the price per listed security for a particular transaction must not be lower than the market price less the applicable discount permitted under TSX rules and policies.

As of the date of this PWC Circular, there are 44,592,260 PWC Common Shares issued and outstanding. The 709,790,963 PWC Common Shares to be issued in connection with the PWC Recapitalization, the Debt Satisfaction and the PWC DSU Exchange Agreements will exceed 25% of the total number of outstanding PWC Common Shares as of the date of this PWC Circular, representing dilution to existing PWC Common Shareholders of approximately 1592%. Shareholder approval is therefore required under section 607(g)(i) of the TSX Company Manual. In addition, as the number of PWC Common Shares issued to insiders of PWC in connection with the PWC Recapitalization, the Debt Satisfaction and the PWC DSU Exchange Agreements will exceed 10% of the issued and outstanding PWC Common Shares as of the date of this PWC Circular, the TSX has determined that shareholder approval is required under section 607(g)(ii) of the TSX Company Manual. Notably, up to: (i) 82,357,598 PWC Common Shares will be issued to 340268 in connection with the Debt Satisfaction; (ii) 33,041 PWC Common Shares will be issued to 340268 and an aggregate of 311,992 PWC Common Shares will be issued to Patrick George, his brother William George, and his spouse, Christine George, in satisfaction of the PWC Class B Preferred Share Consideration; (iii) 168,027,279 PWC Common Shares will be issued to 340268 and an aggregate of 65,899,492 PWC Common Shares will be issued to Patrick George, his brother William George, and his spouse, Christine George, in satisfaction of the PWC Series C Note Consideration; (iv) an aggregate of 4,416,160 PWC Common Shares will be issued to Tel Matrundola, his spouse and Paul Oliver in satisfaction of both the PWC Class B Preferred Share Consideration and the PWC Series C Note Consideration; (v) an aggregate of 63,648 PWC Common Shares will be issued to Patrick George and Paul Oliver in connection with the PWC DSU Exchange Agreements; and (vi) an aggregate of 2,483,544 PWC Common Shares will be issued to certain directors and executive officers of VersaBank and their associates in connection with the PWC Recapitalization and the PWC DSU Exchange Agreements, all such parties being considered insiders (as such term is defined in the TSX Company Manual) of PWC, representing dilution to existing PWC Common Shareholders of approximately 725.67%. Finally, the TSX has determined that the deemed issue price of the PWC Common Shares to be issued to holders of PWC Class B Preferred Shares under the PWC Class B Share Exchange is lower than the market price thereof less the applicable discount permitted under TSX rules and policies.

The TSX has determined that the approval of the PWC Common Shareholder Resolution by PWC Common Shareholders, including the “minority approval” under MI 61-101, will satisfy the required shareholder approvals under the TSX Company Manual described above.

Regulatory Matters

OSFI Approval

The Amalgamation is also conditional upon the receipt of the approval of the Amalgamation Agreement by the Superintendent of the Office of the Superintendent of Financial Institutions (“OSFI”). Pursuant to section 225 of the Bank Act (Canada), an amalgamation agreement must be submitted to the Superintendent for approval prior to seeking the approval of shareholders. As of the date of this PWC Circular, VersaBank has received OSFI’s approval of the Amalgamation Agreement. Assuming that the PWC Securityholders and VersaBank Shareholders approve the Amalgamation, PWC and VersaBank will make a further application to the Minister for the issuance of letters patent of amalgamation pursuant to section 228 of the Bank Act (Canada).

Each of PWC and VersaBank have covenanted that they shall make all filings and submissions that are required to obtain the letters patent of amalgamation and will use their commercially reasonable efforts to satisfy all requests for additional information received pursuant to those filings and submissions and any orders or requests made by a Governmental Entity under applicable legislation.

Competition Act Approval

PWC and VersaBank have taken steps to satisfy themselves that Competition Act Approval is not required for the Amalgamation.

Stock Exchange De-Listing and Reporting Issuer Status

The PWC Common Shares, PWC Class A Preferred Shares, PWC Class B Preferred Shares and PWC Series C Notes are currently listed on the TSX under the symbols PWC, PWC.PR.A, PWC.PR.B and PWC.NT.C, respectively. PWC expects that: (i) the PWC Class A Preferred Shares will be de-listed from the TSX on or following the redemption of such shares as contemplated by the Redemptions (which may be completed prior to, but no later than, the Effective Date); and (ii) the PWC Common Shares, PWC Class B Preferred Shares, and PWC Series C Notes will be de-listed from the TSX on or following the Effective Date.

Following the Effective Date, PWC will also seek to cease to be a reporting issuer under the securities legislation of each of the provinces and territories in Canada under which it is currently a reporting issuer (or equivalent).

Pursuant to the Pre-Amalgamation Agreement, VersaBank has covenanted that it will use commercially reasonable efforts to obtain approval of the listing and posting for trading on the TSX of the Bank Common Shares and Bank Preferred Shares and otherwise comply with the TSX requirements relevant to the transactions contemplated by the Pre-Amalgamation Agreement.

As of the date of this PWC Circular, the TSX has conditionally approved: (i) the listing of the Bank Common Shares and Bank Preferred Shares pursuant to the Amalgamation; (ii) the listing of the Bank Common Shares issuable upon the exercise of the VersaBank Options which were converted into options to purchase Bank Common Shares as part of the Amalgamation; and (iii) the listing of the Bank Common Shares issuable upon the exercise of the PWC Replacement Options. Such listing is subject to VersaBank fulfilling all of the listing requirements of the TSX.

Effects on PWC if the Transaction is Not Completed

If the Transaction is not completed for any reason, PWC Securityholders will not receive any Bank Common Shares in connection with the Transaction and PWC will remain a reporting issuer and the PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes will continue to be listed on the TSX. See “Risk Factors — Risk Factors Relating to the Transaction”.

DISSENT RIGHTS OF SECURITYHOLDERS

If you are a registered holder of PWC Common Shares or PWC Class B Preferred Shares, you are entitled to PWC Common Share Dissent Rights or PWC Class B Dissent Rights, as the case may be. If you are a registered holders of PWC Series C Notes, you have been granted PWC Series C Dissent Rights. A registered holder of PWC Common Shares, PWC Class B Preferred Shares or PWC Series C Notes that validly exercises its PWC Common Share Dissent Rights, PWC Class B Dissent Rights or PWC Series C Dissent Rights, respectively, is referred to herein as a “Registered Dissenting Securityholder”. The holders of PWC Common Shares distributed in connection with the PWC Recapitalization and the Debt Satisfaction will not be entitled to exercise any Dissent Rights in respect of such PWC Common Shares.

Registered holders of PWC Series C Notes are being granted PWC Series C Dissent Rights in connection with the PWC Series C Noteholders Resolution, notwithstanding that there exists no requirement to do so pursuant to the Series C Indenture or applicable law. The grant of PWC Series C Dissent Rights to registered holders of PWC Series C Notes contemplated in the Pre-Amalgamation Agreement is not intended to, nor does it, create third-party beneficiary rights for such PWC Series C Noteholders.

The respective obligations of PWC and VersaBank to complete the transactions contemplated by the Pre-Amalgamation Agreement are subject to mutual conditions that the holders of no more than 2% of the issued and outstanding of any of the PWC Common Shares (calculated prior to the issuance of any PWC Common Shares pursuant to the PWC Recapitalization), PWC Class B Preferred Shares or PWC Series C Notes shall have validly exercised their respective Dissent Rights in respect of the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution, respectively. PWC and VersaBank may decide to waive the mutual conditions relating to the valid exercise of Dissent Rights for any one or more of the classes of PWC Securities in whole or in part, and not necessarily proportionately amongst the various classes of PWC Securities, in their sole discretion.

This section summarizes the provisions of section 190 of the CBCA. If you are a Registered Dissenting Securityholder and wish to dissent, you should obtain your own legal advice and carefully read the provisions of section 190 of the CBCA which is attached as Appendix H, as strict compliance therewith is required in connection with any valid exercise of Dissent Rights.

Anyone who is a beneficial owner of PWC Common Shares, PWC Class B Preferred Shares or PWC Series C Notes registered in the name of an Intermediary (a “Beneficial Dissenting Securityholder”) and who wishes to exercise PWC Common Share Dissent Rights, PWC Class B Dissent Rights, or PWC Series C Dissent Rights, respectively, should be aware that only Registered Dissenting Securityholders are entitled to exercise Dissent Rights. A Beneficial Dissenting Securityholder who wishes to exercise Dissent Rights should contact the Intermediary with whom the Beneficial Dissenting Securityholder deals in respect of its PWC Common Shares, PWC Class B Preferred Shares or PWC Series C Notes (the “Dissenting Securities”). A Registered Dissenting Securityholder who holds Dissenting

Securities as nominee for one or more beneficial owners, one or more of whom wish to exercise Dissent Rights, must exercise such Dissent Rights on behalf of such holder(s). In such case, the Dissent Notice (as described below) should specify the number and type of Dissenting Securities covered by it. A Registered Dissenting Securityholder may only dissent with respect to all of the Dissenting Securities held on behalf of any one beneficial owner and registered in the name of the Registered Dissenting Securityholder.

Any Registered Dissenting Securityholder and Beneficial Dissenting Securityholder (together, the “Dissenting Securityholder”), who validly exercises the PWC Common Share Dissent Rights, PWC Class B Dissent Rights, or PWC Series C Dissent Rights, will be entitled, in the event that the Transaction becomes effective, to be paid the fair value of the Dissenting Securities held by such Dissenting Securityholder, determined as at the close of business on the day immediately preceding the PWC Meetings, and will not be entitled to any other payment or consideration. There can be no assurance that a Dissenting Securityholder who validly exercises the Dissent Rights will receive consideration for its Dissenting Securities of equal value to the consideration that such Dissenting Securityholder would have received upon completion of the PWC Recapitalization or the Amalgamation, as the case may be.

A Registered Dissenting Securityholder who wishes to exercise the PWC Common Share Dissent Rights, PWC Class B Dissent Rights, or PWC Series C Dissent Rights in respect of the PWC Common Shareholders Resolution, PWC Class B Preferred Shareholders Resolution, or PWC Series C Noteholders Resolution (the “Transaction Resolutions”), respectively, must provide a written notice of dissent (the “Dissent Notice”) to PWC at its registered office prior to the PWC Common Shareholder Meeting, PWC Class B Preferred Shareholder Meeting, or PWC Series C Noteholders Meeting, respectively, or any postponement or adjournment thereof, or at the applicable PWC Meeting(s). It is important that Dissenting Securityholders who wish to exercise the Dissent Rights strictly comply with this requirement. However, in the event that PWC seeks and therefore publicly announces prior to the date of the PWC Series C Noteholders Meeting that it has obtained written approval of the PWC Series C Noteholders Resolution in accordance with the Series C Indenture (and, accordingly, cancels the PWC Series C Noteholder Meeting), a registered holder of PWC Series C Notes wishing to exercise PWC Series C Dissent Rights: (i) must provide its Dissent Notice within five Business Days of the date of such public announcement (as opposed to the date of the PWC Series C Noteholders Meeting); and (ii) may only exercise such PWC Series C Dissent Rights in respect of the PWC Series C Notes held as of the close of business on the date of such announcement.

The filing of a Dissent Notice does not deprive a Registered Dissenting Securityholder of the right to vote; however, a Registered Dissenting Securityholder who has submitted a Dissent Notice and who votes in favour of the PWC Common Shareholders Resolution, PWC Class B Preferred Shareholders Resolution or PWC Series C Noteholders Resolution, will no longer be considered a Dissenting Securityholder who wishes to exercise the Dissent Rights with respect to the Dissenting Securities voted in favour of the applicable Transaction Resolution(s). If such Registered Dissenting Securityholder votes in favour of the applicable Transaction Resolution(s) in respect to a portion of the Dissenting Securities registered in his, her or its name and held by same on behalf of any one beneficial owner, such vote approving the applicable Transaction Resolution(s) will be deemed to apply to the entirety of the applicable Dissenting Securities held by such Registered Dissenting Securityholder in the name of that beneficial owner, given that section 190 of the CBCA provides that there is no right of partial dissent. The CBCA does not provide and PWC does not assume that a vote against any of the Transaction Resolutions constitutes a Dissent Notice. A Registered Dissenting Securityholder need not vote its Dissenting Securities against any of the Transaction Resolutions in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxyholder to vote in favour of any of the Transaction Resolutions does not constitute a Dissent Notice. However, any proxy granted by a Registered Dissenting

Securityholder who intends to dissent, other than a proxy that instructs the proxyholder to vote against the PWC Series C Noteholders Resolution, PWC Common Shareholders Resolution, or PWC Class B Preferred Shareholders Resolution, should be validly revoked in order to prevent the proxyholder from voting such Dissenting Securities in favour of the applicable Transaction Resolution(s) and thereby causing the Registered Dissenting Securityholder to forfeit its Dissent Rights.

Within 10 days after the approval of the applicable Transaction Resolution(s), PWC is required to notify each Dissenting Securityholder who validly filed a Dissent Notice with respect to such resolution that the applicable Transaction Resolution(s) has been approved. Such notice is however not required to be sent to a Registered Dissenting Securityholder who voted for the applicable Transaction Resolution(s) or who has withdrawn a Dissent Notice previously filed.

A Dissenting Securityholder who wishes to exercise its applicable Dissent Rights must, within 20 days after the Dissenting Securityholder receives notice that the applicable Transaction Resolution(s) has been approved or, if the Dissenting Securityholder does not receive such notice, within 20 days after the Dissenting Securityholder learns that the applicable Transaction Resolution(s) has been approved, send to PWC at its registered office located at Suite 2002, 140 Fullarton Street, London, Ontario, a Demand for Payment containing the Dissenting Securityholder’s name and address, the number and type of Dissenting Securities held by the Dissenting Securityholder, and a Demand for Payment of the fair value of such Dissenting Securities. Within 30 days after sending a Demand for Payment, the Dissenting Securityholder must send to PWC at its registered office located at Suite 2002, 140 Fullarton Street, London, Ontario or to Computershare Investor Services Inc., the registrar and transfer agent of PWC, located at 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, the certificates representing the Dissenting Securities. A Dissenting Securityholder who wishes to exercise its applicable Dissent Rights but fails to send the certificates representing the Dissenting Securities forfeits its right to make a claim under section 190 of the CBCA. PWC or Computershare will endorse on the Dissenting Securities’ certificates received from a Dissenting Securityholder a notice that the holder is a Dissenting Securityholder who wishes to exercise the Dissent Rights under section 190 of the CBCA and will forthwith return the PWC Dissenting Security certificate to the Dissenting Securityholder.

On the filing of a Demand for Payment (and in any event upon the Effective Date), a Dissenting Securityholder who exercises its applicable Dissent Rights ceases to have any rights in respect of its Dissenting Securities, other than the right to be paid the fair value of its Dissenting Securities as determined pursuant to section 190 of the CBCA, except where, prior to the Effective Date: (i) the Dissenting Securityholder withdraws its Demand for Payment before PWC makes an Offer to Pay to the Dissenting Securityholder; (ii) an Offer to Pay is not made by PWC and the Dissenting Securityholder withdraws its Demand for Payment; or (iii) the PWC Board revokes the applicable Transaction Resolution(s), in which case PWC will reinstate such Dissenting Securityholder’s rights in respect of its Dissenting Securities as of the date the Demand for Payment was sent. In no case will PWC be required to recognize any Dissenting Securityholder who exercises its applicable Dissent Rights as a PWC Securityholder after the Effective Date, and the names of such Dissenting Securityholder will be deleted from the list of PWC Registered Securityholders at the Effective Date. In addition to any other restrictions under section 190 of the CBCA, holders of Dissenting Securities who vote or have instructed a proxyholder to vote such Dissenting Securities in favour of the applicable Transaction Resolution(s) shall not be entitled to exercise their applicable Dissent Rights (but only in respect of such Dissenting Securities).

No later than 7 days after the later of the Effective Date and the date on which, as applicable, a Demand for Payment of a Dissenting Securityholder is received, each Dissenting Securityholder who has sent a Demand for Payment must be sent a written Offer to Pay for their Dissenting Securities in an amount considered by PWC to be the fair value thereof, accompanied by a statement showing how the fair value was determined. Every Offer to Pay in respect of Dissenting Securities must be on the same terms as every other offer to pay in respect of Dissenting Securities.

Payment for the Dissenting Securities of a Dissenting Securityholder who has exercised the Dissent Rights must be made within 10 days after an Offer to Pay has been accepted by a Dissenting Securityholder, but any such Offer to Pay lapses if an acceptance thereof is not received within 30 days after the Offer to Pay has been made. If an Offer to Pay for the Dissenting Securities of a Dissenting Securityholder who has exercised the Dissent Rights is not made, or if a Dissenting Securityholder fails to accept an Offer to Pay that has been made, an application to a court to fix a fair value for those Dissenting Securities of Dissenting Securityholders may be made within 50 days after the Effective Date or within such further period as a court may allow. If no such application is made, a Dissenting Securityholder who has exercised the Dissent Rights may apply to the court for the same purpose within a further period of 20 days or within such further period as a court may allow. A Dissenting Securityholder who has exercised the Dissent Rights is not required to give security for costs in such an application.

Upon an application to the court, all Dissenting Securityholders who have exercised their applicable Dissent Rights and whose Dissenting Securities have not been purchased will be joined as parties and bound by the decision of the court, and each affected Dissenting Securityholder shall be notified of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel. Upon any such application to the court, the court may determine whether any other Person should be joined as a party, and the court will then fix a fair value for those Dissenting Securities of all such Dissenting Securityholders. The final order of the court will be rendered against PWC in favour of each Dissenting Securityholder joined as a party and for the amount of the Dissenting Securities as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each such Dissenting Securityholder from the Effective Date until the date of payment. Registered Dissenting Securityholder who are considering exercising Dissent Rights should be aware that there can be no assurance that the fair value of their Dissenting Securities as determined under the applicable provisions of the CBCA will be more than or equal to the consideration under the PWC Recapitalization or the Amalgamation, as applicable. In addition, any judicial determination of fair value will result in delay of receipt by a Dissenting Securityholder who has exercised the Dissent Rights of consideration for such Dissenting Securityholder’s Dissenting Securities.

The above is only a summary of the provisions of the CBCA pertaining to Dissent Rights, which are technical and complex. If you are a Registered Dissenting Securityholder and wish to exercise PWC Common Share Dissent Rights, PWC Class B Dissent Rights, or PWC Series C Dissent Rights, you should seek your own legal advice as failure to strictly comply with the provisions of the CBCA, may prejudice your Dissent Rights.

For a general summary of certain income tax implications to a Dissenting Securityholder, see “Certain Canadian Federal Income Tax Considerations”.

RISK FACTORS

PWC Securityholders should carefully consider the following risk factors in evaluating whether to approve the Transaction. These risk factors should be considered in conjunction with the other information included in this PWC Circular and the Joint Disclosure Booklet, including certain sections of documents publicly filed, which sections are incorporated by reference herein.

Risk Factors Relating to the Transaction

There can be no certainty that all conditions to the Transaction will be satisfied or waived. Failure to complete the Transaction could negatively impact the share price of PWC Securities.

The completion of the Transaction is subject to a number of conditions, certain of which are outside the control of PWC, including PWC Securityholder Approvals, VersaBank Shareholder Approval and the Required Regulatory Approvals. There can be no certainty, nor can PWC provide any assurance, that these conditions will be satisfied or waived, or if satisfied or waived, when they will be satisfied or waived.

If the Transaction is not completed, the market price of PWC Securities’ may decline to the extent that the market price reflects a market assumption that the Transaction will be completed. If the Transaction is not completed and the PWC Board decides to seek another transaction, there is no assurance that PWC will be able to find a transaction on terms as favourable to the PWC Securityholders as those under the Transaction.

If PWC is unable to complete the Transaction, there could be an adverse effect on PWC’s financial condition and the price of PWC Securities.

If PWC is unable to complete the Transaction, PWC could be subject to various adverse consequences. Notably, PWC may need to continue to sell and/or transfer the VersaBank Common Shares it currently holds in order to satisfy the payments of interest and dividends on its outstanding debt and preferred shares. There can be no assurance that that the value attainable for such VersaBank Common Shares pursuant to any such sale, transfer or other transaction will be equal to or greater than that to be effectively realized by PWC Securityholders pursuant to the Transaction. In addition, such sales have the effect of reducing PWC’s interest in VersaBank, are unlikely to be sustainable over time and may lead to further deterioration in the value of the PWC Securities and the financial condition of PWC.

In addition, if the Transaction is not completed, PWC would still remain liable for significant costs relating to the Transaction, including, among others, legal, accounting, financial advisory and financial printing expenses.

PWC and VersaBank may not realize the anticipated benefits of the Transaction.

PWC and VersaBank are proposing to complete the Transaction to create the opportunity to realize certain benefits including, among others, the availability and value of the tax loss carry-forwards to the Bank, improved liquidity and improved access to capital markets and those set forth in the PWC Circular under “Particulars of the Transaction — Reasons for and other Considerations in Relation to the Transaction”. Achieving the benefits of the Transaction depends in part on the future performance and growth opportunities of the combined entity. The performance of the combined entity in the short term could be adversely affected by a number of factors, including (among others) that result from the incurrence of expenses in excess of those currently estimated whether from the exercise of Dissent Rights or otherwise. A variety of factors, including the risk factors set forth in this PWC Circular and the documents incorporated by reference herein, may adversely affect the Bank’s ability to achieve the anticipated benefits of the Transaction. See also “Forward-Looking Information”

PWC’s directors and executive officers may have interests in the Transaction that are different from those of the PWC Securityholders.

In considering the recommendation of the Independent Committee and the PWC Board to vote in favour of the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution, PWC Securityholders should be aware that certain directors and executive officers of PWC may have agreements or arrangements that provide them with interests in the Transaction that differ from, or are in addition to, those of PWC Securityholders, generally. See “Particulars of the Transaction — Interests of Certain Persons in the Transaction” and “Particulars of the Transaction — Minority Approval and Multilateral Instrument 61-101”.

Some of the conditions to the Transaction may be waived.

A number of the conditions set out in the Pre-Amalgamation Agreement and the Amalgamation Agreement may be waived by PWC and VersaBank, in whole or in part. If those conditions are waived, PWC will have the discretion to complete the Transaction without seeking further PWC Securityholder approval of such waivers or amendments. In particular, PWC and VersaBank may decide to waive the mutual conditions relating to the valid exercise of Dissent Rights for any one or more of the classes of PWC Securities in whole or in part, and not necessarily proportionately amongst the various classes of PWC Securities, in their sole discretion.

The Pre-Amalgamation Agreement or the Amalgamation Agreement may be terminated in certain circumstances, including in the event of a Material Adverse Effect.

Each of PWC and VersaBank has a right to terminate the Pre-Amalgamation Agreement in certain circumstances. Additionally, the Amalgamation Agreement will also terminate under certain circumstances, including if the Pre-Amalgamation Agreement is terminated. Accordingly, there is no certainty, nor can either Party provide any assurance that the Pre-Amalgamation Agreement or the Amalgamation Agreement will not be terminated before the completion of the Transaction. For example, each Party has the right, in certain circumstances, to terminate the Pre-Amalgamation Agreement if changes occur that, individually or in the aggregate, have a Material Adverse Effect. Although a Material Adverse Effect excludes certain events that are beyond the control of the Parties (such as general changes in the economy in Canada or the United States or changes that affect the industries or markets in which PWC and VersaBank operate), there is no assurance that a change having a Material Adverse Effect on a Party will not occur before the Effective Date, in which case the other Party could elect to terminate the Pre-Amalgamation Agreement and the Transaction would not proceed.

Risk Factors Relating to the Bank

An investment in Bank Common Shares as a result of the amalgamation of PWC and VersaBank is subject to certain risks. In addition to the risk factors described under the headings “Enterprise Risk Management” and “Factors That May Affect Future Results” in PWC’s management’s discussion and analysis of financial condition and results of operations for the year ended October 31, 2015 and under the heading “Enterprise Risk Management” and “Factors That May Affect Future Results” in VersaBank’s

management’s discussion and analysis of financial condition and results of operations for the year ended October 31, 2015, the following are additional and supplemental risk factors in relation to the Bank which PWC Securityholders should carefully consider before making a decision regarding the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution. It should be noted however that because PWC’s principal asset is its investment in VersaBank Common Shares, PWC Securityholders are currently indirectly exposed to the risk of an investment in VersaBank Common Shares and will continue to be so exposed if the Transaction does not proceed; if the Transaction proceeds, such risk would become direct.

The pro forma consolidated financial statements are presented for illustrative purposes only and may not be an indication of the Bank’s financial condition or results of operations following the Transaction.

The pro forma consolidated financial statements contained in the Joint Disclosure Booklet are presented for illustrative purposes only and may not be an indication of the Bank’s financial condition or results of operations following the Transaction. The pro forma consolidated financial statements have been derived from the historical financial statements of VersaBank and PWC and certain adjustments and assumptions have been made regarding the Bank after giving effect to the Transaction. The information upon which these adjustments and assumptions have been made is preliminary and these adjustments and assumptions are difficult to make with complete accuracy.

Moreover, the pro forma consolidated financial statements do not reflect all costs that are expected to be incurred by the Bank in connection with the Transaction. For example, the impact of any incremental costs incurred in integrating VersaBank and PWC is not reflected in the pro forma consolidated financial statements. In addition, the assumptions used in preparing the pro forma consolidated financial information may not prove to be accurate and other factors may affect the Bank’s financial condition or results of operations following the Transaction. See “Information Concerning Bank after the Transaction — Pro Forma Financial Information of Bank” and the Unaudited Pro Forma Consolidated Financial Statements attached as Schedule E to the Joint Disclosure Booklet.

Following the Transaction the trading price of the Bank Common Shares cannot be guaranteed and may be volatile due to various market-related and other factors.

The Bank Common Shares may be subject to material fluctuations and may increase or decrease in response to a number of events and factors, including: (a) current events affecting the economic or political situation in Canada; (b) legal or regulatory changes or government actions; (c) changes in financial estimates and recommendations by securities analysts; and (d) the operating and share price performance of other companies, including those that investors may deem comparable.

Risk Factors Related to the Business of PWC

If the Transaction is not completed, PWC will continue to face many of the risks that it currently faces with respect to its business and affairs. In addition, PWC may need to continue to sell and/or transfer the VersaBank Common Shares it currently holds in order to satisfy the payments of interest and dividends on its outstanding debt and preferred shares which may lead to a deterioration of the financial condition of PWC. A description of the risk factors (incorporated by reference into this PWC Circular) applicable to PWC are contained under the headings “Enterprise Risk Management” and “Factors That May Affect Future Results” in PWC’s management’s discussion and analysis of operations and financial condition for the year ended October 31, 2015, and in PWC’s other filings with Securities Authorities. Because PWC’s principal asset is its investment in VersaBank Common Shares, PWC Securityholders are

currently indirectly exposed to the risk of an investment in VersaBank Common Shares; if the Transaction is completed, such risk would become direct.

PROCEDURE FOR EXCHANGE OF PWC SECURITIES

General

In order for a Registered PWC Securityholder to receive Bank Common Shares on completion of the Transaction, such Registered PWC Securityholder must deposit with the Depositary duly completed Letter(s) of Transmittal together with the holder’s certificates representing PWC Securities and such other documents as may be required thereby.

PWC Securityholders whose PWC Securities are registered in the name of a broker, dealer, bank, trust company, or another Intermediary must contact their Intermediary to exchange their PWC Securities for the Bank Common Shares.

As soon as practicable following the Effective Time, the Bank shall deliver or arrange to be delivered to the Depositary the aggregate number of Bank Common Shares issuable pursuant to the Amalgamation Agreement, which Bank Common Shares shall be held by the Depositary as agent and nominee for former PWC Securityholders for distribution to such former holders.

Surrender of PWC Security Certificates

Upon return of properly completed Letter(s) of Transmittal by a registered former PWC Securityholder together with certificates representing PWC Securities and such other documents as the Depositary may require and such other documents and instruments as are required to effect such transfer under the Bank Act (Canada), such former holder of PWC Securities shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder following the Effective Time, or make available for pick up at its offices during normal business hours, a DRS Advice representing the Bank Common Shares that such holder is entitled to receive pursuant to the Transaction.

Any certificate formerly representing PWC Common Shares, PWC Class B Preferred Shares or PWC Series C Notes which has not been surrendered with all other documents and instruments as required, on or prior to the third anniversary of the Effective Date, will cease to represent any claim against or interest of any kind or nature in PWC or the Depositary.

No dividends or other distributions declared with respect to the Bank Common Shares will be payable or paid to the holder of any unsurrendered certificate or certificates of PWC Securities until the surrender of such certificates in exchange for the Bank Common Shares. Subject to the Bank Act (Canada), at the time of such surrender, in addition to the delivery of the Bank Common Shares to which such former PWC Securityholder is thereby entitled, such holder will also be delivered, without interest, the amount of the dividend or other distribution with a record date after the Effective Date paid with respect to such Bank Common Shares.

Letter(s) of Transmittal

Registered PWC Securityholders will have received a Letter of Transmittal with this PWC Circular and the Joint Disclosure Booklet. If a Registered PWC Securityholder holds multiple type of PWC Securities, such holder would have received multiple letters of transmittal, one for each type of PWC Security held. If you have received multiple letters of transmittal, it is important for you to complete each Letter of Transmittal that you have received and deliver it and any other documents required by it, including the certificates representing the appropriate PWC Security, to the Depositary in accordance with the instructions contained in the Letter of Transmittal. Registered PWC Securityholders can obtain additional copies of the applicable Letter of Transmittal by contacting the Depositary. The forms of letters of transmittal are also available on SEDAR at www.sedar.com.

As soon as former holders of PWC Securities become entitled to Bank Common Shares, the Bank shall deliver or arrange to be delivered to the Depositary DRS Advice representing Bank Common Shares required to be issued to former PWC Securityholders in accordance with the Amalgamation Agreement, which DRS Advice shall be held by the Depositary as agent and nominee for such former PWC Securityholders for distribution to such former PWC Securityholders in accordance with the provisions of the Amalgamation Agreement.

If the aggregate number of Bank Common Shares to which a former holder of PWC Securities would otherwise be entitled would include a fractional share, then the number of Bank Common Shares that such former holder of PWC Securities is entitled to receive following the Effective Time shall be rounded down to the next whole number and no former PWC Securityholder will be entitled to any compensation in respect of such fractional Bank Common Share.

Lost Certificates Representing PWC Securities

In the event any certificate which immediately prior to the Effective Time represented any outstanding PWC Securities has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the former holder of such PWC Securities, the Depositary will deliver to such person or make available for pick up at its offices in exchange for such lost, stolen or destroyed certificate, a share certificate representing the Bank Common Shares to which the former holder of such PWC Security is entitled to receive. When authorizing such exchange in relation to any lost, stolen or destroyed certificate, the former holder of such PWC Security will, as a condition precedent to the delivery of such Bank Common Shares, give a bond satisfactory to the Bank and the Depositary in such sum as the Bank may direct or otherwise indemnify the Bank in a manner satisfactory to the Bank against any claim that may be made against the Bank.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax considerations generally applicable in respect of the PWC Recapitalization and the Amalgamation to (i) a beneficial holder of PWC Class B Preferred Shares, (ii) a beneficial holder of PWC Series C Notes, and (iii) a beneficial holder of PWC Common Shares who, for the purposes of the Income Tax Act (Canada) (the “Tax Act”) and at all relevant times, holds or will hold (as applicable), the PWC Class B Preferred Shares, the PWC Series C Notes and the PWC Common Shares (as applicable) as capital property, deals at arm’s length with PWC, VersaBank, and Bank, and is not affiliated with the PWC, VersaBank, or Bank (a “Holder”). Generally, PWC Securities will be capital property to a Holder unless the PWC Securities are held in the course of carrying on a business of buying and selling securities or have been acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act and counsel’s understanding of the current administrative policies and assessing practices published in writing by the Canada Revenue Agency prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policies or assessing practices, whether by legislative, regulatory, administrative or judicial action or decision, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may be different from those discussed in this summary.

This summary is not applicable to: (i) a Holder that is a “specified financial institution” for the purposes of the Tax Act; (ii) a Holder that is a “financial institution” for the purposes of the mark-to-market rules in the Tax Act; (iii) a Holder, an interest in which is a “tax shelter investment” for the purposes of the Tax Act; (iv) a Holder who reports its “Canadian tax results” within the meaning of section 261 of the Tax Act in a currency other than Canadian currency; (v) a Holder that is a foreign affiliate, as defined in the Tax Act, of a taxpayer resident in Canada; or (vi) a Holder that has entered into or will enter into a “derivative forward agreement”, as defined in the Tax Act, in respect of any of the PWC Securities. Such Holders should consult their own tax advisors.

This summary is not, and is not intended to be, legal or tax advice to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Holders should consult their own tax advisors with respect to the Canadian federal income tax consequences of the PWC Recapitalization and the Amalgamation having regard to their own particular circumstances.

Holders Resident in Canada

The following portion of this summary is generally applicable to a Holder who, for purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is resident or deemed to be resident in Canada (a “Resident Holder”).

Certain Resident Holders who might not otherwise be considered to hold their PWC Securities as capital property may be entitled, in certain circumstances, to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have such PWC Securities and all other “Canadian securities” (as defined in the Tax Act) owned by such Holder in the taxation year in which the election is made, and in all subsequent taxation years, deemed to be capital property. Any person contemplating making such an election should consult its own tax advisor for advice whether the election is available or advisable in its own particular circumstances.

Exchange of PWC Class B Preferred Shares into PWC Common Shares

The exchange of the PWC Class B Preferred Shares for PWC Common Shares pursuant to the PWC Recapitalization will not give rise to a capital gain or capital loss. The cost to a Resident Holder of the PWC Common Shares received on the exchange of PWC Class B Preferred Shares will be deemed to be equal to the Resident Holder’s adjusted cost base of the exchanged PWC Class B Preferred Shares immediately before the exchange.

Exchange of PWC Series C Notes into PWC Common Shares

The exchange by a Resident Holder of PWC Series C Notes for PWC Common Shares pursuant to the PWC Recapitalization will result in a capital gain (or capital loss) to the Resident Holder if and to the extent that the proceeds of disposition of the PWC Series C Notes exceed (or are less than) the adjusted cost base to the Resident Holder of the PWC Series C Notes so exchanged. For these purposes, the proceeds of disposition will be equal to the fair market value of the PWC Common Shares received on the exchange. The treatment of capital gains and capital losses is described below under “Certain Canadian Federal Income Tax Considerations - Taxation of Capital Gains and Capital Losses”. The aggregate cost of the PWC Common Shares received by a Resident Holder will be equal to the fair market value of the PWC Series C Notes so exchanged. The fair market value, as measured by the trading value, of the PWC Common Shares on the date of the PWC Recapitalization has not been determined by PWC. Generally, for the purpose of determining the adjusted cost base to a Resident Holder who receives PWC Common Shares in exchange for PWC Series C Notes, the cost of such PWC Common Shares will be determined by averaging the cost of such PWC Common Shares with the adjusted cost base of any other identical PWC Common Shares owned by the holder as capital property at such time.

Amalgamation

On the Amalgamation, PWC Common Shares will automatically be exchanged for Bank Common Shares. A Resident Holder will not realize any capital gain or capital loss as a result of the Amalgamation or of this exchange. For purposes of determining the Resident Holder’s adjusted cost base of the Bank Common Shares held by such Resident Holder following the Amalgamation, the Resident Holder’s cost of the Bank Common Shares will be equal to the adjusted cost base of the Resident Holder’s PWC Common Shares immediately prior to the Amalgamation.

Dissenting Holders of PWC Class B Preferred Shares

A Resident Holder of PWC Class B Preferred Shares, that validly exercises Dissent Rights (a “Dissenting Resident Preferred Shareholder”) in respect of the PWC Recapitalization, and receives a cash payment from PWC in consideration for the holder’s PWC Class B Preferred Shares will be deemed to receive a taxable dividend equal to the amount by which the amount received (excluding interest) from PWC exceeds the paid-up capital of the Dissenting Resident Preferred Shareholder’s PWC Class B Preferred Shares. In the case of a Dissenting Resident Preferred Shareholder that is a corporation, in some circumstances, the amount of such deemed dividend may be treated as proceeds of disposition and not a dividend. See “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada - Taxation of Dividends” below for a general description of the treatment of dividends under the Tax Act.

A Dissenting Resident Preferred Shareholder will also generally be considered to have disposed of its PWC Class B Preferred Shares for proceeds of disposition equal to the amount received by the Dissenting Resident Preferred Shareholder less the amount of any deemed dividend referred to above and any interest awarded by a court. As a result, a Dissenting Resident Preferred Shareholder will also generally realize a capital gain (or a capital loss) to the extent such proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base of the PWC Class B Preferred Shares to the Dissenting Resident Preferred Shareholder and any reasonable costs of disposition. The Canadian federal income tax treatment of capital gains and capital losses is discussed below under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada - Taxation of Capital Gains and Capital Losses”.

Any interest awarded by a court to a Dissenting Resident Preferred Shareholder will be included in such Dissenting Resident Preferred Shareholder’s income for the purposes of the Tax Act.

Dissenting Holders of PWC Series C Notes

A Resident Holder of PWC Series C Notes, that validly exercises Dissent Rights in respect of the PWC Recapitalization (a “Dissenting Resident Noteholder”), will be considered to receive proceeds of disposition in the amount of the cash payment received (excluding interest) from PWC in consideration for the holder’s PWC Series C Notes. A Dissenting Resident Noteholder will generally realize a capital gain (or a capital loss) to the extent of such proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base of the PWC Series C Notes to the Dissenting Resident Noteholder and any reasonable costs of disposition. The Canadian federal income tax treatment of capital gains and capital losses is discussed below under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada - Taxation of Capital Gains and Capital Losses”.

Any interest awarded by a court to a Dissenting Resident Noteholder will be included in such Dissenting Resident Noteholder’s income for the purposes of the Tax Act.

Dissenting Holders of PWC Common Shares

Under the current administrative practice of the Canada Revenue Agency (the “CRA”), a Resident Holder of PWC Common Shares, that validly exercises Dissent Rights (a “Dissenting Resident Common Shareholder”) in respect of the Amalgamation, and receives a cash payment from Bank in consideration for the holder’s PWC Common Shares will be considered to have disposed of its PWC Common Shares for proceeds of disposition equal to the amount of the cash payment received by the Dissenting Resident Common Shareholder, exclusive of the portion thereof that is interest awarded by a court. As a result, a Dissenting Resident Common Shareholder will generally realize a capital gain (or a capital loss) to the extent such proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base of the PWC Common Shares to the Dissenting Resident Common Shareholder and any reasonable costs of disposition. The Canadian federal income tax treatment of capital gains and capital losses is discussed below under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada - Taxation of Capital Gains and Capital Losses”.

Any interest awarded by a court to a Dissenting Resident Common Shareholder will be included in such Dissenting Resident Common Shareholder’s income for the purposes of the Tax Act.

Taxation of Dividends

In the case of a Resident Holder who is an individual, dividends received or deemed to be received on shares of a taxable Canadian corporation, such as PWC and Bank, will be included in computing the individual’s income and will be subject to the gross-up and dividend tax rules applicable to taxable dividends received by individuals from “taxable Canadian corporations”, as defined in the Tax Act, including the enhanced dividend tax credit rules applicable to any dividends designated by a taxable Canadian corporation as “eligible dividends” in accordance with the Tax Act.

In the case of a Resident Holder that is a corporation, dividends received or deemed to be received on shares of a taxable Canadian corporation will be included in computing the corporation’s income and will generally be deductible in computing its taxable income. In certain circumstances, subsection 55(2) of the Tax Act will deem a taxable dividend received by a holder that is a corporation to be proceeds of disposition or a capital gain.

A Resident Holder that is a “private corporation” or a “subject corporation”, as defined in the Tax Act, will generally be liable to pay a refundable tax under Part IV of the Tax Act on any dividend received or deemed to be received on shares to the extent such dividend is deductible in computing the Resident Holder’s taxable income for the year.

Taxation of Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in the year. A Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in the year. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized by the Resident Holder in such years, to the extent and in the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a share may be reduced by the amount of any dividends received (or deemed to be received) by it on such share to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary.  Resident Holders to whom these rules may apply should consult their own tax advisors.

A Resident Holder that is throughout the year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable for a refundable tax on its “aggregate investment income”, which is defined to include an amount in respect of taxable capital gains.

Alternative Minimum Tax

Taxable dividends received from a taxable Canadian corporation or capital gains realized by an individual or a trust, other than certain trusts, may give rise to alternative minimum tax under the Tax Act. Resident Holders should consult their own advisors with respect to the potential application of alternative minimum tax.

Holders Not Resident in Canada

The following portion of this summary is applicable to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is not and has not been or deemed to be resident in Canada and does not use or hold, and is not deemed to use or hold, PWC Securities in connection with carrying on a business in Canada (a “Non-Resident Holder”).  Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Exchange of PWC Class B Preferred Shares into PWC Common Shares

The exchange of the PWC Class B Preferred Shares for PWC Common Shares pursuant to the PWC Recapitalization will not give rise to a capital gain or capital loss. The cost to a Non-Resident Holder of the PWC Common Shares received on the exchange of PWC Class B Preferred Shares will be deemed to be equal to the Non-Resident Holder’s adjusted cost base of the exchanged PWC Class B Preferred Shares immediately before the exchange.

Exchange of PWC Series C Notes into PWC Common Shares

The exchange by a Non-Resident Holder of PWC Series C Notes for PWC Common Shares pursuant to the PWC Recapitalization will result in a capital gain (or capital loss) to the Non-Resident Holder if and to the extent that the proceeds of disposition of the PWC Series C Notes exceed (or are less than) the adjusted cost base to the Non-Resident Holder of the PWC Series C Notes so exchanged. For these purposes, the proceeds of disposition will be equal to the fair market value of the PWC Common Shares received on the exchange.

The aggregate cost of the PWC Common Shares received by a Non-Resident Holder will be equal to the fair market value of the PWC Series C Notes so exchanged. The fair market value, as measured by the trading value, of the PWC Common Shares on the date of the PWC Recapitalization has not been determined by PWC. Generally, for the purpose of determining the adjusted cost base to a Non-Resident Holder who receives PWC Common Shares in exchange for PWC Series C Notes, the cost of such PWC Common Shares will be determined by averaging the cost of such PWC Common Shares with the adjusted cost base of any other identical PWC Common Shares owned by the holder as capital property at such time.

Generally, Non-Resident Holders will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a PWC Series C Note.

Amalgamation

A Non-Resident Holder will not realize any capital gain or capital loss as a result of the Amalgamation or the exchange of the PWC Common Shares for Bank Common Shares. For purposes of determining the Non-Resident Holder’s adjusted cost of the Bank Common Shares held by such Non-Resident Holder following the Amalgamation, the Non-Resident Holder’s cost of the Bank Common Shares will be equal to the adjusted cost base of the Non-Resident Holder’s PWC Common Shares immediately prior to the Amalgamation.

Dissenting Holders of PWC Class B Preferred Shares

A Non-Resident Holder of PWC Class B Preferred Shares, that validly exercises Dissent Rights (a “Dissenting Non-Resident Preferred Shareholder”) in respect of the PWC Recapitalization, and receives a cash payment from PWC in consideration for the holder’s PWC Class B Preferred Shares will be deemed to receive a taxable dividend equal to the amount by which the amount received (excluding interest) from PWC exceeds the paid-up capital of the Dissenting Non-Resident Preferred Shareholder’s PWC Class B Preferred Shares.

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder will be subject to Canadian withholding tax at a rate of 25%, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under an applicable income tax convention.

A Dissenting Non-Resident Preferred Shareholder will also generally be considered to have disposed of its PWC Class B Preferred Shares for proceeds of disposition equal to the amount received by the Dissenting Non-Resident Preferred Shareholder less the amount of any deemed dividend referred to above and any interest awarded by a court. As a result, a Dissenting Non-Resident Preferred Shareholder will also generally realize a capital gain (or a capital loss) to the extent such proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base of the PWC Class B Preferred Shares to the Dissenting Non-Resident Preferred Shareholder and any reasonable costs of disposition.

A Dissenting Non-Resident Preferred Shareholder will not be subject to tax under the Tax Act on a capital gain arising on the disposition or deemed disposition of its PWC Class B Preferred Shares unless the PWC Class B Preferred Shares are “taxable Canadian Property” to the Dissenting Non-Resident Preferred Shareholder at the time of disposition and the Dissenting Non-Resident Preferred Shareholder is not entitled to an exemption under an applicable income tax convention at the time of disposition. Generally, the PWC Class B Preferred Shares will not constitute “taxable Canadian property” of a Dissenting Non-Resident Preferred Shareholder if such shares are listed on “designated stock exchange” (which currently includes the TSX) unless at any time during the 60-month period immediately preceding the disposition (i) the Dissenting Non-Resident Preferred Shareholder, persons with whom the Dissenting Non-Resident Preferred Shareholder did not deal at arm’s length, partnerships in which the Dissenting Non-Resident Preferred Shareholder or persons with whom the Dissenting Non-Resident Preferred Shareholder does not deal at arm’s length, holds a membership interest directly, or indirectly, through one or more partnerships or the Dissenting Non-Resident Preferred Shareholder together with all such persons, owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of PWC, and (ii) more than 50% of the fair market value of the shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in, or for civil law rights in, any such properties (whether or not such property exists).  PWC Class B Preferred Shares may also be deemed to be “taxable Canadian property” pursuant to the Tax Act. Dissenting Non-Resident Preferred Shareholders should consult their own tax advisors with respect to whether their shares constitute “taxable Canadian property”.

Even if the PWC Class B Preferred Shares are taxable Canadian property of a Dissenting Non-Resident Preferred Shareholder, any capital gain realized upon the disposition or deemed disposition thereof may not be subject to tax under the Tax Act if such gain is exempt from tax pursuant to the provisions of an applicable income tax treaty or convention. Dissenting Non-Resident Preferred Shareholders should consult their own advisors with respect to the availability of any relief under the terms of an applicable income tax treaty or convention in their particular circumstances.

In the event that the PWC Class B Preferred Shares are taxable Canadian property of a Dissenting Non-Resident Preferred Shareholder and the capital gain realized upon a disposition of such PWC Class B Preferred Shares is not exempt from Canadian tax by virtue of an applicable income tax treaty or convention, then in such circumstances, the tax consequences as described above under “Certain Canadian Federal Income Tax Considerations - Holders Resident in Canada — Taxation of Capital Gains and Capital Losses” will generally apply to such Dissenting Non-Resident Preferred Shareholder. Dissenting Non-Resident Preferred Shareholders whose PWC Class B Preferred Shares are taxable Canadian property should consult their own tax advisors in this regard.

A Dissenting Non-Resident Preferred Shareholder should not be subject to Canadian withholding tax under the Tax Act in respect of any interest awarded by a court to a Dissenting Non-Resident Preferred Shareholder.

Dissenting Holders of PWC Series C Notes

A Non-Resident Holder of PWC Series C Notes, that validly exercises Dissent Rights in respect of the PWC Recapitalization (a “Dissenting Non-Resident Noteholder”), will be considered to receive proceeds of disposition in the amount of the cash payment received (excluding interest) from PWC in consideration for the holder’s PWC Series C Notes. Generally, a Dissenting Non-Resident Noteholder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a PWC Series C Note.

A Dissenting Non-Resident Noteholder should not be subject to Canadian withholding tax under the Tax Act in respect of any interest awarded by a court to a Dissenting Non-Resident Noteholder.

Dissenting Holders of PWC Common Shares

Under the current administrative practice of the CRA, a Non-Resident Holder of PWC Common Shares, that validly exercises Dissent Rights (a “Dissenting Non-Resident Common Shareholder”) in respect of the Amalgamation, and receives a cash payment from Bank in consideration for the holder’s PWC Common Shares will be considered to have disposed of its PWC Common Shares for proceeds of disposition equal to the amount of the cash payment received by the Dissenting Non-Resident Common Shareholder, exclusive of the portion thereof that is interest awarded by a court. As a result, a Dissenting Non-Resident Common Shareholder will generally realize a capital gain (or a capital loss) to the extent such proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base of the PWC Common Shares to the Dissenting Non-Resident Common Shareholder and any reasonable costs of disposition.

A Dissenting Non-Resident Common Shareholder will not be subject to tax under the Tax Act on a capital gain arising on the disposition or deemed disposition of its PWC Common Shares unless the PWC Common Shares are “taxable Canadian Property” to the Dissenting Non-Resident Common Shareholder at the time of disposition and the Dissenting Non-Resident Common Shareholder is not entitled to an exemption under an applicable income tax convention at the time of disposition. Generally, the PWC Common Shares will not constitute “taxable Canadian property” of a Dissenting Non-Resident Common Shareholder if such shares are listed on “designated stock exchange” (which currently includes the TSX) unless at any time during the 60-month period immediately preceding the disposition (i) the Dissenting Non-Resident Common Shareholder, persons with whom the Dissenting Non-Resident Common Shareholder did not deal at arm’s length, partnerships in which the Dissenting Non-Resident Common Shareholder or persons with whom the Dissenting Non-Resident Common Shareholder does not deal at arm’s length, holds a membership interest directly, or indirectly, through one or more partnerships or the Dissenting Non-Resident Common Shareholder together with all such persons, owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of PWC, and (ii) more than 50% of the fair market value of the shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in, or for civil law rights in, any such properties (whether or not such property exists).  PWC Common Shares may also be deemed to be “taxable Canadian property” pursuant to the Tax Act. Dissenting Non-Resident Common Shareholders should consult their own tax advisors with respect to whether their shares constitute “taxable Canadian property”.

Even if the PWC Common Shares are taxable Canadian property of a Dissenting Non-Resident Common Shareholder, any capital gain realized upon the disposition or deemed disposition thereof may not be subject to tax under the Tax Act if such gain is exempt from tax pursuant to the provisions of an applicable income tax treaty or convention. Dissenting Non-Resident Common Shareholders should consult their own advisors with respect to the availability of any relief under the terms of an applicable income tax treaty or convention in their particular circumstances.

In the event that the PWC Common Shares are taxable Canadian property of a Dissenting Non-Resident Common Shareholder and the capital gain realized upon a disposition of such PWC Common Shares is not exempt from Canadian tax by virtue of an applicable income tax treaty or convention, then in such circumstances, the tax consequences as described above under “Certain Canadian Federal Income Tax Considerations - Holders Resident in Canada — Taxation of Capital Gains and Capital Losses” will generally apply to such Dissenting Non-Resident Common Shareholder. Dissenting Non-Resident Common Shareholders whose PWC Common Shares are taxable Canadian property should consult their own tax advisors in this regard.

A Dissenting Non-Resident Common Shareholder should not be subject to Canadian withholding tax under the Tax Act in respect of any interest awarded by a court to a Dissenting Non-Resident Common Shareholder.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Aggregate Indebtedness Outstanding

The table below shows the aggregate indebtedness to PWC or its subsidiaries of all executive officers, directors, employees and former executive officers, directors and employees as at October 31, 2016.

AGGREGATE INDEBTEDNESS ($)(1)(2)

Purpose	To the Corporation or its subsidiaries		To another entity
Share purchases	147,282	(3)	n/a
Other	1,484,175		n/a

Notes:

(1)                                 Routine indebtedness, as defined under Canadian securities law, has not been reported.

(2)                                 Subject to restrictions under applicable law, employees are eligible for loans at an interest rate of 50 basis points over cost of funds to assist them with home purchases and to assist with other credit requirements. Lending limits for employees are, like those for other customers, based on household income and risk profile.

(3)                                 To the knowledge of PWC, the amount shown represents loans made by VersaBank in connection with the purchase of securities of PWC.

Indebtedness of Directors and Executive Officers

The table below shows the indebtedness of each executive officer and director of PWC or any of its subsidiaries that is indebted to PWC or its subsidiaries as at October 31, 2016.

Name and principal Position	Involvement of the Corporation or its subsidiaries	Largest amount outstanding during 2015 financial year(1) ($)	Amount outstanding as at October 31, 2016(1) ($)		Financially assisted securities purchases during 2015 financial year (#)	Security for indebtedness	Amount forgiven during 2015 financial year ($)
Securities purchase programs
Jonathan Taylor SVP, Deposit Services & Human Resources of VersaBank	VersaBank as Lender	128,000	128,000	(2)	Nil	Nil	Nil
Other programs
David R. Taylor Director, President and CEO of PWC and VersaBank	VersaBank as Lender	500,000	500,000	(3)	Nil	Nil	Nil
Nick Kristo SVP & CRO of VersaBank	VersaBank as Lender	70,004	46,384	(4)	Nil	Nil	Nil
Jonathan Taylor SVP, Deposit Services & Human Resources of VersaBank	VersaBank as Lender	124,747	73,546	(5)	Nil	Nil	Nil
Jean-Paul Beker VP, Real Estate Lending of VersaBank	VersaBank as Lender	24,333	23,333	(6)	Nil	Nil	Nil
David Thoms VP, Structured Corporate Finance of VersaBank	VersaBank as Lender	15,554	14,554	(7)	Nil	Nil	Nil

Notes:

(1)                                 Routine indebtedness, as defined under Canadian securities law, has not been reported.

(2)                                 Amount represents a personal loan with a 5 year term at a rate of 3.01% to assist with the exercise of options to purchase shares of PWC that occurred during the 2007 financial year.  The loan matures March 1, 2020 and is evidenced by a promissory note.

(3)                                 David Taylor is not personally indebted to VersaBank.  However, Avstar Inc., Mr. Taylor’s personal holding company, has a revolving loan with VersaBank at a rate of 2.67%.

(4)                                 Amount represents a personal loan with a 5 year term at a rate of 2.55% maturing November 1, 2019.

(5)                                 Amount represents an interest free relocation loan maturing May 1, 2018, a personal loan with a 5 year term at a rate of 3.01% maturing March 15, 2020, a personal loan with a 5 year term at a rate of 3.01% maturing March 1, 2020, and a personal loan with a 5 year term at a rate of 3.63% maturing July 1, 2019.

(6)                                 Amount represents an interest free relocation loan with a 25 year term maturing May 1, 2031.

(7)                                 Amount represents an interest free relocation loan with a 25 year term maturing February 1, 2040.

STATUTORY RIGHTS

Canadian Securities Laws provide PWC Securityholders with, in addition to any other rights they may have at Law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to those PWC Securityholders. However, such rights must be exercised within prescribed time limits. PWC Securityholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

AUDITORS, TRANSFER AGENT AND TRUSTEE

KPMG LLP, Chartered Professional Accountants, Saskatoon, Saskatchewan are the auditors of PWC and are independent of PWC within the meaning of the Rules of Professional Conduct of the Institute of Chartered Professional Accounts of Saskatchewan.

Computershare Investor Services Inc. at its offices in Toronto, Ontario is the transfer agent and registrar for the PWC Common Shares, PWC Class A Preferred Shares and PWC Class B Preferred Shares. Computershare Trust Company of Canada at its offices in Toronto, Ontario is the trustee for the PWC Series C Notes.

OTHER INFORMATION AND MATTERS

There is no information or matter not disclosed in this PWC Circular or the Joint Disclosure Booklet but known to PWC that would be reasonably expected to affect the decision of the PWC Securityholders to vote for or against any of the resolutions put forward at the PWC Meetings.

LEGAL MATTERS

Certain legal matters in connection with the Transaction are to be passed upon by Stikeman Elliott LLP on behalf of PWC and VersaBank, by Borden Ladner Gervais LLP on behalf of the PWC Independent Committee and Cassels Brock & Blackwell LLP on behalf of the VersaBank Independent Committee.

INTERESTS OF EXPERTS

The audited consolidated financial statements of VersaBank for the years ended October 31, 2015 and October 31, 2014, together with the auditors’ report thereon and the accompanying notes thereto, incorporated by reference in the Joint Disclosure Booklet, have been audited by KPMG LLP, Chartered Professional Accountants, as set forth in their report thereon.

ADDITIONAL INFORMATION

The information contained in this PWC Circular and the Joint Disclosure Booklet is given as of November 18, 2016, except as otherwise indicated. Financial information is provided in PWC’s audited consolidated financial statements and management’s discussion and analysis for its most recently completed financial year and the interim period ended July 31, 2016.

A copy of PWC’s management’s discussion and analysis and the financial statements for PWC’s most recently completed financial year, including the auditor’s report thereon, together with any subsequent interim financial statements, may be obtained, without charge, upon request from the Corporate Secretary of PWC at Suite 2002-140 Fullarton Street, London, Ontario N6A 5P2, by calling (519) 675-4201 or by email request to CameronM@versabank.com.

Interested persons may also access disclosure documents and any reports, statements or other information that PWC files with the Securities Authorities under PWC’s profile on the SEDAR website at www.sedar.com.

APPROVAL OF DIRECTORS

The PWC Board approved the contents of the PWC notices of meetings, the PWC Circular, and the Joint Disclosure Booklet (excluding information pertaining to VersaBank), and authorized it to be sent to each PWC Securityholder who is eligible to receive notice of and to vote his or her PWC Securities at the PWC Meetings, as well as to each director and to the auditors.

DATED this 22nd day of November, 2016.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed) “Tel Matrundola”

Tel Matrundola Chair of the Board of Directors

CONSENT OF CROSBIE & COMPANY INC.

We refer to the fairness opinions and formal valuations dated November 15, 2016 (the “Crosbie Fairness Opinions and Formal Valuations”) attached as Appendix E to the management information circular (the “PWC Circular”) of PWC Capital Inc. (“PWC”) dated November 22, 2016 relating to the special meeting of PWC Common Shareholders (as defined in the PWC Circular), the special meeting of PWC Class B Preferred Shareholders (as defined in the PWC Circular), and the meeting of PWC Series C Noteholders (as defined in the PWC Circular) to approve the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution, and the PWC Series C Noteholders Resolution (each as defined in the PWC Circular), respectively. We consent to the inclusion of the Crosbie Fairness Opinions and Formal Valuations in the PWC Circular, to the filing of the Crosbie Fairness Opinions and Formal Valuations with the securities regulatory authorities and to the inclusion of a summary of, and references to, the Crosbie Fairness Opinions and Formal Valuations in the PWC Circular.

(Signed) “Crosbie & Company Inc.”

Toronto, Ontario

November 22, 2016

APPENDIX A
GLOSSARY OF TERMS

Unless the context otherwise requires or where otherwise provided, the following words and terms shall have the meanings set forth below when used in this PWC Circular and the Joint Disclosure Booklet:

“340268” means 340268 Ontario Limited.

“Acquisition Proposals” means, other than the transactions contemplated by the Pre-Amalgamation Agreement and other than any transaction involving only a party and/or one or more of its wholly-owned Subsidiaries, any offer, proposal or inquiry from any Person or group of Persons, whether or not in writing and whether or not delivered to the shareholders of a party, after the date hereof relating to: (a) any acquisition or purchase, direct or indirect, through one or more transactions, of: (i) the assets of that party and/or one or more of its Subsidiaries that, individually or in the aggregate, constitute 50% or more of the consolidated assets of that party and its Subsidiaries, taken as a whole, or which contribute 50% or more of the consolidated revenue of a party and its Subsidiaries, taken as a whole, or (ii) 50% or more of any voting or equity securities of that party or any one or more of its Subsidiaries that, individually or in the aggregate, contribute 50% or more of the consolidated revenues or constitute 50% or more of the consolidated assets of that party and its Subsidiaries, taken as a whole; (b) any take-over bid, tender offer or exchange offer that, if consummated, would result in such Person or group of Persons beneficially owning 50% or more of any class of voting or equity securities of that party; or (c) a plan of arrangement, scheme of arrangement, merger, amalgamation, consolidation, share exchange, share reclassification, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving that party and/or any of its Subsidiaries whose assets or revenues, individually or in the aggregate, constitute 50% or more of the consolidated assets or revenues, as applicable, of that party and its Subsidiaries, taken as a whole.

“Aggregate Indebtedness” has the meaning given to such term under “Particulars of the Transaction — The Transaction — Debt Satisfaction”.

“allowable capital loss” has the meaning given to such term under “Certain Canadian Federal income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.

“Amalgamating Entities Shares” has the meaning given to such term under “Particulars of the Transaction — The Transaction — The Amalgamation”.

“Amalgamation” means the amalgamation of PWC and VersaBank under the Bank Act (Canada) on the terms and conditions set forth in the Amalgamation Agreement.

“Amalgamation Agreement” means the amalgamation agreement dated September 12, 2016 between PWC and VersaBank, as amended and restated on November 15, 2016, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, a copy of which was filed under PWC’s profile on SEDAR.

“Amalgamation Resolution” means the resolution of the VersaBank Shareholders to approve the Amalgamation, a copy of which is attached as Appendix B to the VersaBank Circular.

“Bank” means the entity to be formed as a result of the Amalgamation.

“Bank Common Shares” means the common shares of the Bank, having the same rights and privileges as the VersaBank Common Shares in all respects.

“Bank Preferred Shares” means Bank Series 1 Preferred Shares and Bank Series 3 Preferred Shares.

“Bank Series 1 Preferred Shares” means the series 1 preferred shares of the Bank, having the same rights and privileges as the VersaBank Series 1 Preferred Shares in all respects.

“Bank Series 3 Preferred Shares” means the series 3 preferred shares of the Bank, having the same rights and privileges as the VersaBank Series 3 Preferred Shares in all respects.

“Bank Shares” means Bank Common Shares, Bank Series 1 Preferred Shares, and Bank Series 3 Preferred Shares.

“Beneficial Dissenting Securityholder” has the meaning given to such term under “Dissent Rights of Securityholders.”

“Beneficial PWC Securityholder” means a non-registered, beneficial holder of PWC Securities whose PWC Securities are held through an Intermediary.

“BLG” means Borden Ladner Gervais LLP.

“Business Day” means any day of the year other than a Saturday, Sunday or any day on which banks are authorized or required to close in Toronto, Ontario.

“CBB” means Cassels Brock & Blackwell LLP.

“CBCA” means the Canada Business Corporations Act.

“Commissioner of Competition” means the Commissioner of Competition appointed pursuant to subsection 7(1) of the Competition Act (Canada) or his designee.

“Competition Act Approval” means:

(a)         the issuance to VersaBank of an advance ruling certificate by the Commissioner of Competition under Subsection 102(1) of the Competition Act (Canada); or

(b)         both of (A) the waiting period, including any extension thereof, under Section 123 of the Competition Act (Canada) shall have expired or been terminated or the obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act (Canada) shall have been waived in accordance with paragraph 113(c) of the Competition Act (Canada), and (B) VersaBank shall have received a letter from the Commissioner of Competition indicating that she does not, as of the date of the letter, intend to make an application under Section 92 of the Competition Act (Canada) in respect of the Amalgamation and such letter shall not have been rescinded.

“Computershare” means Computershare Trust Company of Canada.

“Constating Documents” means articles of incorporation, amalgamation, or continuation, as applicable, letters patent, by-laws, and all amendments to such articles, letters patent, or by-laws.

“CRA” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Dissenting Holders of Common Shares”.

“Crosbie” means Crosbie & Company Inc.

“Crosbie Fairness Opinions and Formal Valuations” means the fairness opinions and formal valuations provided by Crosbie as further described under the heading “Particulars of the Transaction — Crosbie Fairness Opinions and Valuations”, a copy of which is attached as Appendix E to this PWC Circular.

“Crosbie Engagement Letter” has the meaning given to such term under “Particulars of the Transaction — Crosbie Fairness Opinions and Formal Valuations”.

“CWG/PWC Facility” means the credit facility available to PWC through CIBC Wood Gundy.

“Debt Satisfaction” means the debt satisfaction on the terms set out in the Debt Satisfaction Agreement.

“Debt Satisfaction Agreement” has the meaning given to such term under “Particulars of the Transaction — The Transaction — The Debt Satisfaction”.

“Demand for Payment” means a written notice containing a Dissenting Securityholder’s name and address, the number and type of PWC Securities in respect of which that Dissenting Securityholder exercises the Dissent Rights, and a demand for payment of the fair value of such securities.

“Depositary” means Computershare Investors Services Inc.

“Depositary Agreement” means the depositary agreement among PWC, VersaBank and the Depositary dated November 22, 2016.

“Dissenting Non-Resident Noteholder” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Dissenting Holders of PWC Series C Notes”.

“Dissenting Non-Resident Common Shareholder” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Dissenting Holders of Common Shares”.

“Dissenting Non-Resident Preferred Shareholder” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Dissenting Holders of PWC Class B Preferred Shares”.

“Dissenting Resident Noteholder” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Dissenting Holders of PWC Series C Notes”.

“Dissenting Resident Common Shareholder” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Dissenting Holders of Common Shares”.

“Dissenting Resident Preferred Shareholder” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Dissenting Holders of PWC Class B Preferred Shares”.

“Dissenting Securities” has the meaning given to such term under “Dissent Rights of Securityholders”.

“Dissenting Securityholder” has the meaning given to such term under “Dissent Rights of Securityholders”.

“Dissent Notice” has the meaning given to such term under “Dissent Rights of Securityholders”.

“Dissent Rights” means PWC Common Share Dissent Rights, PWC Class B Dissent Rights, and PWC Series C Dissent Rights, as applicable.

“DRS Advice” means a Direct Registration System advice statement.

“Effective Date” has the meaning given to such term under “Particulars of the Transaction — Effective Date”.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date, or such other time as PWC and VersaBank agree to in writing before the Effective Date.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Excluded Shareholders” has the meaning given to such term under “Particulars of the Transaction — Multilateral Instrument 61-101 — Minority Approval”.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, commissioner, minister, cabinet, governor in council, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange.

“Holder” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations”.

“IFRS” means generally accepted accounting principles as set out in the CPA Canada Handbook — Accounting for an entity that prepares its financial statements in accordance with International Financial Reporting Standards, at the relevant time, applied on a consistent basis.

“Initially Proposed Transaction” has the meaning given to such term under “Particulars of the Transaction — Background to the Transaction”.

“Interest Payment Waiver” has the meaning given to such term under “Particulars of the Transaction — the Transaction — PWC Series C Notes Interest Payment Waiver”.

“Interested Party” has the meaning given to such term in MI 61-101.

“Intermediary” means an intermediary with which a Beneficial PWC Securityholder may deal, including banks, trust companies, securities dealers or brokers and trustees or administrators of self-directed trusts governed by RRSPs, RRIFs, RESTs (collectively as defined in the Tax Act) and similar plans, and their nominees.

“Joint Disclosure Booklet” means the joint disclosure booklet accompanying and forming part of this PWC Circular which includes additional information regarding each of VersaBank, PWC and the Bank.

“Kingsdale Shareholder Services” means the proxy solicitation and information agent retained by PWC and VersaBank.

“Law” means, with respect to any Person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended unless expressly specified otherwise.

“Loan Facility” has the meaning given to such term under “Particulars of the Transaction — The Transaction — The Debt Satisfaction”.

“Material Adverse Effect” means, in respect of either PWC or VersaBank, any change, event, occurrence, effect or circumstance that is or could reasonably be expected to be material and adverse to the business, financial condition, or operations of such party and its Subsidiaries taken as a whole, other than changes, events, occurrences, statements of facts, effects, or circumstances that arise from or in connection with:

(a)                     general political, economic, financial, currency exchange, securities, capital or credit market conditions in Canada or the United States;

(b)                     any act of terrorism, war (whether or not declared), armed hostilities, riots, insurrection, civil disorder, military conflicts or other armed conflict, in each case, whether occurring within or outside of Canada or the United States;

(c)                      any change or proposed change in Law, IFRS or accounting rules or the interpretation thereof applicable to the industries or markets in which either party operates; and

(d)                     any change affecting the industries or markets in which such party operates;

provided, however, that with respect to clauses (a), (b) and (d), such matters do not have a materially disproportionate effect on such party as a whole, relative to companies of similar size operating in the industries or markets in which such party operates.

“Meetings” means the PWC Meetings and the VersaBank Meeting.

“MI 61-101” means Multilateral Instrument 61-101 - Protection of Minority Shareholders in Special Transactions.

“NI 54-101” means National Instrument 54-101 — Communications with Beneficial Owners of Securities of a Reporting Issuer.

“Minister” means the Minister of Finance of Canada.

“MTCC” means Montreal Trust Company of Canada, a predecessor of Computershare.

“Non-Resident Holder” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada”.

“Offer to Pay” means a written offer of PWC to each Dissenting Securityholder to pay the fair value for the number and type of Dissenting Securities in respect of which that Dissenting Securityholder has exercised the Dissent Rights.

“Outside Date” means February 28, 2017 or such later date as may be agreed to in writing by the parties.

“OSFI” means the Office of the Superintendent of Financial Institutions.

“Party” means either PWC or VersaBank.

“Person” includes any individual, partnership, limited partnership, limited liability partnership, joint venture, association, body corporate, corporation, company, unincorporated association, limited liability company, unlimited liability company, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Pre-Amalgamation Agreement” means the pre-amalgamation agreement dated September 12, 2016 between PWC and VersaBank, as amended and restated on November 15, 2016, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, a copy of which was filed under PWC’s profile on SEDAR.

“Proposed Amendments” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations”.

“Proxy Solicitation and Information Agent” has the meaning given to such term under “Information Concerning the Meeting — Solicitation of Proxies”.

“PWC” means PWC Capital Inc.

“PWCC” means Pacific & Western Credit Corp., now known as, PWC.

“PWC 7.5% Note Redemption Price” has the meaning given to such term under “Particulars of the Transaction — The Transaction — The Redemptions”.

“PWC 7.5% Notes” has the meaning given to such term under “Particulars of the Transaction — The Transaction”.

“PWC Annual Information Form” means PWC’s revised annual information form for the year ended October 31, 2015 dated January 27, 2016.

“PWC Board” means the Board of Directors of PWC as constituted from time to time.

“PWC Board Recommendation” means a statement that the PWC Board has received the Crosbie Fairness Opinions and Formal Valuations, and has unanimously, after receiving legal and financial advice and the recommendation of the PWC Independent Committee, determined that the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution  are in the best interests of PWC and recommends that the applicable PWC Securityholders vote in favour of the PWC Common Shareholders Resolution, the PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution.

“PWC Circular” means this management information circular, including the Notice of Special Meeting of Holders of Common Shares, Notice of Special Meeting of Holders of Class B Preferred Shares, Notice of Meeting of Holders of Series C Note and the Joint Disclosure Booklet, including all schedules, appendices and exhibits hereto and thereto, and all information incorporated by reference in such management information circular and the Joint Disclosure Booklet, to be sent to PWC Securityholders in connection with the PWC Meetings, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Pre-Amalgamation Agreement and the Amalgamation Agreement.

“PWC Class A Notice of Redemption” has the meaning given to such term under “Particulars of the Transaction — The Transaction — The Redemptions”.

“PWC Class A Preferred Shareholders” means the registered or beneficial, as applicable, holders of issued and outstanding PWC Class A Preferred Shares.

“PWC Class A Preferred Shares” means the non-voting, non-participating Class “A” Preferred Shares in the capital of PWC.

“PWC Class A Redemption Price” has the meaning given to such term under “Particulars of the Transaction — The Transaction — The Redemptions”.

“PWC Class B Amendment” means the amendment to the terms and conditions of the PWC Class B Preferred Shares set forth in the PWC Class B Articles of Amendment.

“PWC Class B Articles of Amendment” means the articles of amendment that will effect the PWC Class B Amendment, a copy of which is attached as Appendix F to this PWC Circular.

“PWC Class B Dissent Rights” means the rights of dissent granted to registered holders of PWC Class B Preferred Shares in respect of the PWC Class B Amendment pursuant to section 190 of the CBCA.

“PWC Class B Exchange” means the exchange of 152.266 PWC Common Shares for each PWC Class B Preferred Share, pursuant to the PWC Class B Amendment.

“PWC Class B Preferred Shareholders” means the registered or beneficial, as applicable, holder of issued and outstanding PWC Class B Preferred Shares.

“PWC Class B Preferred Shareholders Meeting” means the special meeting of PWC Class B Preferred Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Pre-Amalgamation Agreement to consider the PWC Class B Preferred Shareholders Resolution and for any other purpose as may be set out in the PWC Circular and agreed to in writing by VersaBank.

“PWC Class B Preferred Shareholders Resolution” means the special resolutions of the PWC Class B Preferred Shareholders which are to be considered at the PWC Class B Preferred Shareholders Meeting, a copy of which is attached as Appendix C to this PWC Circular.

“PWC Class B Preferred Shares” means the non-voting, non-participating Class “B” Preferred Shares in the capital of PWC.

“PWC Class B Preferred Share Consideration” means 152.266 Common Shares for each PWC Class B Preferred Share in the capital of PWC.

“PWC Common Share Dissent Rights” means the rights of dissent granted to registered holders of PWC Common Shares in respect of the Amalgamation pursuant to section 190 of the CBCA.

“PWC Common Shareholders” means the registered or beneficial, as applicable, holder of issued and outstanding PWC Common Shares.

“PWC Common Shareholders Meeting” means the special meeting of PWC Common Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Pre-Amalgamation Agreement to consider the PWC Common Shareholders Resolution and for any other purpose as may be set out in the PWC Circular and agreed to in writing by VersaBank.

“PWC Common Shareholders Resolution” means the special resolutions of the PWC Common Shareholders which are to be considered at the PWC Common Shareholders Meeting, a copy of which is attached as Appendix B to this PWC Circular.

“PWC Common Shares” means the common shares without par value in the capital of PWC.

“PWC Debt Repayment” means (i) the issuance of PWC Common Shares to 340268 pursuant to the Debt Satisfaction Agreement, (ii) the redemption of the PWC 7.5% Notes and the PWC Class A Preferred Shares, each in accordance with their terms and (iii) the satisfaction and discharge of the CWG/PWC Facility.

“PWC DSU Plan” means the deferred share unit plan of PWC adopted in March 2006.

“PWC DSUs” means the deferred share units of PWC issued pursuant to the PWC DSU Plan.

“PWC DSU Exchange Agreements” means the agreements to be entered into between PWC and each holder of PWC DSUs pursuant to which each holder of PWC DSUs agrees to exchange each issued and outstanding DSU for one (1) PWC Common Share immediately prior to the Effective Time.

“PWC Independent Committee” has the meaning given to such term under “Particulars of the Transaction — Recommendation of the PWC Independent Committee”.

“PWC Meetings” means PWC Common Shareholders Meeting, PWC Series C Noteholders Meeting, and PWC Class B Preferred Shareholders Meeting.

“PWC Options” means the outstanding options to purchase PWC Common Shares issued pursuant to the PWC Stock Option Plan.

“PWC Recapitalization” means the PWC Class B Amendment and PWC Series C Amendment.

“PWC Replacement Options” has the meaning given to such term under “Particulars of the Transaction — The Transaction — The Amalgamation”.

“PWC Securities” means, collectively the PWC Common Shares, the PWC Class B Preferred Shares and the PWC Series C Notes.

“PWC Securityholder Approvals” has the meaning given to such term under “Particulars of the Transaction — Required PWC Securityholder Approvals”.

“PWC Securityholders” means, collectively, the PWC Common Shareholders, the PWC Class B Preferred Shareholders and the PWC Series C Noteholders.

“PWC Series C Amendment” means the amendments to the Series C Indenture, set out in the PWC Supplemental Indenture.

“PWC Series C Dissent Rights” means the rights of dissent granted to registered holders of PWC Series C Notes in respect of the PWC Series C Amendment, such rights to be exercised in accordance with section 190 of the CBCA.

“PWC Series C Exchange” means the exchange of 7,468.211 PWC Common Shares for $1,000 principal amount of PWC Series C Notes, pursuant to the PWC Series C Amendment.

“PWC Series C Noteholders” means the registered or beneficial, as applicable, holder of one or more PWC Series C Note.

“PWC Series C Noteholders Meeting” means the special meeting of PWC Series C Noteholders, including any adjournment or postponement thereof, to be called and held in accordance with the Pre-Amalgamation Agreement and the Series C Indenture to consider the PWC Series C Noteholders Resolution and for any other purpose as may be set out in the PWC Circular and agreed to in writing by VersaBank.

“PWC Series C Noteholders Resolution” means the extraordinary resolutions of the PWC Series C Noteholders which are to be considered at the PWC Series C Noteholders Meeting, a copy of which is attached as Appendix D to this PWC Circular.

“PWC Series C Note Consideration” means 7,468.211 PWC Common Shares for each $1,000 principal amount of PWC Series C Note.

“PWC Series C Notes” means the 9% Series C Notes of PWC maturing October 16, 2018.

“PWC Supplemental Indenture” means the form of supplemental trust indenture to the Series C Indenture proposed to be executed by PWC and Computershare, a copy of which is attached as Appendix G to this PWC Circular.

“PWC Stock Option Plan” means PWC’s Stock Option Incentive Plan dated March 1, 2016.

“PWC Transaction Agreements” means the Pre-Amalgamation Agreement, the Amalgamation Agreement, the Loan Facility and the Debt Satisfaction Agreement.

“RBC” has the meaning given to such term under “Particulars of the Transaction — Background to the Transaction”.

“RBC Fairness Opinion” means the fairness opinion provided by RBC as further described under the heading “Particulars of the Amalgamation — RBC Fairness Opinion” in the VersaBank Circular, a copy of which is attached as Appendix C to the VersaBank Circular.

“Record Date” means November 23, 2016.

“Redemptions” has the meaning given to such term under “Particulars of the Transaction — The Transaction”.

“Registered Dissenting Securityholder” has the meaning given to such term under “Dissent Rights of Securityholders”.

“Registered PWC Securityholder” means a registered holder of PWC Securities as recorded in the registers maintained by the Transfer Agent.

“Required Regulatory Approvals” means the:

(a)                                 approval of the Minister under section 228 of the Bank Act (Canada) in connection with the Amalgamation;

(b)                                 any required approvals of the TSX in connection with the transactions contemplated by the Pre-Amalgamation Agreement;

(c)                                  the Competition Act Approval; and

(d)                                 any other consent, waiver, permit, exemption, review, order, decision or approval of, or any registration and filing with, any Governmental Entity in connection with the Transaction, in each case to the extent in connection with the Transaction and only to the extent that the failure to obtain any approval would (i) have a material adverse effect on the Bank and its Subsidiaries taken as a whole, or (ii) detract significantly from the anticipated benefits of the Transaction.

“Representatives” means any officer, director, employee, representative (including any financial or other advisor) or agent of any party or any of its Subsidiaries.

“Resident Holder” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada”.

“Satisfaction Shares” has the meaning given to such term under “Particulars of the Transaction — The Transaction — The Debt Satisfaction”.

“Securities Laws” means the Securities Act (Ontario) and any other applicable Canadian provincial and territorial rules and regulations and published policies thereunder.

“SEDAR” means the System for Electronic Document Analysis and Retrieval.

“Series C Indenture” means the trust indenture dated October 13, 1998 between PWCC and MTCC (a predecessor company of Computershare), as amended by the first supplemental trust indenture dated December 1, 2001 between PWCC, MTCC, and Computershare, as amended by the second supplemental indenture dated January 1, 2001 between PWCC and Computershare, as amended by the third supplemental indenture dated June 12, 2008 between PWCC and Computershare, as amended by the fourth supplemental trust indenture dated July 1, 2009 between PWCC and Computershare, and as amended by the fifth supplemental trust indenture dated August 27, 2013 between PWCC and Computershare.

“Subsidiary” means, with respect to a Person, any entity, whether incorporated or unincorporated: (i) of which such Person or any other Subsidiary of such Person is a general partner; or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person and/or by any one or more of its Subsidiaries; and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Superintendent” means the Superintendent of Financial Institutions appointed pursuant to the Office of the Superintendent of Financial Institutions Act.

“Superior Proposal” means, with respect to a party, any unsolicited bona fide written Acquisition Proposal from a Person who is an arm’s length third party to such party to purchase or otherwise acquire, directly or indirectly, by means of a merger, take-over bid, amalgamation, plan of arrangement, business combination, consolidation, recapitalization, liquidation, winding up or other transaction, not less than all of the outstanding common shares of such party not owned by the Person making such Acquisition Proposal or its Affiliates, or all or substantially all of the assets of the party on a consolidated basis that: (a) complies with Securities Laws and did not result from or involve a breach of the Pre-Amalgamation

Agreement or any agreement between the Person making such Acquisition Proposal and such party; (b) is reasonably capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such proposal and the Person making such Acquisition Proposal; (c) is not subject to any financing contingency and in respect of which adequate arrangements have been made to ensure that the required funds or other consideration will be available to effect payment in full for all of the common shares of such party; (d) is not subject to any due diligence and/or access condition; (e) that the board of directors of such party and any relevant committee thereof determines, in its good faith judgment, after receiving the advice of its outside legal counsel and financial advisors and after taking into account all the terms and conditions of the Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal, would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favourable, from a financial point of view, than the transactions contemplated by the Pre-Amalgamation Agreement.

“Superior Proposal Notice” has the meaning given to such term under “Schedule D — Summary of the Pre-Amalgamation Agreement and Amalgamation Agreement — Pre-Amalgamation Agreement — Non-Solicitation Covenant — Superior Proposals” in the Joint Disclosure Booklet.

“Tax Act” means Income Tax Act (Canada).

“taxable capital gain” has the meaning given to such term under “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada - Taxation of Capital Gains and Capital Losses”

“Transaction” means, collectively, the transactions described under the heading “Particulars of the Transaction — The Transaction”.

“Transaction Resolutions” means the PWC Common Shareholders Resolution, PWC Class B Preferred Shareholders Resolution and the PWC Series C Noteholders Resolution.

“Transfer Agent” means Computershare Investors Services Inc.

“TSX” means the Toronto Stock Exchange.

“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“U.S. Person” means a “U.S. person” as defined in Regulation S under the U.S. Securities Act.

“TSX Company Manual” means the Toronto Stock Exchange Company Manual.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

“VersaBank” means VersaBank.

“VersaBank Annual Information Form” means VersaBank’s annual information form for the year ended October 31, 2015 dated January 26, 2016.

“VersaBank Board” means the Board of Directors of VersaBank as constituted from time to time.

“VersaBank Board Recommendation” means a statement that the VersaBank Board has received the RBC Fairness Opinion, and has unanimously, after receiving legal and financial advice and the recommendation of the VersaBank Independent Committee, determined that the Amalgamation is in the best interests of VersaBank and recommends that the VersaBank Shareholders vote in favour of the Amalgamation Resolution.

“VersaBank Circular” means the notice of the VersaBank Meeting, the accompanying management information circular and the Joint Disclosure Booklet, including all schedules, appendices and exhibits thereto, and all information incorporated by reference in such management information circular and the Joint Disclosure Booklet, to be sent to VersaBank Shareholders in connection with the VersaBank Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Pre-Amalgamation Agreement and the Amalgamation Agreement.

“VersaBank Common Shares” means the common shares of VersaBank.

“VersaBank Independent Committee” means the independent committee established by the VersaBank Board to, among other things, review and consider the Amalgamation.

“VersaBank Meeting” means the special meeting of VersaBank Shareholders, including any adjournment or postponement thereof in accordance with the terms of the Pre-Amalgamation Agreement or the Amalgamation Agreement, to be called and held in accordance with the Pre-Amalgamation Agreement and the Amalgamation Agreement to consider the Amalgamation Resolution and for any other purpose as may be set out in the VersaBank Circular and agreed to in writing by PWC.

“VersaBank Options” means the outstanding options to purchase VersaBank Common Shares issued pursuant to the VersaBank Stock Option Plan.

“VersaBank Series 1 Preferred Shares” means the non-cumulative 5-year rate reset preferred shares, Series 1 in the capital of VersaBank.

“VersaBank Series 3 Preferred Shares” means the non-cumulative 6-year rate reset preferred shares, Series 3 in the capital of VersaBank.

“VersaBank Shareholder Approval” means the approval of the Amalgamation Resolution by not less than 66 2/3% of the votes cast by the holders of VersaBank Common Shares, VersaBank Series 1 Preferred Shares, and VersaBank Series 3 Preferred Shares, voting together as a single class.

“VersaBank Shareholders” means the registered or beneficial, as applicable, holder of VersaBank Common Shares, VersaBank Series 1 Preferred Shares, and VersaBank Series 3 Preferred Shares.

“VersaBank Shares” means, collectively, VersaBank Common Shares, VersaBank Series 1 Preferred Shares, and VersaBank Series 3 Preferred Shares.

“VersaBank Stock Option Plan” means VersaBank’s Stock Option Incentive Plan dated August 16, 2013.

“VersaBank Transaction Agreements” means the Pre-Amalgamation Agreement and the Amalgamation Agreement.

APPENDIX B
PWC COMMON SHAREHOLDERS RESOLUTION

RESOLVED AS A SPECIAL RESOLUTION THAT:

Redemptions

1.                                      The redemption of each issued and outstanding non-voting, non-participating class A preferred share of PWC Capital Inc. (“PWC”) for a payment equal to the issue price of such shares, together with an amount equal to all accrued and unpaid cumulative preferential dividends thereon calculated to, but excluding, the date on which such shares are redeemed in accordance with their terms, is hereby authorized and approved (the “Class A Preferred Share Redemption”).

2.                                      Notwithstanding that this resolution has been passed by the PWC Common Shareholders (as such term is defined in the pre-amalgamation agreement dated September 12, 2016, as amended and restated on November 15, 2016, the full text of which is available on SEDAR under PWC’s profile, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “Pre-Amalgamation Agreement”)), the directors of PWC are hereby authorized and empowered, at their discretion, without notice to or approval of the PWC Common Shareholders: (i) to amend, modify or supplement the terms of the Class A Preferred Share Redemption to the extent permitted by the Pre-Amalgamation Agreement; and (ii) not to proceed with the Class A Preferred Share Redemption.

3.                                      Any officer or director of PWC be and is hereby authorized for and on behalf of PWC to execute, under corporate seal or otherwise, and to deliver or cause to be delivered all such documents and instruments as are necessary or desirable to give effect to the Class A Preferred Share Redemption, such determination to be conclusively evidenced by the execution and delivery of such documents or instruments.

PWC Recapitalization

PWC Class B Preferred Share Amendment

4.                                      The amendment of the articles of PWC in respect of the class B preferred shares of PWC (the “PWC Class B Preferred Shares”) providing for the change of each issued and outstanding PWC Class B Preferred Share into 152.266 common shares of PWC (“PWC Common Shares”) in accordance with the articles of amendment of PWC (the “PWC Class B Preferred Share Amendment”) under section 173 of the Canada Business Corporations Act (the “CBCA”), a copy of which is attached as Appendix F to the management information circular of PWC dated November 22, 2016 (the “PWC Circular”), is hereby authorized, approved and adopted (the “PWC Class B Exchange”).

5.                                      The issuance of PWC Common Shares pursuant to the PWC Class B Exchange is hereby authorized, approved and adopted.

6.                                      Notwithstanding that this resolution has been passed (and the PWC Class B Preferred Share Amendment adopted) by the PWC Common Shareholders, the directors of PWC are hereby authorized and empowered, at their discretion, without notice to or approval of the PWC Common Shareholders: (i) amend, modify or supplement the Pre-Amalgamation Agreement or the PWC Class B Preferred Share Amendment to the extent permitted by the Pre-Amalgamation Agreement; and (ii) subject to the terms of the Pre-Amalgamation Agreement, not to proceed with the PWC Class B Preferred Share Amendment, the PWC Class B Exchange and related transactions.

7.                                      Any officer or director of PWC is hereby authorized and directed for and on behalf of PWC to execute and deliver for filing with the Director under the CBCA the articles of amendment and such other documents as are necessary or desirable to give effect to the PWC Class B Preferred Share Amendment in accordance with the Pre-Amalgamation Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of amendment and any such other documents.

PWC Series C Supplemental Indenture

8.                                      The Series C Indenture (as such term is defined in the PWC Circular) is hereby amended by incorporating the following amendments:

(a)                                 the PWC Series C Noteholders (as such term is defined in the Pre-Amalgamation Agreement) who have not exercised the dissent rights described in the PWC Circular agree to exchange (the “PWC Series C Exchange”) each $1,000 principal amount of the 9% Series C Notes of PWC maturing October 16, 2018 (the “PWC Series C Notes”) for 7,468.211 common shares of PWC (the “PWC Common Shares”); and

(b)                                 those additional amendments related to (a) contained in the Supplemental Indenture (as hereinafter defined);

all as further and more particularly described in a supplemental trust indenture (the “Supplemental Indenture”) to be entered into between PWC and the Computershare Trust Company of Canada (“Computershare”), substantially in the form attached as Appendix G to the PWC Circular, subject to such amendments, variations and additions as may be approved at the meeting at which these resolutions are approved.

9.                                      PWC be and is hereby authorized and directed to enter into the Supplemental Indenture with Computershare to amend the terms of the Series C Indenture to give effect to the above resolutions.

10.                               The issuance of PWC Common Shares pursuant to the PWC Series C Exchange is hereby authorized, approved and adopted.

11.                               Any officer of PWC is hereby authorized and directed, in the name and on behalf of PWC, under its corporate seal or otherwise, to finally settle the terms of and to execute and deliver the Supplemental Indenture, as well as all such other agreements, applications, certificates, documents, deeds and other instruments, and to do all such further acts, as such officer considers to be necessary or desirable to give effect to the Supplemental Indenture and the transactions contemplated therein, and the execution of the Supplemental Indenture or any such agreement, application, certificate, document, deed or other instrument by any such officer of PWC, or the doing of any such act, shall be deemed to be conclusive evidence that such Supplemental Indenture or other agreement, application, certificate, document, deed or other instrument so executed, or such act so performed, is authorized by these resolutions.

12.                               Computershare, in its capacity as trustee for the PWC Series C Noteholders, be and is hereby authorized and directed to concur in and execute and deliver the Supplemental Indenture presented by PWC to Computershare for execution, a form of which is attached as Appendix G to the PWC Circular, and to do all such acts and things and to execute and deliver all such documents and instruments as it has been advised by counsel are necessary or desirable to carry out the terms of the foregoing resolution, such determination to be conclusively evidenced thereby.

13.                               Any officer of PWC is hereby authorized, in the name and on behalf of PWC, under its corporate seal or otherwise, to make such further amendments to the Supplemental Indenture as may be required and to the extent allowed to give effect to the intent of the above resolutions, and any such amendments shall be deemed to be authorized by these resolutions.

14.                               Any officer of PWC is hereby authorized, in the name and on behalf of PWC, under its corporate seal or otherwise, to execute and deliver all such other agreements, applications, certificates, documents, deeds and instruments (in addition to those mentioned in these resolutions), and to do all such further acts, as such officer may consider to be necessary or desirable to give effect to the resolutions, agreements and transactions referred to herein, and the execution of any such agreement, application, certificate, document, deed or instrument by any such officer of PWC, or the doing of any such act, shall be deemed to be conclusive evidence that such agreement, application, certificate, document, deed or instrument so executed, or such act so performed, is authorized by these resolutions.

15.                               Notwithstanding that this resolution has been passed (and the PWC Series C Exchange adopted) by the PWC Common Shareholders, the directors of PWC are hereby authorized and empowered, at their discretion, without notice to or approval of the PWC Common Shareholders: (i) amend, modify or supplement the Supplemental Indenture or the Pre-Amalgamation Agreement to the extent permitted by the Pre-Amalgamation Agreement; and (ii) revoke or abandon this resolution, in their sole and absolute discretion, at any time prior to entering into the Supplemental Indenture.

Debt Satisfaction

16.                               The satisfaction of all indebtedness owing by PWC to 340268 Ontario Limited (“340”) pursuant to the debt satisfaction agreement between PWC and 340 dated September 12, 2016, as amended on November 15, 2016 (the “Debt Satisfaction Agreement”, the full text of which is available on SEDAR under PWC’s profile, as the Debt Satisfaction Agreement may be modified or amended in accordance with its terms), all as more particularly described in the PWC Circular is hereby authorized, approved and adopted (the “Debt Satisfaction”).

17.                               The issuance of the Satisfaction Shares (as such term is defined in the Debt Satisfaction Agreement), as more particularly described in the PWC Circular, is hereby authorized, approved and adopted.

18.                               The Debt Satisfaction Agreement is hereby authorized, approved and adopted.

19.                               The (i) Debt Satisfaction and related transactions, (ii) actions of the directors of PWC in approving the Debt Satisfaction Agreement, and (iii) the actions of the directors and officers of PWC in executing and delivering the Debt Satisfaction Agreement, and any amendments, modifications or supplements thereto, are hereby ratified and approved.

20.                               Notwithstanding that this resolution has been passed (and Debt Satisfaction adopted) by the PWC Common Shareholders, the directors of PWC are hereby authorized and empowered, at their discretion, without notice to or approval of the PWC Common Shareholders: (i) to amend, modify or supplement the Debt Satisfaction Agreement to the extent permitted therein; and (ii)

subject to the terms of the Debt Satisfaction Agreement, Amalgamation Agreement and the Pre-Amalgamation Agreement, not to proceed with the Debt Satisfaction.

21.                               Any officer or director of PWC be and is hereby authorized for and on behalf of PWC to execute, under corporate seal or otherwise, and to deliver or cause to be delivered all such other documents and instruments as are necessary or desirable to give effect to the Debt Satisfaction in accordance with the Debt Satisfaction Agreement, Amalgamation Agreement and the Pre-Amalgamation Agreement, such determination to be conclusively evidenced by the execution and delivery of such agreements or any such other document or instrument.

Deferred Share Units

22.                               The issuance of PWC Common Shares to holders of PWC DSUs (as defined in the PWC Circular) on the basis of one (1) PWC Common Share for one (1) PWC DSU in accordance with the terms of the PWC DSU Exchange Agreements (as such term is defined in the PWC Circular, and all as more particularly described and set forth in the PWC Circular) is hereby authorized and approved (the “DSU Exchanges”).

Share Issuances

23.                               The issuance of up to 709,790,963 PWC Common Shares in connection with the PWC Class B Exchange, the PWC Series C Exchange, the Debt Satisfaction and the DSU Exchanges, all as more particularly described and set forth in the PWC Circular, that could: (a) result in dilution in excess of 25% of the issued and outstanding PWC Common Shares immediately prior to the PWC Class B Exchange, the PWC Series C Exchange, the Debt Satisfaction and the DSU Exchanges; (b) result in PWC Common Shares in excess of 10% of the issued and outstanding PWC Common Shares immediately prior to the PWC Class B Exchange, the PWC Series C Exchange, the Debt Satisfaction and the DSU Exchanges being issued to insiders (as defined in the Toronto Stock Exchange Company Manual (the “TSX Company Manual”) of PWC; and (c) be issued at a deemed issuance price that is less than the market price (as defined in the TSX Company Manual) of PWC, is hereby authorized and approved.

24.                               The reservation and issuance of up to 709,790,963 PWC Common Shares in connection with the PWC Class B Exchange, the PWC Series C Exchange, the Debt Satisfaction and the DSU Exchanges, all as more particularly described and set forth in the PWC Circular, is hereby authorized and approved.

Amalgamation

25.                               The amalgamation of PWC and VersaBank under the Bank Act (Canada) (the “Bank Act”), pursuant to the amalgamation agreement between PWC and VersaBank dated September 12, 2016, as amended and restated on November 15, 2016 (the “Amalgamation Agreement”, the full text of which is available on SEDAR under PWC’s profile, as the Amalgamation Agreement may be modified or amended in accordance with its terms and the terms of the Pre-Amalgamation Agreement), all as more particularly described in the PWC Circular is hereby authorized, approved and adopted (the “Amalgamation”).

26.                               The Amalgamation Agreement is hereby authorized, approved and adopted.

27.                               The (i) Amalgamation and related transactions, (ii) actions of the directors of PWC in approving the Amalgamation Agreement, and (iii) the actions of the directors and officers of PWC in executing and delivering the Amalgamation Agreement, and any amendments, modifications or supplements thereto, are hereby ratified and approved.

28.                               Notwithstanding that this resolution has been passed (and the Amalgamation adopted) by the PWC Common Shareholders, the directors of PWC are hereby authorized and empowered, at their discretion, without notice to or approval of the PWC Common Shareholders: (i) to amend, modify or supplement the Amalgamation Agreement to the extent permitted therein; and (ii) subject to the terms of the Pre-Amalgamation Agreement and the Amalgamation Agreement, not to proceed with the Amalgamation.

29.                               PWC be and is hereby authorized to vote the common shares of VersaBank held by PWC in favour of the VersaBank Transaction Resolutions (as such term is defined in the Pre-Amalgamation Agreement) at the VersaBank Meeting (as such term is defined in the Pre-Amalgamation Agreement).

30.                               Any officer or director of PWC be and is hereby authorized for and on behalf of PWC to execute, under corporate seal or otherwise, and to deliver or cause to be delivered, for filing with the Minister of Finance of Canada, a joint application for letters patent of amalgamation under section 228 of the Bank Act and all such other documents and instruments as are necessary or desirable to give effect to the Amalgamation in accordance with the Pre-Amalgamation Agreement and the Amalgamation Agreement, such determination to be conclusively evidenced by the execution and delivery of such application or any such other document or instrument.

General

31.                               Any officer or director of PWC is hereby authorized and directed for and on behalf of PWC to execute or cause to be executed and to deliver or cause to be delivered, all such other agreements, documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other agreement, document or instrument or the doing of any other such act or thing.

32.                               These approvals are given for all purposes under the TSX Company Manual and under Multilateral Instrument 61-101.

APPENDIX C
PWC CLASS B PREFERRED SHAREHOLDERS RESOLUTION

RESOLVED AS A SPECIAL RESOLUTION THAT:

PWC Class B Preferred Share Amendment

1.                                      The amendment of the articles of PWC Capital Inc. (“PWC”) in respect of the class B preferred shares of PWC (the “PWC Class B Preferred Shares”) providing for the change of each issued and outstanding PWC Class B Preferred Share into 152.266 common shares of PWC in accordance with the articles of amendment of PWC (the “PWC Class B Preferred Share Amendment”) under section 173 of the Canada Business Corporations Act (the “CBCA”), a copy of which is attached as Appendix F to the management information circular of PWC dated November 22, 2016 (the “PWC Circular”), is hereby authorized, approved and adopted (the “PWC Class B Exchange”).

2.                                      Notwithstanding that this resolution has been passed (and the PWC Class B Preferred Share Amendment adopted) by the holders of PWC Class B Preferred Shares, the directors of PWC are hereby authorized and empowered to, without notice to or approval of the PWC Class B Preferred Shareholders (as such term is defined in the pre-amalgamation agreement dated September 12, 2016, as amended and restated on November 15, 2016, the full text of which is available on SEDAR under PWC’s profile, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “Pre-Amalgamation Agreement”)): (i) amend, modify or supplement the Pre-Amalgamation Agreement or the PWC Class B Preferred Share Amendment to the extent permitted by the Pre-Amalgamation Agreement; and (ii) subject to the terms of the Pre-Amalgamation Agreement, not to proceed with the PWC Class B Preferred Share Amendment, the PWC Class B Exchange and related transactions.

3.                                      Any officer or director of PWC is hereby authorized and directed for and on behalf of PWC to execute and deliver for filing with the Director under the CBCA the articles of amendment and such other documents as are necessary or desirable to give effect to the PWC Class B Preferred Share Amendment in accordance with the Pre-Amalgamation Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of amendment and any such other documents.

General

4.                                      Any officer or director of PWC is hereby authorized and directed for and on behalf of PWC to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument or the doing of any other such act or thing.

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APPENDIX D
PWC SERIES C NOTEHOLDERS RESOLUTION

RESOLVED AS AN EXTRAORDINARY RESOLUTION THAT:

1.                                      The Series C Indenture (as such term is defined in the management information circular of PWC Capital Inc. (“PWC”) dated November 22, 2016 (the “PWC Circular”)) is hereby amended by incorporating the following amendments:

(a)                                 the PWC Series C Noteholders (as such term is defined in the pre-amalgamation agreement among PWC and VersaBank dated September 12, 2016, as amended and restated on November 15, 2016, the full text of which is available on SEDAR under PWC’s profile, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “Pre-Amalgamation Agreement”)) agree to waive the right to receive any interest payments that become due and payable while the Pre-Amalgamation Agreement is in force, including, for certainty, the interest payment due and payable on December 31, 2016 to PWC Series C Noteholders;

(b)                                 the PWC Series C Noteholders who have not exercised the dissent rights described in the PWC Circular agree to exchange (the “PWC Series C Exchange”) each $1,000 principal amount of the 9% Series C Notes of PWC maturing October 16, 2018 (the “PWC Series C Notes”) for 7,468.211 common shares of PWC (the “PWC Common Shares”); and

(c)                                  those additional amendments related to (a) and (b) contained in the Supplemental Indenture (as hereinafter defined);

all as further and more particularly described in a supplemental trust indenture (the “Supplemental Indenture”) to be entered into between PWC and the Computershare Trust Company of Canada (“Computershare”), substantially in the form attached as Appendix G to the PWC Circular, subject to such amendments, variations and additions as may be approved at the meeting at which these resolutions are approved (and as the same may be amended, modified or supplemented in accordance with the terms of the Pre-Amalgamation Agreement).

2.                                      PWC be and is hereby authorized and directed to enter into the Supplemental Indenture with Computershare to amend the terms of the Series C Indenture to give effect to the above resolutions.

3.                                      Any officer of PWC is hereby authorized and directed, in the name and on behalf of PWC, under its corporate seal or otherwise, to finally settle the terms of and to execute and deliver the Supplemental Indenture, as well as all such other agreements, applications, certificates, documents, deeds and other instruments, and to do all such further acts, as such officer considers to be necessary or desirable to give effect to the Supplemental Indenture and the transactions contemplated therein, and the execution of the Supplemental Indenture or any such agreement, application, certificate, document, deed or other instrument by any such officer of PWC, or the doing of any such act, shall be deemed to be conclusive evidence that such Supplemental Indenture or other agreement, application, certificate, document, deed or other instrument so executed, or such act so performed, is authorized by these resolutions.

4.                                      Computershare, in its capacity as trustee for the PWC Series C Noteholders, be and is hereby authorized and directed to concur in and execute and deliver the Supplemental Indenture presented by PWC to Computershare for execution, a form of which is attached as Appendix G to

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the PWC Circular, and to do all such acts and things and to execute and deliver all such documents and instruments as it has been advised by counsel are necessary or desirable to carry out the terms of the foregoing resolution, such determination to be conclusively evidenced thereby.

5.                                      Any officer of PWC is hereby authorized, in the name and on behalf of PWC, under its corporate seal or otherwise, to make such further amendments to the Supplemental Indenture as may be required and to the extent allowed to give effect to the intent of the above resolutions, and any such amendments shall be deemed to be authorized by these resolutions.

6.                                      Any officer of PWC is hereby authorized, in the name and on behalf of PWC, under its corporate seal or otherwise, to execute and deliver all such other agreements, applications, certificates, documents, deeds and instruments (in addition to those mentioned in these resolutions), and to do all such further acts, as such officer may consider to be necessary or desirable to give effect to the resolutions, agreements and transactions referred to herein, and the execution of any such agreement, application, certificate, document, deed or instrument by any such officer of PWC, or the doing of any such act, shall be deemed to be conclusive evidence that such agreement, application, certificate, document, deed or instrument so executed, or such act so performed, is authorized by these resolutions.

7.                                      Notwithstanding that this extraordinary resolution has been passed by the holders of PWC Series C Notes, the directors of PWC are hereby authorized and empowered to, at their discretion, without notice to or approval of the holders of the PWC Series C Notes: (i) amend, modify or supplement the Supplemental Indenture or the Pre-Amalgamation Agreement to the extent permitted by the Pre-Amalgamation Agreement; and (ii) revoke or abandon this extraordinary resolution, in their sole and absolute discretion, at any time prior to entering into the Supplemental Indenture.

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APPENDIX E
CROSBIE FAIRNESS OPINIONS AND FORMAL VALUATIONS

PRIVATE & CONFIDENTIAL

November 15, 2016

The Independent Committee of the Board of Directors of PWC Capital Inc.

140 Fullarton Street, Suite 2002

London, ON N6A 5P2

To the PWC Independent Committee:

RE: VALUATIONS AND FAIRNESS OPINIONS

Crosbie & Company Inc. (“Crosbie”) understands that PWC Capital Inc. (“PWC” or the “Company”) has entered into an agreement with VersaBank (“VersaBank”), dated September 12, 2016 as amended and restated on November 15, 2016, to merge by means of an amalgamation (the “Amalgamation”) under the Bank Act (Canada). After the Amalgamation, the combined entity (the “Bank”) will continue to be named VersaBank. Crosbie further understands that PWC will undertake a series of transactions, such that immediately prior to the Amalgamation, its issued and outstanding preferred share capital and debt will be converted into common shares of PWC (“PWC Common Shares”) which will then be exchanged for common shares of the Bank (“Bank Common Shares”) pursuant to the Amalgamation. The Amalgamation and the series of transactions, described in more detail below, constitute the proposed transaction (collectively, the “Transaction”).

Crosbie also understands the following with respect to PWC, VersaBank, the share capital and debt obligations of PWC and the holders thereof, the share capital of VersaBank and the holders thereof and the Transaction:

PWC & VersaBank

•                  PWC is a holding company, the principal asset of which is common shares of VersaBank (“VersaBank Common Shares”) representing approximately 62.8% of the total issued and outstanding VersaBank Common Shares.

•                  VersaBank operates as a Schedule I bank utilizing its electronic branchless business model to carry on its business of accepting deposits and providing lending services to selected niche commercial and consumer markets.

Crosbie is a member of Global M&A Partners, an exclusive global partnership of leading M&A advisory firms. www.globalma.com

Crosbie & Company Inc. • Sun Life Financial Tower • 150 King Street West • 15th  Floor, P.O.

Box 95 • Toronto, ON  M5H 1J9

tel:  416.362.7726 • fax:  416.362.3447 • e-mail:  info@crosbieco.com • website:

www.crosbieco.com

Share Capital & Debt Obligations of PWC

The share capital and debt obligations of PWC as at the date hereof consist of the following:

•                         Notes and debt consisting of the following:

•                  $8,250,000 aggregate principal amount outstanding to 340268 Ontario Limited (“340268”), consisting of $7,200,000 due on December 31, 2017 and paying interest at 7.50% per annum in cash or in kind at the discretion of PWC and $1,050,000 due on November 30, 2017 and paying interest at 7.5% per annum in cash (collectively, the “340268 Indebtedness”).

•                  $1,300,000 outstanding attributable to a margin facility available to PWC through CIBC Wood Gundy (“CWG/PWC Facility”).

•                  $955,000  aggregate principal amount outstanding in promissory notes due to arm’s length lenders maturing on March 31, 2017 and paying interest at 7.50% per annum in cash (the “PWC 7.5% Notes”). The notes can be settled at any time, at the discretion of PWC, prior to the maturity date at a 3% premium plus accrued and unpaid interest.

•                  $61,686,000  principal amount outstanding of  Series C Unsecured Notes (the “PWC Series C Notes”) due October 16, 2018, paying interest at 9.0% per annum in cash or VersaBank Common Shares at the discretion of PWC and convertible at the option of the holder, at any time, into VersaBank Common Shares at $12.00 per VersaBank Common Share.

•                  314,572 issued and outstanding non-voting, non-participating PWC Class A Preferred Shares (the “PWC Class A Preferred Shares”) that were issued at $3.00 per share (representing $943,716 of aggregate issue value) and have priority over the PWC Class B Preferred Shares (as defined below) and the PWC Common Shares with respect to the payment of dividends and the distribution of assets on dissolution, liquidation or a wind up.  The PWC Class A Preferred Shares have a cumulative dividend of $0.21 per annum. The PWC Class A Preferred Shares are redeemable by PWC, at its discretion, at the issue price plus all accrued and unpaid dividends, and the PWC Class A Preferred Shares are convertible at the option of the holder, at any time, into PWC Common Shares on the basis of 4.608 PWC Class A Preferred Shares per PWC Common Share.

•                  1,094,058 issued and outstanding non-voting, non-participating PWC Class B Preferred Shares (the “PWC Class B Preferred Shares”) that have priority over the PWC Common Shares, but are subordinated to the PWC Class A Preferred Shares, with respect to the payment of dividends and the distribution of assets on dissolution, liquidation or a wind up. The PWC Class B Preferred Shares were issued at $25.00 per share (representing $27,351,450 aggregate par value) and have a subordinated cumulative dividend of $1.68 per annum, payable in cash. The PWC Class B Preferred Shares are redeemable by

PWC, at its discretion, but must be redeemed by PWC no later than June 30, 2019.  The shares are convertible at the option of the holder, at any time, into PWC Common Shares on the basis of 12.5 PWC Common Shares for each PWC Class B Preferred Share.

•                  160,660 issued and outstanding deferred share units issued to certain current and former directors of PWC (“PWC DSUs”).  All PWC DSUs vest immediately upon being granted and are exercisable upon retirement or end of contract.

•                  418,709 issued and outstanding options (the “PWC Options”) granted at the discretion of a committee set up by the board of directors of PWC (the “PWC Board”) as part of its stock option incentive plan for directors, officers, employees and service providers.  All issued and outstanding PWC Options are fully vested and have exercise prices ranging from $1.26 to $11.70.

•                  44,592,260 issued and outstanding PWC Common Shares.

The PWC Class A Preferred Shares, PWC Class B Preferred Shares, PWC Series C Notes and the PWC Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbols PWC.PR.A, PWC.PR.B, PWC.NT.C and PWC, respectively.

Holders of the Share Capital & Debt Obligations of PWC

Holders of the share capital and debt obligations of PWC, as at the date hereof, include:

•                  Members of the George Family including the estate of Eugene George (collectively, the “GFG”) own 10,421,160 PWC Common Shares (representing approximately 23.4% of the total outstanding), 5,000 PWC Class A Preferred Shares (representing a nominal percentage of the total outstanding), 2,049 PWC Class B Preferred Shares (representing a nominal percentage of the total outstanding), $8,824,000 principal amount of PWC Series C Notes (representing approximately 14.3% of the total outstanding) and 8,594 PWC DSUs (representing 5.3% of the total outstanding).  Crosbie has aggregated the security holdings of the members of the GFG for the purposes of the definition of Excluded Shareholders which can be found below under ‘Approvals’. The aggregation of the security holdings of the members of GFG is not an indication that such members are acting jointly and in concert.

•                  340268 holds 7,055,624 PWC Common Shares (representing approximately 15.8% of the total outstanding), 217 PWC Class B Preferred Shares (representing a nominal percentage of the total outstanding), $22,499,000 principal amount of PWC Series C Notes (representing            approximately 36.5% of the total outstanding) and the 340268 Indebtedness.

•                  Crosbie has assumed for the purposes of its analysis that 340268 and the GFG are aligned in their view of the Transaction.

•                  The directors and officers of PWC (the “Directors & Officers”) and their affiliates own 2,756,777 PWC Common Shares (representing approximately 6% of the total outstanding), 24,869 PWC Class B Preferred Shares (representing a nominal percentage of the total outstanding) and $20,000 principal amount of the PWC Series C Notes (representing a nominal percentage of the total outstanding). For purposes of this calculation, the holdings of Patrick George, a director of PWC, have been excluded from the  holdings of  Directors &  Officers as  Mr.  George’s  holdings are included in  the holdings of the GFG.

Share Capital of VersaBank and Holders Thereof

The share capital of VersaBank as at the date hereof consists of the following:

•                  1,461,460 issued and outstanding VersaBank Series 1 Preferred Shares that were issued at $10.00 per share and pay interest at 7.0% per annum in cash.  The VersaBank Series 1 Preferred Shares are convertible into VersaBank Series 2 Preferred Shares if they are not redeemed by VersaBank on October 31, 2019, or on October 31st every 5 years thereafter.

•                  1,681,320 issued and outstanding VersaBank Series 3 Preferred Shares that were issued at $10.00 per share and pay interest at 7.0% per annum in cash.  The VersaBank Series 3 Preferred Shares are convertible into VersaBank Series 4 Preferred Shares if they are not redeemed by VersaBank on April 30, 2021, or on April 30th every 5 years thereafter.

•                  20,095,065 issued and outstanding VersaBank Common Shares.

•                  340268 owns 1,948,468 VersaBank Common Shares (representing approximately 9.7% of the total outstanding) and the GFG owns 1,062,345 VersaBank Common Shares (representing approximately 5.3% of the total outstanding) and 300 VersaBank Series 1 Preferred Shares (representing a nominal percentage of the total outstanding).

The VersaBank Common Shares, VersaBank Series 1 Preferred Shares and VersaBank Series 3

Preferred  Shares  are  listed  on  the  TSX  under  the  symbols  VB,  VB.PR.A  and  VB.PR.B, respectively.

The Transaction

Subject to all requisite shareholder and regulatory approvals, the Transaction will be effected as follows:

•                  PWC will obtain a waiver from holders of PWC Series C Notes of interest payments thereon while the Amended and Restated Pre-Amalgamation Agreement is in force.

•                  PWC will borrow approximately $3,345,000 under a loan facility provided by 340268 and dated September 12, 2016 and amended on November 15, 2016 such that the total amount owed by PWC to 340268 prior to the Debt Satisfaction (defined below) will be approximately $11,595,000 principal amount outstanding.

•                  The PWC 7.5% Notes will be redeemed by PWC for cash in accordance with the terms of such notes.

•                  Each PWC Class A Preferred Share will be redeemed by PWC for cash in accordance with the terms of such PWC Class A Preferred Share.

•                  A recapitalization will be effected (the “PWC Recapitalization”) where (i) pursuant to articles of amendment each PWC Class B Preferred Share outstanding will be changed into 152.266 PWC Common Shares; and (ii) pursuant to a supplemental indenture each $1,000 in principal amount of PWC Series C Notes will be exchanged for 7,468.211 PWC Common Shares.

•                  The unsecured debt in respect of the CWG/PWC Facility in the principal amount of $1,300,000 will be repaid.

•                  The 340268 Indebtedness with a combined $8,250,000 principal amount outstanding as at the  date  hereof,  and  expected  to  be  in  the  aggregate  amount  of  approximately $11,595,000  immediately prior to the Amalgamation, will be converted into approximately 7,103 PWC Common Shares per $1,000 of aggregate indebtedness up to a maximum of 82,357,598 PWC Common Shares (the “Debt Satisfaction”).

•                  The PWC DSUs will be exchanged on the basis of one PWC Common Share for each PWC DSU held (the “DSU Exchange”).

•                  Pursuant to the Amalgamation:

•                  Each issued and outstanding PWC Common Share (including the PWC Common Shares issued pursuant to the PWC Recapitalization, the Debt Satisfaction and the DSU Exchange) will be converted into Bank Common Shares on the basis of 54.508758 PWC Common Shares for one Bank Common Share;

•                  Each issued and outstanding PWC Option will be converted into an option to purchase (1/54.508758) Bank Common Shares with an exercise price per Bank Common Share that is the quotient of (i) the PWC Option exercise price divided by (ii) (1/ 54.508758); with all other terms and conditions to remain unchanged;

•                  Each issued and outstanding VersaBank Common Share will become one Bank Common Share, other than the VersaBank Common Shares held by PWC, which will be cancelled without any payment of capital in respect thereof; and

•                  All other securities of VersaBank, including the VersaBank Series 1 Preferred Shares and the VersaBank Series 3 Preferred Shares as well as all outstanding options  to  purchase  VersaBank  Common  Shares,  will  become  equivalent securities of the Bank on a one for one basis.

After giving effect to the Transaction, there would be approximately 21.3 million Bank Common Shares outstanding (versus approximately 20.1 million VersaBank Common Shares currently outstanding), including:

•                  Approximately 13.8 million Bank Common Shares issued to current holders of PWC Common Shares, PWC Class B Preferred Shares, PWC Series C Notes (collectively, the “PWC Securities”) and holders of certain PWC debt obligations, representing approximately 64.9% of all Bank Common Shares.

•                  After taking into account Bank Common Shares  issued  in exchange for  VersaBank Common Shares and to current holders of PWC Securities and holders of certain PWC debt obligations:

•                  340268 will own approximately 6.7 million Bank Common Shares representing approximately 31.3% of the total Bank Common Shares outstanding; and

•                  The GFG will own approximately 2.5 million Bank Common Shares representing approximately 11.6% of the total Bank Common Shares outstanding.

Crosbie also understands that the Transaction will constitute a “related party transaction” and a “business combination” for PWC and therefore is subject to compliance with Multilateral Instrument 61-101 of the Ontario Securities Commission (“MI 61-101”) including the requirement to obtain a formal valuation of the PWC Common Shares and the Bank Common Shares to be received by holders of PWC Common Shares under the Transaction.

Approvals

Crosbie further understands that in connection with the Transaction the following approvals will be required:

•                         66 2/3% of the votes cast by holders of PWC Common Shares;

•                         66 2/3% of the votes cast by holders of PWC Class B Preferred Shares;

•                         66 2/3% of the votes cast by holders of PWC Series C Notes;

•                  A majority of the votes cast by holders of PWC Common Shares, other than those held by, among others, 340268, the GFG, the directors and officers of PWC, together with their associates and affiliates, and the directors and officers of VersaBank, together with their associates and affiliates  (collectively, the “Excluded Shareholders”) in accordance with MI 61-101 and the rules and policies of the TSX; and

•                  66 2/3% of the votes cast by holders of VersaBank Common Shares, VersaBank Series 1 Preferred Shares and VersaBank Series 3 Preferred Shares, voting together as a single class or series.

The PWC Board has established a committee (the “PWC Independent Committee”) comprised of independent directors to consider and evaluate the Transaction. The PWC Independent Committee has retained Crosbie to provide formal written valuations of the PWC Common Shares and the Bank Common Shares to be received by holders of PWC Common Shares (the “Valuations”) in accordance with MI 61-101. Under this engagement, the PWC Independent Committee has also retained Crosbie to provide it with separate opinions as to (a) the fairness, from a financial point of view, of the PWC Recapitalization, the Debt Satisfaction and the consideration to be received by holders of PWC Common Shares pursuant to the Transaction to holders of PWC Common Shares, other than Excluded Shareholders; (b) the fairness, from a financial point of view, of the consideration to be received by holders of PWC Class B Preferred Shares pursuant to the PWC Recapitalization and the Amalgamation to such holders, other than Excluded Shareholders; and (c) the fairness, from a financial point of view, of the consideration to be received by holders of PWC Series C Notes pursuant to the PWC Recapitalization and the Amalgamation to such holders, other than Excluded Shareholders. The opinions described above are collectively referred to herein as the “Fairness Opinions”.

The terms of the Transaction will be more fully described in a management proxy circular (the “Circular”) to be mailed to holders of PWC Securities.

ENGAGEMENT OF CROSBIE BY THE PWC INDEPENDENT COMMITTEE

Crosbie was retained on or about March 8, 2016 to assist the PWC Independent Committee in connection with a review of strategic options for PWC and, if subsequently requested by the PWC Independent Committee, to provide its opinion as to the fairness, from a financial point of view, of a resulting transaction to PWC and/or holders of PWC Common Shares, or a subset thereof.  Crosbie’s engagement was formalized in an engagement letter dated March, 24, 2016 (the “Engagement Letter”) and Crosbie received fees from PWC in connection with advisory services provided in connection with the Engagement Letter.

In mid-August 2016, Crosbie was contacted on behalf of the PWC Independent Committee and was informed of the Transaction under consideration and the requirement for the Valuations and Fairness Opinions which Crosbie was asked to commence preparing.  Crosbie and the PWC Independent Committee agreed to amend Crosbie’s engagement to reflect the additional requirement for the Valuations as well as the specific Fairness Opinions requested and this was formalized in an amendment to the Engagement Letter dated September 2, 2016 which was then further amended on November 11, 2016 in connection with the amendment and restatement of certain transaction documents (collectively, the “Amendments”).

The Engagement Letter together with the Amendments specifies that Crosbie will be paid fixed fees for the Valuations and Fairness Opinions and associated services.  The fees paid to Crosbie are in no way contingent on the completion of the Transaction or Crosbie’s conclusions and Crosbie has no financial interest in PWC, VersaBank or 340268 or any of their respective associates or affiliates.  Additionally, Crosbie is entitled to be reimbursed for its reasonable out- of-pocket expenses, including fees paid to its legal counsel.  As required under MI 61-101, the Valuations and Fairness Opinions were prepared under the supervision of the PWC Independent Committee and Crosbie’s fees and out-of-pocket expenses are to be paid by the Company.  The Company has also agreed to indemnify Crosbie, subject to certain limitations, against certain losses, claims, actions, suits, proceedings, damages, liabilities, costs or expenses arising out services provided under of the Engagement Letter and the Amendments.

Crosbie understands that a copy of the Valuations and Fairness Opinions is to be appended to the Circular and that a summary (in a form acceptable to Crosbie) thereof and references thereto are to be included in the Circular. Subject to the terms of the Engagement Letter and the Amendments,  Crosbie  has  consented  to  such  disclosure. In  addition,  pursuant  to  the requirements of applicable securities law, copies of the Valuations and Fairness Opinions may be filed with Canadian securities regulatory authorities.

INDEPENDENCE OF CROSBIE

Crosbie is not an “issuer insider”, “associated entity” or “affiliated entity” (as such terms are defined for the purpose of MI 61-101) of PWC, VersaBank, 340268, their respective directors and officers or any of their respective associates or affiliates. After having reviewed the provisions of MI 61-101 and having considered its past, present and anticipated future involvement with the Company, Crosbie believes that, in connection with the preparation of the Valuations, it is a qualified and independent valuator as such terms are used in MI 61-101.

Crosbie was previously retained as an independent financial advisor by a special committee of the PWC Board on March 2, 2015 in connection with proposed amendments to the terms of the PWC Class B Preferred Shares and provided separate opinions as to the fairness, from a financial point of  view, of  that transaction to  holders of  PWC Class B  Preferred Shares  and PWC Common Shares.

Except as discussed above, Crosbie has not been engaged to provide any financial advisory services and has not participated in any financing involving the Company or any of its associates or affiliates during the 24 months preceding the date Crosbie was first contacted in respect of the Valuations and Fairness Opinions.

Except  as  discussed  above,  no  commitments, understandings or  agreements  exist  between Crosbie and the Company or any of its associates or affiliates with respect to future financial advisory or investment banking services. Crosbie may in the future, in the ordinary course of its business, perform financial advisory or investment banking services for the Company or any of its associates or affiliates.

CREDENTIALS OF CROSBIE

Crosbie is a Canadian-based specialty investment banking firm providing advisory services in relation to mergers, acquisitions, divestitures, debt and equity private placements, financial and corporate restructurings, management and employee buyouts, business and securities valuations and fairness and regulatory opinions. The Valuations and Fairness Opinions represent the opinion of Crosbie as an entity and the form and content of the Valuations and Fairness Opinions have been reviewed and approved for release by a group of Crosbie senior investment banking professionals, each of whom is experienced in merger, acquisition, divestiture, debt and equity capital markets and valuation and fairness opinion matters.

SCOPE OF REVIEW

In connection with the Valuations and Fairness Opinions, Crosbie reviewed, considered, attended and relied upon (without attempting to verify independently the completeness or accuracy of) or carried out, among other things, the following:

PWC

1.                                 Annual report for PWC for the year ended October 31, 2015;

2.                                 Consolidated audited financial statements as at and for the fiscal years ended October 31, 2013, 2014 and 2015;

3.                                 Revised Annual Information Form for PWC for the fiscal year ended October 31, 2015 dated January 27, 2016;

4.                                 The most recent publicly available Management Proxy Circular for PWC dated April 27, 2016;

5.                                 Unaudited consolidated financial statements as at and for the 9 month period ended July 31, 2016;

6.                                 Certain internal, unaudited, non-consolidated financial statements for  PWC for  the fiscal years ended October 31, 2013, 2014 and 2015 and the 9 months ended July 31, 2016 prepared by management of PWC (“PWC Management”);

7.                                 Price  and  trading volume statistics for  the  PWC Common Shares,  PWC  Class A Preferred Shares, PWC Class B Preferred Shares and PWC Series C Notes;

8.                                 Schedule of PWC’s accumulated tax loss carry-forwards and their expiry dates;

9.                                 Software  license  agreement  between  Versabanq  Innovations Inc.,  a  wholly-owned subsidiary of PWC (since renamed “AMSDMS Software Inc.”), and VersaBank dated May 9, 2013;

10.                          Additional non-public information relating to PWC prepared by PWC Management;

11.                          Representations contained in a certificate (the “PWC Certificate”) addressed to Crosbie, dated as of the date hereof, signed by two senior officers and/or directors of PWC in their capacity as officers and/or directors of PWC as to the completeness and accuracy of certain information provided by PWC in connection with the preparation of the Valuations and Fairness Opinions;

VersaBank

12.      Annual report for VersaBank for the year ended October 31, 2015;

13.      Consolidated audited financial statements as at and for the fiscal years ended October 31, 2013, 2014 and 2015;

14.                   Annual Information Form for VersaBank for the fiscal year ended October 31, 2015 dated January 26, 2016;

15.      Unaudited consolidated financial statements as at and for the 9 months ended July 31, 2016;

16.                   Certain internal financial information relating to VersaBank including a business plan and financial forecasts for fiscal 2016 to fiscal 2020 prepared by management of VersaBank (“VersaBank Management”);

17.      Share price and trading volume statistics for VersaBank Common Shares;

18.                   Materials provided by RBC Capital Markets including a confidential information memorandum, process summary and other materials relating to the sale process it conducted in respect of VersaBank;

19.      Certain information contained within an electronic data room established for the VersaBank sale process;

20.                   Discussions with representatives of RBC Capital Markets regarding the VersaBank sale process they conducted;

21.                   Publicly available information regarding selected precedent transactions, including press releases, proxy circulars, and/or other relevant disclosures for such transactions;

22.      Share trading statistics for selected public banks and mortgage lending companies;

23.                   Equity research reports for VersaBank issued by Industrial Alliance Securities Inc. between December 4, 2013 and June 2, 2016;

24.      Additional non-public information relating to VersaBank prepared by VersaBank Management;

25.                   Representations contained in a certificate (the “VersaBank Certificate”) addressed to Crosbie, dated as of the date hereof, signed by two senior officers and/or directors of VersaBank in their capacity as officers and/or directors of VersaBank as to the completeness and accuracy of certain information provided by VersaBank in connection with the preparation of the Valuations and Fairness Opinions;

General

26.                   An amalgamation model prepared by VersaBank Management showing the projected results of the Bank for the period from October 1, 2016 through to October 31, 2021;

27.                   Financial statements for the Bank, pro forma the Transaction, as at and for the period ending July 31, 2016 prepared by PWC Management and VersaBank Management;

28.                   Press releases dated September 12, 2016 and November 15, 2016 issued jointly by VersaBank and PWC with respect to the Transaction;

29.                   Other documents relating to the Transaction including the Amended and Restated Pre- Amalgamation Agreement, Amended and Restated Amalgamation Agreement each dated November 15, 2016 and the Debt Satisfaction and Loan Agreement, each dated September 12, 2016 as amended on November 15, 2016;

30.                   Meetings and discussions with members of PWC Management, VersaBank Management and the PWC Independent Committee relating but not limited to the information referred to above and the outlook for PWC and VersaBank;

31.                   Meetings and discussions with legal counsel to the PWC Independent Committee and legal counsel to PWC and VersaBank;

32.                   A memorandum dated August 4, 2016 from Marcus & Associates LLP to PWC in respect of the income tax implications of the proposed debt settlement and share restructuring of PWC;

33.                   A letter dated September 14, 2016 from KPMG to VersaBank with respect to certain income tax implications of the Transaction; and

34.                   Such other financial and market information, investigations and analyses as Crosbie considered necessary or appropriate in the circumstances.

Crosbie conducted such analyses, investigations, research and testing of valuation assumptions as it considered appropriate in the circumstances. Crosbie, to the best of its knowledge, was not denied access to any information that might be considered to be material to the Valuations and Fairness Opinions.

KEY ASSUMPTIONS AND LIMITATIONS

Crosbie has, in accordance with the terms of the Engagement Letter, and subject to the exercise of its professional judgement, relied upon and assumed the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions or representations it obtained from public sources, PWC Management, PWC, VersaBank Management, VersaBank, and advisors to PWC and VersaBank including the items listed herein (collectively, the “Information”), and has not attempted to independently verify the accuracy or completeness of the Information. The Valuations and Fairness Opinions assume, and are conditional upon, the completeness, accuracy and fair presentation of the Information.

Officers and directors of PWC and VersaBank have represented separately to Crosbie in the PWC Certificate and the VersaBank Certificate, respectively, that the Company Information and VersaBank Information (as defined for the purposes of each such certificate) was, at the date such information was provided, complete, true and correct in all material respects and did not contain any untrue statement of a material fact and did not omit to state a material fact necessary to make such information not misleading in light of the circumstances under which it was provided and Crosbie has relied on such representations.

The Valuations and Fairness Opinions are rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof and the condition and prospects, financial or otherwise, of PWC and VersaBank as they were reflected in the Information and documents reviewed by Crosbie and as they were represented in discussions with PWC Management, VersaBank Management, the PWC Independent Committee and advisors to PWC, VersaBank and the PWC Independent Committee. In its analysis and in preparing the Valuations and Fairness Opinions, Crosbie has made certain assumptions with respect to general business and economic conditions and other matters, many of which are beyond the control of Crosbie or any party involved in the Transaction. Although Crosbie believes that the assumptions used herein are appropriate in the circumstances, some or all of these assumptions may nevertheless prove to be incorrect.

The Valuations and Fairness Opinions do not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to the Company or the underlying business decision of the PWC Independent Committee as to whether to recommend the Transaction to holders of PWC Common Shares, PWC Class B Preferred Shares or PWC Series C Notes.

Crosbie also expresses no opinion with respect to the future level of PWC or Bank earnings or trading prices of the PWC Common Shares or the Bank Common Shares and makes no recommendation to holders of PWC Common Shares, PWC Class B Preferred Shares or PWC Series C Notes as to whether they should vote in favour of the Transaction.

Crosbie has based the Valuations and Fairness Opinions upon a variety of factors. Accordingly, Crosbie believes that its analyses must be considered as a whole. Selecting portions of its analyses or the factors considered by Crosbie, without considering all factors and analyses together, could create a misleading view of the process underlying the Valuations and Fairness Opinions. The preparation of a valuation and fairness opinion is a complex process and it is not appropriate to extract partial analyses. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

The Valuations and Fairness Opinions have been prepared and provided solely for the use of the PWC Independent Committee and the PWC Board and for inclusion in the Circular and may not be used by any other person or relied upon by any other person other than the PWC Independent Committee and the PWC Board without the express prior written consent of Crosbie. Crosbie understands that the Valuations and Fairness Opinions will be one factor, amongst others, considered by the PWC Independent Committee in making a recommendation to the PWC Board regarding the Transaction. Crosbie will assume no responsibility for losses incurred by PWC, its directors, shareholders or any other parties as a result of the circulation, publication, reproduction or use of the Valuations and Fairness Opinions contrary to the provisions of this paragraph.

Crosbie is entitled, at any time prior to the completion of the Transaction, to withdraw, change or supplement the Valuations and Fairness Opinions if Crosbie concludes that there has been a material change in the Transaction, or the business, affairs, financial condition or prospects of PWC or VersaBank, a change in a material fact, an omission to state a material fact, a material change in the factors upon which the Valuations and Fairness Opinions are based, or if Crosbie becomes aware of any information not previously known by Crosbie, regardless of the source, which in its opinion would make the Valuations and Fairness Opinions misleading in any material respect.

The Valuations and Fairness Opinions were prepared as of November 15, 2016, and Crosbie disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Valuations and Fairness Opinions of which it may become aware after such date (whether it existed as of such date or not), except as otherwise required under MI 61-101.

No opinions, counsel, or interpretation is intended to be provided herein with respect to matters that require legal or tax advice. It is assumed that any legal or tax opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.

REPORTING CURRENCY

Unless otherwise stated herein, all dollar amounts expressed herein are in Canadian dollars.

PRIOR VALUATIONS

Officers and directors of PWC and VersaBank have represented separately to Crosbie that no prior valuations, as defined by MI 61-101, relating to PWC or VersaBank, have been prepared within the two years prior to the date hereof.

PWC

Overview of the Business of PWC

PWC is a holding company based in London, Ontario that does not carry on an active business. Its primary asset is its ownership of approximately 62.8% of the VersaBank Common Shares currently outstanding. PWC also holds certain accumulated tax loss carry-forwards and banking software developed for and currently used by VersaBank.

Review of PWC’s Operating Results

The following table summarizes PWC’s unaudited, income statements for the three years ended October 31, 2015 and for the 9 months ended July 31, 2015 and 2016. The income statements include PWC and its wholly owned subsidiaries 1422894 Ontario Limited and AMSDMS Software Inc., but are not consolidated with VersaBank.

PWC Capital Inc.

Income Statement Summary (Non-Consolidated)

$ in 000's

	Unaudited
	Years ended October 31,			9 months ended July 31,
	2013	2014	2015	2015	2016
Revenue
Interest and Fee Income	$19	$10	$4	$3	$4
Interest Income from Subsidiaries	1,124	—	—	—	—
	1,143	10	4	3	4
Interest Expense	11,154	11,505	10,036	7,719	7,202
Net Interest Before Provision	(10,011)	(11,494)	(10,033)	(7,716)	(7,198)
Other Income	—	—	1,789	1,789	0
Equity Earning in Subsidiaries	2,334	5,696	6,964	4,941	4,763
	(7,677)	(5,799)	(1,279)	(985)	(2,435)
Non-Interest Expenses
Salaries	150	(51)	(26)	(26)	36
General &Administrative	96	416	523	522	542
Property & Premises	—	2	1	1	1
	247	367	499	497	579
Net Loss Before Income Taxes	(7,923)	(6,165)	(1,778)	(1,483)	(3,014)
Income Taxes	1,386	1,946	1,157	973	551
Net Loss	$(9,310)	$(8,112)	$(2,934)	$(2,455)	$(3,565)

Review of PWC’s Financial Position

The table below summarizes PWC’s unaudited balance sheets as at October 31, 2014, October 31, 2015 and July 31, 2016. The balance sheets include PWC and its wholly owned subsidiaries 1422894 Ontario Limited and AMSDMS Software Inc., but are not consolidated with VersaBank.

PWC Capital Inc.

Non-Consolidated Balance Sheet

$ in 000’s

	Unaudited
	At October 31,		At July 31,
	2014	2015	2016
Assets
Cash	$2,161	$3,536	$265
Accounts Receivable	13	11	96
Investment in Subsidiaries	122,501	97,829	96,994
Prepaid Expenses and Other	598	390	654
Total Assets	$125,273	$101,766	$98,010
Liabilities
Notes Payable(1)	61,969	66,507	67,806
Other Liabilities	9,116	7,608	7,725
Preferred Share Liabilities(1)	43,137	24,850	25,320
	114,222	98,965	100,851
Shareholder’s Equity
Share Capital	32,644	28,725	27,769
Retained Earnings (Deficit)	(21,610)	(25,932)	(30,613)
Accumulated Other Comprehensive Income	17	9	3
Total Shareholder’s Equity	11,052	2,802	(2,842)
Total Liabilities and Shareholder’s Equity	$125,273	$101,766	$98,010

(1) Shown net of unamortized issuance costs

Commentary on PWC’s Operating Results & Financial Position

As a holding company with no operating business, PWC generates net losses and negative cash flow due to the lack of dividends paid on the VersaBank Common Shares and the interest and dividend obligations associated with PWC’s outstanding securities. In recent years, PWC has increased its borrowings and distributed VersaBank Common Shares to satisfy its negative cash flow and has elected to pay interest on the PWC Series C Notes in VersaBank Common Shares. As a result, PWC’s ownership interest in VersaBank has declined from approximately 91.9% when VersaBank went public in August of 2013 to approximately 62.8% as the date hereof leading to a material decline in the asset coverage for holders of PWC Securities, particularly holders of PWC Class B Preferred Shares and PWC Common Shares. Crosbie understands based on discussions with PWC Management, that under the status quo, PWC’s ownership position in VersaBank is expected to continue to decrease resulting in further deterioration in its financial position and asset coverage for holders of PWC Securities.

PWC - Trading History

PWC Series C Notes, PWC Class B Preferred Shares and PWC Common Shares are each listed for trading on the TSX. The following table sets out, for the periods indicated, the high and low closing prices quoted and the volume traded for each security on the TSX:

PWC

TSX Trading Summary

	PWC Series			PWC Class B			PWC Common
	C Notes			Preferred Shares			Shares
	High	Low		High	Low		High	Low
	($)	($)	Volume(1)	($)	($)	Volume	($)	($)	Volume
November 2015	73.95	69.00	1,830	18.00	15.25	8,395	0.200	0.150	1,161,004
December 2015	73.95	62.50	3,050	16.50	15.25	3,147	0.170	0.115	711,872
January 2016	69.00	57.00	2,470	15.50	15.00	3,578	0.170	0.125	265,553
February 2016	65.00	57.49	990	16.00	15.00	1,268	0.140	0.120	143,845
March 2016	80.00	65.00	10,200	17.60	15.80	8,174	0.210	0.120	564,168
April 2016	82.00	78.01	2,660	17.60	16.40	9,910	0.195	0.155	242,184
May 2016	83.00	80.05	1,760	16.80	15.85	3,718	0.200	0.145	190,114
June 2016	84.00	78.00	4,280	16.50	14.62	6,119	0.225	0.150	365,247
July 2016	85.00	82.00	2,230	16.19	15.00	5,204	0.200	0.175	373,144
August 2016	86.00	84.00	2,060	16.75	16.00	4,169	0.230	0.175	396,131
September 2016	86.00	63.25	3,090	16.50	14.50	26,427	0.230	0.125	961,695
October 2016	65.00	62.00	790	14.84	13.50	1,900	0.150	0.110	249,978
November (to November 14) 2016	62.00	61.99	960	13.30	12.43	4,126	0.130	0.110	120,477

(1) Traded in denominations of $100 principal amount

The Transaction was publicly announced via a joint press release issued by VersaBank and PWC on September 12, 2016 and certain amendments to the Transaction were subsequently announced via a joint press release by VersaBank and PWC on November 15, 2016. The closing prices of the PWC Series C Notes, PWC Class B Preferred Shares and PWC Common Shares on the TSX on September 12, 2016 were $86.00, $16.50 and $0.23, respectively and on November 15, 2016 were $61.25, $13.30 and $0.11, respectively.

VERSABANK

Overview of the Business of VersaBank

VersaBank is a Canadian Schedule I bank, based in London, Ontario, and is a member institution of the Canada Deposit Insurance Corporation (“CDIC”).   VersaBank utilizes its electronic branchless business model to carry on its two primary activities, (i) deposit services and (ii) lending services.

VersaBank raises its deposits through its Canada-wide network of deposit brokers, financial advisors,  trustees  in  bankruptcy  and  various  other  sources.    Deposit  products  consist  of guaranteed investment certificates (GICs), tax-free savings accounts (TFSAs), registered retirement savings plans (RRSPs) and other interest accounts eligible for CDIC insurance.  As at the  last  fiscal quarter ended July  31,  2016, VersaBank held  approximately $1.4  billion in deposits.

VersaBank’s   lending   services   consist   primarily   of   residential   multi-family   mortgages, commercial mortgages, bulk purchases of contract receivables derived from commercial and consumer loans and leases and consumer finance programs. These lending services are provided through both outsourced and direct origination channels.

VersaBank’s deposit gathering network is nationwide and comprised of approximately 115 broker and advisors.  It leverages its proprietary deposit-management software, licenced from PWC, to efficiently gather large volumes of deposits at high velocity.

The charts below summarize VersaBank’s loan portfolio by province and by collateral class:

Review of VersaBank’s Operating Results

The following table summarizes VersaBank’s consolidated incomes statements for the three years ended October 31, 2015 and for the 9 months ended July 31, 2015 and 2016:

VersaBank

Income Statement Summary

$ in 000’s

	Audited			Unaudited
	Years ended October 31,			9 months ended July 31,
	2013	2014	2015	2015	2016

Interest Income
Loans	$58,214	$55,278	$62,973	$46,564	$51,287
Securities	2,709	2,883	1,484	1,208	913
Interest Income	60,923	58,161	64,457	47,772	52,200
Interest Expense
Deposits & Other	31,924	28,767	29,091	21,719	22,812
Subordinated Notes	3,344	1,520	1,392	1,040	1,050
Interest Expense	35,268	30,287	30,483	22,759	23,862
Net Interest Income	25,655	27,874	33,974	25,013	28,338
Non-Interest Income	2,320	2,633	1,394	1,010	953
Total Revenue Before Provisions	27,975	30,507	35,368	26,023	29,291
Provision for Credit Losses	524	919	1,545	1,226	449
Total Revenue	27,451	29,588	33,823	24,797	28,842
Salaries & Benefits	11,238	11,273	13,041	9,404	10,493
General & Administrative	9,440	9,589	9,648	7,244	6,870
Premises & Equipment	2,204	2,085	2,095	1,574	1,814
Non-interest Expenses	22,882	22,947	24,784	18,222	19,177
Restructuring Charges	2,064	434	—	—	543
Total Expenses	24,946	23,381	24,784	18,222	19,720
Income Before Taxes	2,505	6,207	9,039	6,575	9,122
Income Taxes Provision	741	531	821	1,127	2,548
Net Income	$1,764	$5,676	$8,218	$5,448	$6,574

Review of VersaBank’s Financial Position

The following table summarizes VersaBank’s consolidated balance sheets as at October 31, 2014, October 31, 2015 and July 31, 2016:

VersaBank Balance
Sheet Summary

$ in 000’s

	Audited		Unaudited
	At October 31,		At July 31,
	2014	2015	2016

Assets
Cash & Cash Equivalents	$145,140	$127,078	$142,048
Securities	48,800	22,433	9,980
Loans, Net of Allowance	1,224,247	1,447,660	1,499,006
Other Assets	27,673	28,635	34,260
	$1,445,860	$1,625,806	$1,685,294
Liabilities & Shareholder’s Equity
Deposits	1,193,797	1,325,828	1,357,963
Subordinated Notes Payable	13,863	13,959	14,039
Securitization Liabilities	43,466	43,525	43,685
Other Liabilities	42,215	67,872	85,070
	1,293,341	1,451,184	1,500,757
Shareholder’s Equity
Share Capital	155,993	171,706	176,706
Retained Earnings	(3,493)	2,903	7,827
Accumulated Other Comprehensive Income	19	13	4
	152,519	174,622	184,537

Liabilities & Shareholders’ Equity	$1,445,860	$1,625,806	$1,685,294

Commentary on VersaBank’s Operating Results & Financial Position

VersaBank’s operating results and financial position are dependent on a number of factors including loan growth, asset mix, loan loss experience, net interest margins and the availability of equity capital to support growth in loans and deposits.   While certain of VersaBank’s performance metrics such as net interest margin and revenue growth compare favourably to other Canadian banks, VersaBank’s profitability and return on equity (“ROE”) is below the levels of its Canadian peers primarily due to a lack of scale.

Review of VersaBank’s Trading History

VersaBank Common Shares are listed for trading on the TSX.  The following table sets out, for the  periods  indicated,  the  high  and  low  closing  prices  quoted  and  the  volume  traded  of VersaBank Common Shares on the TSX:

VersaBank

TSX Trading Summary

	High	Low	Volume

November 2015	$5.65	$5.02	49,774
December 2015	$5.80	$5.10	258,352
January 2016	$5.70	$4.27	104,199
February 2016	$4.98	$4.55	46,328
March 2016	$6.40	$4.51	208,860
April 2016	$5.85	$5.29	73,754
May 2016	$5.75	$5.32	40,132
June 2016	$5.85	$5.45	109,376
July 2016	$5.96	$5.50	57,964
August 2016	$5.85	$5.55	78,162
September 2016	$5.89	$5.30	117,242
October 2016	$5.31	$4.80	82,754
November (to November 14) 2016	$5.13	$4.80	64,386

The Transaction was publicly announced via a joint press release issued by VersaBank and PWC on September 12, 2016 and certain amendments to the Transaction were subsequently announced via a joint press release issued by VersaBank and PWC on November 15, 2016.  The closing price of the VersaBank Common Shares on the TSX on September 12, 2016 was $5.80 per share and on November 15, 2016 was $5.14.

DEFINITION OF FAIR MARKET VALUE

Under MI 61-101 and for the purpose of the Valuations, fair market value is defined as the monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm’s length with the other and under no compulsion to act.

In accordance with MI 61-101, Crosbie has made no downward adjustment to the fair market value of the PWC Common Shares to reflect the liquidity of the PWC Common Shares, the effect of the Transaction, or any lack of a controlling interest.  Under MI 61-101, there are no such restrictions with respect to making similar adjustments in valuing the Bank Common Shares to be received under the Transaction.

APPROACH TO VALUE

The Valuations are based on techniques and assumptions that Crosbie considered appropriate, for each of PWC and VersaBank under their respective circumstances for the purposes of arriving at an opinion as to the fair market value range for the PWC Common Shares and the Bank Common Shares.

VALUATION OF PWC COMMON SHARES

Valuation Methodologies

In assessing the fair market value of the PWC Common Shares, Crosbie considered valuation methodologies  that  are  appropriate  for  the  determination  of  the  fair  market  value  of  an investment holding company, including net asset value (“NAV”) analysis and share trading analysis.    Crosbie  concluded  that,  in  the  case  of  PWC,  share  trading  analysis  is  not  an appropriate methodology because the PWC Common Shares are thinly traded and their trading price is not necessarily representative of  fair market value.   Crosbie also considered other standard valuation methodologies based on earnings or cash flow approaches, but concluded that these methodologies are not appropriate for a company such as PWC which predominately holds VersaBank Common Shares and does not generate meaningful income or cash flow from operations.    The valuation methodology Crosbie considered most appropriate in the circumstances was NAV analysis.

In determining the NAV of PWC, Crosbie assessed the value of PWC’s assets (including the VersaBank Common Shares held by PWC, PWC’s tax loss carry-forwards, banking software and other assets) less the value of its liabilities.  For purposes of its NAV analysis, Crosbie used the en bloc value of the VersaBank Common Shares held by PWC, as PWC’s ownership interest in VersaBank of approximately 62.8% represents a control block.

Value of VersaBank Common Shares Held by PWC

In valuing the VersaBank Common Shares held by PWC, Crosbie considered whether it was appropriate to value such shares based solely on the trading price and concluded that this was not appropriate due to the following:

•                  The VersaBank Common Shares are thinly traded and Crosbie concluded that a liquid market for the VersaBank Common Shares does not exist.

•                  The trading price for the VersaBank Common Shares is likely negatively impacted by the perceived financial challenges associated with PWC, the likelihood of a reorganization of PWC as well as the fact that no dividend is currently paid on the VersaBank Common Shares.

Crosbie considered other valuation methodologies that would be appropriate in the determination of the fair market value of a Canadian Schedule I bank, including precedent transactions analysis and comparable public companies analysis.

Crosbie did not rely on the results of its comparable companies analysis in reaching its conclusions as to the fair market value of the VersaBank Common Shares due to limitations in the comparability of the available public companies to VersaBank given that VersaBank is considerably smaller in asset size than the available public companies.

Based on the foregoing, Crosbie determined that precedent transactions analysis is the most appropriate methodology for valuing the VersaBank Common Shares held by PWC.

Precedent Transactions Analysis

Crosbie reviewed available public information with respect to precedent transactions in Canada and the U.S. for banks and other loan and deposit institutions.  In assessing the precedent transactions, Crosbie concluded that the U.S. precedents are not comparable due to differences between the U.S. and Canadian banking markets and regulatory regimes.  Crosbie identified 14 Canadian transactions involving Schedule I banks, Schedule II banks and other deposit taking institutions that occurred since 2002.   Crosbie selected four of those transactions that were considered to be most comparable in terms of size, niche market focus and profitability and where sufficient public information was available to derive implied transaction multiples.  The primary valuation metric used to analyse these transactions was the Price/Book Value multiple.

A summary of the Price/Book Value multiples for the selected transactions is provided in the table below:

VersaBank Precedent Canadian Transactions

$ in millions (unless otherwise stated)

Date	Acquiror	Target	LTM(1) ROE	Purhase Price(2)	Book Value	Price/ Book Value
Mar-12	Birch Hill Equity Partners Management	HomeEQ Corporation	7.0%	136	98	1.38	x
Aug-06	Bank of Montreal	BCP Bank (Canada)	9.7%	41	28	1.47	x
Nov-05	Bank of Nova Scotia	National Bank of Greece (Canada)	6.6%	71	53	1.35	x
Mar-02	Coast Capital Savings Credit Union	Surrey Metro Savings Credit Union	12.8%	109	98	1.11	x
Average						1.33	x

(1) Latest twelve months

(2) Based on common equity value

The range of Price/Book Value multiples for the selected comparable Canadian transactions was 1.11x to 1.47x with an average of 1.33x.  Crosbie noted that the ROE generated by the targets in the 12 months prior to sale for the four selected transactions averaged 9.0% and were all above the 5.2% ROE generated by VersaBank for the 12 months ended July 31, 2016.  In Crosbie’s view, this argues for a Price/Book Value multiple for VersaBank towards the lower end of the 1.11x to 1.47x multiple range for the selected transactions.

In selecting an appropriate Price/Book Value multiple for VersaBank for the purposes of its precedent transactions analysis, Crosbie also considered the non-binding confidential expressions of interest received during June 2016 as part of the strategic review process undertaken by VersaBank, with assistance from its financial advisor, RBC Capital Markets.  The non-binding confidential expressions of interest received did not meet the value expectations of the PWC Board, 340268 or the GFG.   As a result, both the PWC Independent Committee and the VersaBank Independent Committee concluded not to pursue such a strategic alternative at the present moment.  Crosbie reviewed the non-binding confidential expressions of interest received with representatives of RBC Capital Markets and received RBC Capital Market’s view regarding the valuation range it considered potentially achievable had a sale process been carried through to completion.

Based on all of the foregoing, Crosbie determined an appropriate en bloc Price/Book Value multiple range for the VersaBank Common Shares of between 1.10x to 1.30x, which is towards the lower end of the 1.11x to 1.47x multiple range for the selected precedent transactions.As summarized in the following table, Crosbie applied this multiple range to the $7.72 book value per PWC Common Share as at July 31, 2016:

VersaBank Precedent Transactions Valuation

	Value Range
	Low		High
VersaBank Book Value per Share (July 31, 2016)	$7.72		$7.72

En Bloc Multiple of Book Value	1.10	x	1.30	x
Implied En Bloc Value per Share	$8.50		$10.04

Present Value of Multiples of Forecast Book Value

VersaBank Management provided Crosbie with a five year financial forecast for VersaBank showing expected growth in loans, deposits and book value per share as well as increased profitability and ROE.  Crosbie reviewed this forecast and considered the extent to which a third party buyer of VersaBank might value it based on this forecast.

Crosbie prepared an analysis of the present value of multiples of forecast book value that reflected the potential for higher multiples of book value if VersaBank achieves a higher ROE. In this analysis, Crosbie determined a present value of the implied future value of the VersaBank Common Shares based on the forecast by discounting this future value using an estimated cost of equity for VersaBank.  Crosbie noted that the results of this analysis were broadly consistent with the results of the analysis summarized above based on a multiple of VersaBank’s current book value.  However, Crosbie did not ultimately rely on this analysis in determining the value of the VersaBank Common Shares as Crosbie concluded that a third party buyer of VersaBank would be unlikely to put much weight on valuation analyses based on the five year financial forecast given the inherent uncertainties associated with achieving such forecast.

Valuation Summary for VersaBank Common Shares Held by PWC

Based on the foregoing, Crosbie determined that the en bloc value of VersaBank Common Shares held by PWC is between $8.50 and $10.04 per share as at the date hereof.

Tax Loss Carry-Forwards

As at July 31, 2016, PWC had approximately $77.7 million in tax loss carry-forwards that are potentially available to offset future taxable income, consisting of $75.7 million of non-capital losses and approximately $2.0 million of capital losses.  In determining the value of the PWC Common Shares, Crosbie considered the potential value of PWC’s tax loss carry-forwards under a status quo scenario, a sale of PWC to a third party and under the Transaction.

Based on information provided to Crosbie by PWC including information and advice provided to PWC by its tax advisors, KPMG LLP, as well as discussions with PWC Management and KPMG, Crosbie understands the following with respect to PWC’s tax loss carry-forwards:

•                  PWC’s non-capital losses are considered to be “losses from property” due to the fact that they are non-capital losses of a company (PWC) whose sole purpose is the holding of investments in subsidiaries.

•                  PWC’s non-capital tax loss carry-forwards expire between 2026 and 2036 and can be applied against any form of taxable income earned by PWC in the future, including income from business or ownership of property as well as against taxable capital gains.

•                  Under the status quo, PWC is not expected to realize sufficient taxable income or taxable capital gains to utilize a material portion of its tax loss carry-forwards.

•                  Under a sale transaction scenario where there is an acquisition of control of PWC, there would be a deemed “loss restriction event” for tax purposes and PWC’s unutilized non- capital tax loss carry-forwards would expire.

•                  The Transaction should not give rise to a loss restriction event, and following completion of the Transaction, the Bank should be able to utilize PWC’s non-capital tax loss carry- forwards to offset future taxable income.

•                  VersaBank  Management is  confident  that  the  Bank  will  generate  sufficient  taxable income to utilize the PWC non-capital tax loss carry-forwards within five years of completing the Transaction.

Based on the factors summarized above, Crosbie concluded that it is highly unlikely that PWC would realize material value from its tax loss carry-forwards under the status quo or in a sale to a third party.

In accordance with the requirements of MI 61-101, Crosbie considered whether any distinctive material benefit associated with the tax loss carry-forwards would accrue to VersaBank, 340268, the GFG or any other interested parties as a result of the Transaction.  Crosbie concluded that VersaBank is in a unique position relative to other potential purchasers of PWC in terms of its ability  under  the  Transaction  to  utilize  PWC’s  tax  loss  carry-forwards  and  this  arguably represents a distinctive material benefit to VersaBank.  Crosbie estimated the present value of this benefit to be between $11.4 million and $11.9 million based on VersaBank Management’s projected utilization of the tax loss carry-forwards. However, given that it is highly unlikely that PWC would realize any material value from the tax loss carry-forwards in the absence of the Transaction, Crosbie ascribed no value to the tax loss carry-forwards for purposes of determining the value of the PWC Common Shares.

Proprietary Banking Software

PWC also owns the proprietary banking software used by VersaBank for its Asset Management System and its Deposit Management System.   With respect to the banking software, Crosbie understands the following:

•                  The software is of key importance to VersaBank and forms the basis for VersaBank’s scalable, branchless banking model.

•                  PWC has sold a perpetual, non-exclusive license to the banking software to VersaBank for a one-time license fee paid to PWC as per a software license agreement signed between VersaBank and a wholly owned subsidiary of PWC on May 9, 2013.

•                  Under  the  terms  of  the  software  license  agreement,  VersaBank  is  responsible  for maintaining, enhancing and updating the banking software as required.

•                  VersaBank has made significant enhancements to the banking software, including the addition of key modules required under current banking and accounting regulations and under the terms of the software licence agreement, VersaBank owns all right, title and interest to the changes made.

•                  PWC attempted to license the banking software to third parties a number of years ago but was  unsuccessful  in  doing  so,  due  in  part  to  the  challenging  market  conditions experienced by financial institutions in 2008 and 2009.

•                  PWC is not currently pursuing any potential license agreements with third parties.

Given that no revenue is currently being generated from the banking software and there does not appear to be much potential to generate revenue from the software in the near term, Crosbie considers it unlikely that a third party buyer of PWC would ascribe any material value to the banking software.

In accordance with the requirements of MI 61-101, Crosbie also considered whether a distinctive material benefit would accrue to VersaBank, 340268, the GFG or any other interested parties resulting from VersaBank gaining outright ownership (versus the current non-exclusive perpetual license)  of  the  banking  software  under  the  Transaction.    Crosbie  determined that  there  is arguably a strategic benefit to VersaBank from obtaining exclusive ownership of the banking software and this benefit could be considered a distinctive material benefit to VersaBank. However, Crosbie concluded that the value of this benefit is likely modest and very difficult to quantify.

Given the factors outlined above, Crosbie has ascribed no value to the banking software for the purposes of valuing the PWC Common Shares.

Other PWC Net Assets

Under the Transaction, the Bank will assume certain other PWC assets and liabilities that Crosbie reflected in its NAV analysis.  These other PWC assets and liabilities as at July 31, 2016, the date of PWC’s last quarterly financial statements prior to the date of this opinion, are summarized in the table below:

PWC Capital

Summary of Net Other Assets and Liabilities

$ in 000’s

Unaudited
July 31, 2016

Assets
Cash	$265
Other Assets	$751
$1,016

Liabilities(1)
AMSDMS Deferred Revenue	$(1,350)
Amounts due to VersaBank	$(2,373)
Part VI. 1 Tax Accrual	$(534)
Other Liabilities	$(396)
$(4,654)

Net Other Liabilities	$(3,638)

(1) Excludes debt, accrued interest, accrued dividends and PWC DSU liabilities which are to be settled with PWC Common Shares as part of the PWC Recapitalization and Debt Satisfaction

Taxes and Other Potential Costs

NAV analyses are based on the premise of an orderly liquidation scenario where a company’s assets are sold and the proceeds are used to satisfy the company’s liabilities, with any residual proceeds being distributed to shareholders.  Accordingly, it is common practice in an NAV analysis to consider income taxes payable on the disposition of assets and other potential transaction costs.

Based on discussions with PWC Management, Crosbie determined that if the VersaBank Common Shares held by PWC were sold for the value determined by Crosbie of between 1.1x and 1.3x book value, PWC would potentially generate a taxable capital gain on such sale. However, PWC Management has indicated that PWC has sufficient tax loss carry-forwards to offset any such taxable capital gain. As a result, Crosbie did not include any income taxes payable on disposition in its NAV analysis.

With respect to transaction costs associated with an orderly liquidation as contemplated in Crosbie’s NAV analysis, Crosbie concluded that these costs would not be material and no such costs were included in such NAV analysis.

Other Distinctive Material Benefits of the Transaction to the Interested Parties

As required under MI 61-101, Crosbie reviewed and considered whether any distinctive material benefits, other than those discussed in Tax Loss Carry-Forwards and Proprietary Banking Software above, would accrue to VersaBank, 340268, the GFG or any other interested parties as a result of the Transaction and Crosbie concluded that there are no such distinctive material benefits, as defined under MI 61-101.

PWC Common Share Valuation Summary

A summary of Crosbie’s NAV analysis is provided in the table below:

PWC Capital

Net Asset Value Summary

$ in 000’s (except per share amounts or unless otherwise stated)

	En Bloc
	Low		High
Value of VersaBank Common Shares Held by PWC
Multiple of Book Value	1.10	x	1.30	x
Value per VersaBank Common Share	$8.50		$10.04
Value of VersaBank Common Shares Held	$107,229		$126,657
Add: Value of Tax Loss Carry-Forwards and Software	—		—
Less: Value of Net Other Liabilities	$(3,638)		$(3,638)
Net PWC Assets	$103,591		$123,019
340268 Indebtedness	$8,250		$8,250
PWC 7.5% Notes	$955		$955
PWC Series C Notes	61,686		$61,686
Debt Attributable to CWG/PWC Facility	$1,300		$1,300
PWC Class A Preferred Shares	$944		$944
PWC Class B Preferred Shares	$27,351		$27,351
PWC DSU Liability	$30		$30
Accrued Interest, Dividends and Other(1)	$846		$846
	$101,362		$101,362
Net Asset Value Attributable to PWC Common Shares	2,229		21,656
Net Asset Value per PWC Common Share	$0.05		$0.49

(1) Includes accrued interest on 340268 Indebtedness and PWC Series C Notes and dividends payable on PWC Class A Preferred Shares and PWC Class B Preferred Shares as at July 31, 2016. Also includes a 3% early repayment penalty on the PWC 7.5% Notes and certain amounts payable related to the PWC DSUs.

PWC Common Shares - Valuation Conclusion

Based upon and subject to the foregoing, including such other matters as considered relevant, Crosbie is of the opinion that, as at the date hereof, the fair market value of the PWC Common Shares is in the range of $0.05 to $0.49 per share.

VALUE OF THE CONSIDERATION

Pursuant to MI 61-101, Crosbie is required to determine the fair market value of the Bank Common Shares to be received as consideration under the Transaction.   The Bank Common Shares are common shares of the entity resulting from the proposed amalgamation of PWC and VersaBank.

In determining the fair market value of the Bank Common Shares, Crosbie considered whether it was  appropriate to  value  such  shares  based  solely  on  the  trading  price  of  the  VersaBank Common Shares and concluded that this was not appropriate for the same reasons that Crosbie did not rely on such trading price in determining the value of the VersaBank Common Shares held by PWC (see Value of VersaBank Common Shares Held by PWC).

Crosbie also considered whether to value the Bank Common Shares on an en bloc basis or a “fully distributed” basis (the value to individual shareholders exclusive of any control premium). Crosbie  concluded  that  it  was  appropriate to  value  the  Bank  Common  Shares  on  a  fully distributed basis because after the Transaction, no shareholder or shareholder group, including

340268 and the GFG on a combined basis, will own more than 50% of the total Bank Common Shares outstanding.  Accordingly, Crosbie determined the fully distributed value for the Bank Common Shares by first determining the en bloc value and then applying a minority discount as follows:

•                  Crosbie determined the en bloc value of the Bank Common Shares using the same precedent transactions analysis methodology and resulting 1.1x to 1.3x Price/Book Value multiple  range  used  by  Crosbie  to  determine  the  en  bloc  value  of  the  VersaBank Common Shares held by PWC (see Value of VersaBank Common Shares Held by PWC) and applied this multiple range to the projected book value per Bank Common Share pro forma the Transaction.

•                  Crosbie applied a 26% minority discount to the low end of the valuation range and a 20% minority discount to the high end of the valuation range. This 20% to 26% minority discount range represents the inverse of the typical 25% to 35% takeover premiums experienced for Canadian control transactions.

Under  the  Transaction,  PWC  will  contribute  the  approximately  12.6  million  VersaBank Common Shares it currently holds, its tax loss carry-forwards, banking software and other assets and liabilities in exchange for approximately 13.8 million Bank Common Shares to be received by current holders of PWC Securities and holders of certain PWC debt obligations.  VersaBank Management has forecast the book value of the Bank Common Shares pro forma the Transaction to be $7.66 per share as at July 31, 2016 after factoring in the additional net assets assumed and additional shares issued pursuant to the Transaction.  This pro forma book value per Bank Common Share is slightly lower than the book value per VersaBank Common Share of $7.72 as at July 31, 2016.

The table below shows Crosbie’s calculation of the fully distributed value of the Bank Common Shares after applying its range of en bloc multiples and minority discounts to the pro forma book value per Bank Common Share of $7.66.

Value of Bank Comm on Shares Received as Consideration

$ in 000’s (except per share amounts or unless otherwise stated)

Pro Forma Proposed Transaction
Book Value of the Bank’s Shareholders Equity(1)	$163,260
Bank Common Shares Outstanding(1)	21,320
Book Value per Bank Common Share	$7.66

	Low		High
En Bloc Multiple of Book Value	1.10	x	1.30	x
En Bloc Value per Bank Common Share	$8.43		$9.96
Minority Discount	26%		20%
Fully Distributed Value per Bank Common Share	$6.24		$7.97

(1) Pro forma the Transaction, based on information as at July 31, 2016

Bank Common Shares - Valuation Conclusion

Based upon and subject to the foregoing, including such other matters as considered relevant, Crosbie is of the opinion that, as at the date hereof, the fair market value of the Bank Common Shares is in the range of $6.24 to $7.97 per share.

Value of the Consideration - Summary

The table below summarizes the value range determined by Crosbie for the consideration to be received pursuant to the Transaction by holders of PWC Series C Notes, PWC Class B Preferred Shares and PWC Common Shares.

Value of Consideration Received - Summary

	Low		High

Fully Distributed Value per Bank Common Share	$6.24		$7.97

PWC Series C Notes:
PWC Common Shares per $1,000 Principal Amount		7,468.211
PWC Common Shares per Bank Common Share		54.509
Number of Bank Common Shares Received per $1,000 Principal Amount		137.009
Fully Distributed Value of Bank Common Shares Received per $1,000 Principal Amount	$855.14		$1,091.47

PWC Class B Preferred Shares ($25 par value):
PWC Common Shares per PWC Class B Preferred Share		152.266
PWC Common Shares per Bank Common Share		54.509
Number of Bank Common Shares Received per PWC Class B Preferred Share		2.793
Fully Distributed Value of Bank Common Shares Received per PWC Class B Preferred Share	$17.44		$22.25

PWC Common Shares:
Number of Bank Common Shares Received per PWC Common Share (1/54.509)		0.018
Fully Distributed Value of Bank Common Shares Received per PWC Common Share	$0.11		$0.14

FAIRNESS OPINIONS

Approach to Fairness

In considering fairness, from a financial point of view, of the consideration to be received pursuant to the PWC Recapitalization and Amalgamation by holders of PWC Series C Notes and PWC Class B Preferred Shares as well as the fairness, from a financial point of view, of the PWC Recapitalization, Debt Satisfaction and the consideration to be received under the Transaction by holders of PWC Common Shares, Crosbie reviewed, considered, relied upon or carried out, amongst other things, the following:

•                  The  fully  distributed value  of  the  Bank  Common Shares  to  be  received under  the Transaction by holders of PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes;

•                  The liquidity and financial position of PWC before the Transaction;

•                  In regards to the PWC Series C Notes, the rights and position of holders of PWC Series C Notes, including with respect to interest payments and repayment at maturity;

•                  In regards to the PWC Class B Preferred Shares, the rights and position of holders of PWC Class B Preferred Shares, including with respect to the sustainability of dividend payments and the potential for deterioration in the value of the PWC Class B Preferred Shares under various scenarios, including the status quo;

•                  In regards to the PWC Common Shares, the rights and position of holders of PWC Common Shares and the potential for deterioration in the value of the PWC Common Shares under various scenarios, including the status quo;

•                  Crosbie’s NAV analysis of PWC;

•                  The asset coverage for each of the PWC Common Shares, the PWC Class B Preferred

Shares and the PWC Series C Notes;

•                  The approximately 13.8 million Bank Common Shares to be received by current holders of PWC Securities and holders of certain PWC debt obligations under the Transaction relative to the approximately 12.6 million VersaBank Common Shares and other PWC assets and liabilities being contributed/assumed;

•                  The liquidity and trading price for each of the PWC Common Shares, the PWC Class B Preferred Shares and the PWC Series C Notes;

•                  PWC Management’s view regarding the number of Bank Common Shares that holders of the PWC Common Shares will need to receive to support the Transaction; and

•                  The implications of  the  status quo  as  well as  the  potential for  and implications of alternative transactions for holders of PWC Common Shares, PWC Class B Preferred Shares and PWC Series C Notes.

Comparison of the Value of the Consideration to the Value of PWC Common Shares

Under the terms of the Transaction, as at the date hereof, the value of the Bank Common Shares to be received as consideration by holders of PWC Common Shares of between $0.11 and $0.14 per PWC Common Share is within the range of fair market value for PWC Common Shares of between $0.05 and $0.49 as determined by Crosbie in the Valuations.

OPINIONS

In arriving at our conclusions, Crosbie did not attribute any particular weight to any specific analysis, but rather developed qualitative judgements on the basis of Crosbie’s experience in rendering such opinions and the Information presented as a whole.

PWC Common Shares Conclusion

Based on and subject to all of the foregoing and such other matters as we considered relevant, Crosbie is of the opinion that, as of the date hereof, the PWC Recapitalization, the Debt Satisfaction and the consideration to be received pursuant to the Transaction by holders of the PWC Common Shares is fair, from a financial point of view, to holders of PWC Common Shares, other than the Excluded Shareholders.

PWC Class B Preferred Shares Conclusion

Based on and subject to all of the foregoing and such other matters as we considered relevant, Crosbie is of the opinion that, as of the date hereof, the consideration to be received by holders of the PWC Class B Preferred Shares pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders.

PWC Series C Notes Conclusion

Based on and subject to all of the foregoing and such other matters as we considered relevant, Crosbie is of the opinion that, as of the date hereof, the consideration to be received by holders of PWC Series C Notes pursuant to the PWC Recapitalization and the Amalgamation is fair, from a financial point of view, to such holders, other than the Excluded Shareholders.

Yours very truly,

Crosbie & Company Inc.

APPENDIX F
PWC CLASS B ARTICLES OF AMENDMENT

F-1

Canada Business Corporations Act (&%&$) )250 4 $57,&/(6 2) $0(1'0(17 (6HFWLRQV 27 RU 177) ,& 3069( (2016/01) 3DJH 1 RI 2 F-1 4 - 'HFODUDWLRQ , KHUHE\ FHUWLI\ WKDW , DP D GLUHFWRU RU DQ DXWKRUL]HG RIILFHU RI WKH FRUSRUDWLRQ. Signature: Print name:Telephone number: 1RWH: 0LVUHSUHVHQWDWLRQ FRQVWLWXWHV DQ RIIHQFH DQG, RQ VXPPDU\ FRQYLFWLRQ, D SHUVRQ LV OLDEOH WR D ILQH QRW H[FHHGLQJ $5000 RU WR LPSULVRQPHQW IRU D WHUP QRW H[FHHGLQJ VL[ PRQWKV RU WR ERWK (VXEVHFWLRQ 250(1) RI WKH &%&$). 3 - 7KH DUWLFOHV DUH DPHQGHG DV IROORZV: (Please note that more than one section can be filled out) $: 7KH FRUSRUDWLRQ FKDQJHV LWV QDPH WR: %: 7KH FRUSRUDWLRQ FKDQJHV WKH SURYLQFH RU WHUULWRU\ LQ &DQDGD ZKHUH WKH UHJLVWHUHG RIILFH LV VLWXDWHG WR: To complete the change, a Form 3 - Change of Registered Office Address must accompany the Articles of Amendment. &: 7KH FRUSRUDWLRQ FKDQJHV WKH PLQLPXP DQG/RU PD[LPXP QXPEHU RI GLUHFWRUV WR: (For a fixed number of directors, please indicate the same number in both the minimum and maximum options). 0LQLPXP QXPEHU0D[LPXP QXPEHU ': 2WKHU FKDQJHV: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) 3OHDVH VSHFLI\. See Schedule I attached. 2 - &RUSRUDWLRQ QXPEHU 398645-4 1 - &RUSRUDWH QDPH PWC Capital Inc.

Industry Canada Industrie Canada

Canada Business Corporations Act (CBCA)
FORM 4
ARTICLES OF AMENDMENT
(Sections 27 or 177)

1 - Corporate name

PWC Capital Inc.

2 - Corporation number

398645-4

3 - The articles are amended as follows: (*Please note that more than one section can be filled out*)

A: The corporation changes its name to:

B: The corporation changes the province or territory in Canada where the registered office is situated to:
To complete the change, a Form 3 - Change of Registered Office Address must accompany the Articles of Amendment.

C: The corporation changes the minimum and/or maximum number of directors to: (*For a fixed number of directors, please indicate the same number in both the minimum and maximum options).*

Minimum number ☐ **Maximum number** ☐

See Schedule I attached.

4 - Declaration

I hereby certify that I am a director or an authorized officer of the corporation.

Signature: ______________________

Print name: ______________________ *Telephone number:* ______________________

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

IC 3069E (2016/01) Page 1 of 2

F-2

Canada

SCHEDULE 1 TO THE ARTICLES OF AMENDMENT OF PWC CAPITAL INC. 1. The Articles of the Corporation are amended to change the issued and outstanding Class B Preferred Shares into Common Shares (other than Dissenting Shares) on the basis of 152.266 Common Shares for one (1) Class B Preferred Share. 2. Each Dissenting Shareholder shall cease to have any rights as a holder of Class B Preferred Shares other than the right to be paid by the Corporation the fair value of the Dissenting Shares held by such dissenting shareholder in accordance with section 190 of the Canada Business Corporations Act (the “CBCA”). 3. Dissenting Shares shall not be changed into Common Shares. However, if a holder of Class B Preferred Shares fails to perfect or effectively withdraws its claim under section 190 of the CBCA or forfeits its right to make such a claim, or if such holder’s rights as a holder of Class B Preferred Shares are otherwise reinstated, each Class B Preferred Share held by such holder shall thereupon be deemed to have been changed for Common Shares or other securities for which Common Shares have been exchanged, converted, substituted, reclassified or other similar action, including as a result from any amalgamation of the Company and VersaBank, on the basis set out above. 4. If the aggregate number of Common Shares to which a holder of Class B Preferred Shares would otherwise be entitled would include a fractional share, the number of Common Shares that such Class B Preferred Share holder is entitled to receive will be rounded down to the nearest whole number and no holder of Class B Preferred Shares will be entitled to any compensation in respect of any fractional Common Share for which such holder of Class B Preferred Shares was rounded down. The Company shall not be required to deliver fractional Common Shares upon the change of Class B Preferred Shares. 5. Following the change of the issued and outstanding Class B Preferred Shares into Common Shares as set out in paragraph 1 above, the authorized capital of the Corporation is amended to delete the Class B Preferred Shares and the rights, privileges, restrictions and conditions attaching thereto. 6. In these Articles of Amendment: a. “Dissenting Shareholder” means a registered holder of Class B Preferred Shares who, in connection with the resolution authorizing these Articles of Amendment (the “Authorizing Resolution”), has validly exercised the right to dissent pursuant to section 190 of the CBCA in strict compliance with the provisions thereof and thereby becomes entitled to receive the fair value of such holder’s Class B Preferred Shares determined as of the close of business on the day before the adoption of the Authorizing Resolution and has not withdrawn or been deemed to have withdrawn such exercise of dissent rights, but only in respect of F-2 the Class B Preferred Shares in respect of which dissent rights are validly exercised by such holder; and b. “Dissenting Shares” means the Class B Preferred Shares in respect dissent rights are validly exercised by a Dissenting Shareholder. of which F-3

APPENDIX G
PWC FORM OF SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL TRUST INDENTURE

THIS SIXTH SUPPLEMENTAL TRUST INDENTURE is entered into as of the • day of •, 201•.

BETWEEN:

PWC CAPITAL INC., a corporation incorporated under the laws of Canada,

(hereinafter referred to as the “Company”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a corporation incorporated under the laws of Canada,

(hereinafter referred to as “Computershare”)

WHEREAS the Company and Montreal Trust Company of Canada (“MTCC”), a predecessor company of Computershare, entered into a Trust Indenture dated for reference as of October 13, 1998 (which together with all amendments thereto is referred to herein as the “Trust Indenture”) pertaining to the issuance of Series C Notes of the Company (the “Notes”) and the appointment of MTCC as trustee in respect of the Notes;

AND WHEREAS, by a first supplemental trust indenture dated as of December 1, 2001 among the Company, MTCC and Computershare (the “First Supplemental Indenture”), Computershare replaced MTCC as trustee under the Trust Indenture;

AND WHEREAS, by a second supplemental indenture dated as of January 1, 2002 between the Company and Computershare (the “Second Supplemental Indenture”), the Company evidenced its assumption of the due and punctual observance and performance of all of the covenants and obligations of the Predecessor Corporation (as that term is defined therein) under the Trust Indenture;

AND WHEREAS, pursuant to the provisions of the Trust Indenture, the Noteholders passed an Extraordinary Resolution at a meeting held on June 12, 2008 to amend the terms of the Trust Indenture pursuant to the terms of a third supplemental trust indenture dated as of June 12, 2008 between the Company and Computershare (the “Third Supplemental Indenture”) to, among other things, extend the maturity dated of the Notes and increase the aggregate principal amount of Notes that may be offered by the Company;

AND WHEREAS, pursuant to the provisions of the Trust Indenture, the Noteholders passed Extraordinary Resolutions at a meeting held on June 26, 2009 to amend the terms of the Trust Indenture pursuant to the terms of a fourth supplemental trust indenture dated as of July 1, 2009 between the Company and Computershare (the “Fourth Supplemental Indenture”) to, among other things, amend the conversion rights of the Noteholders and grant the Company the right to offer to repay the Notes through the issuance of securities of the Company upon terms and conditions to be determined;

AND WHEREAS, pursuant to the provisions of the Trust Indenture, the Noteholders passed an Extraordinary Resolution at a meeting of Noteholders held on March 7, 2013 to amend the terms of the Trust Indenture pursuant to a fifth supplemental trust indenture dated as of the Effective

2

Date, being on or about August 27, 2013 (the “Fifth Supplemental Indenture”) to, among other things, amend the conversion rights and interest payment rights in respect of the Notes;

AND WHEREAS, the Company and VersaBank entered into a Pre-Amalgamation Agreement dated September 12, 2016, as amended (the “Pre-Amalgamation Agreement”) and an Amalgamation Agreement dated September 12, 2016, as amended (the “Amalgamation Agreement”);

AND WHEREAS, the Pre-Amalgamation Agreement sets out certain terms and conditions related to a series of transactions (the “PWC Recapitalization”), including the Class B Preferred Share Exchange (as defined below), the Interest Payment Waiver (as defined below) and the Note Share Exchange (as defined below) in connection with a reorganization of the Company’s capital structure and amalgamation (the “Amalgamation”) with VersaBank pursuant to the Amalgamation Agreement;

AND WHEREAS the Note Share Exchange is one step in the PWC Recapitalization that is a necessary pre-condition for the Amalgamation;

AND WHEREAS, pursuant to the provisions of section • of the Trust Indenture, Noteholders passed an Extraordinary Resolution on • (the “Note Exchange Extraordinary Resolution”) authorizing and directing the Trustee to concur in and execute and deliver a Sixth Supplemental Indenture to amend the terms of the Trust Indenture to, among other things:

a)                                     modify and waive the Noteholders right to receive any interest payments that become due and payable while the Pre-Amalgamation Agreement is in force including, for certainty, the interest payment due and payable on December 31, 2016; and

b)                                     modify the rights of Noteholders under the Indenture and sanction an amendment to the terms of the Notes such that Noteholders and the Company will automatically consummate the Note Share Exchange (as defined below);

AND WHEREAS, the Company wishes to enter into this Sixth Supplemental Indenture to amend the terms of the Trust Indenture by virtue of the authority constituted by the Note Exchange Extraordinary Resolution;

AND WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid agreement of the Company and Computershare and a valid supplement to the Trust Indenture have been done;

AND WHEREAS, the foregoing recitals are made as representations and statements of fact by the Company and not the Trustee;

NOW THEREFORE THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSES THAT, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties agree as follows:

1.              INTERPRETATION

1.1       Terms and expressions used in this Sixth Supplemental Indenture, including in the Recitals, shall have the respective meanings ascribed to such terms and expressions in the Trust Indenture, unless specifically provided otherwise or the context otherwise requires.

3

1.2       The headings of all Articles and sections hereof are inserted for convenience of reference only and shall not affect the construction or interpretation of this Sixth Supplemental Indenture.

1.3       References herein to the Trust Indenture shall be deemed to be a reference to the Trust Indenture, as amended.

2.              AMENDMENTS TO THE TRUST INDENTURE

2.1       Section 1.01 of the Trust Indenture shall be amended by adding the following defined terms, which shall be inserted in alphabetical order and numbered accordingly in the Trust Indenture:

“CBCA” means the Canada Business Corporations Act.

“Class B Preferred Share Exchange” means the exchange of Common Shares for Class B Preferred Shares of the Company as provided for in articles of amendment of the Company as contemplated by the Pre-Amalgamation Agreement.

“Dissenting Noteholder” means a registered holder of Notes who, in connection with the Note Exchange Extraordinary Resolution, has validly exercised the right to dissent in accordance with section 190 of the CBCA in strict compliance with the provisions thereof, except as modified and described in the Information Circular and thereby becomes entitled to receive the fair value of such holder’s Notes determined as of the close of business on the day before the adoption of the Note Exchange Extraordinary Resolution and has not withdrawn or been deemed to have withdrawn such exercise of dissent rights, but only in respect of the Notes in respect of which dissent rights are validly exercised by such holder; and

“Dissenting Notes” means the Notes in respect of which dissent rights are validly exercised by a Dissenting Noteholder.

“Information Circular” means the management information circular of the Company dated November 22, 2016.

“Interest Payment Waiver” means the modification and waiver by Noteholders of their right to receive any interest payments that become due and payable while the Pre-Amalgamation Agreement is in force, including for certainty the interest payment due and payable on December 31, 2016.

“Note Share Exchange” means the exchange of Notes for Common Shares of the Company on the basis of 7,468.211 Common Shares for every $1,000 principal amount of Notes.

The numbering contained in Section 1.01 of the Trust Indenture is hereby revised to account for the addition of the foregoing definitions.

2.2       Noteholders agree and assent to the Interest Payment Waiver and such non-payment of interest shall not be considered a default or an Event of Default under the Note Indenture.

2.3       The following Article V.A3 shall be added to the Trust Indenture immediately following the last provision of Article V.A2, and the Table of Contents of the Trust Indenture shall be amended to reflect this addition:

4

“ARTICLE V.A3

NOTE SHARE EXCHANGE

5.A3.01 Note Share Exchange

(1)                                 Effective upon the issuance of a certificate of amendment of the Company in connection with the Class B Preferred Share Exchange and prior to the issuance of letters patent in respect of the Amalgamation, each $1,000 principal amount of Notes (other than Dissenting Notes) shall be automatically exchanged for 7,468.211 Common Shares issued by the Company and the Noteholders and the Company shall be deemed to have effected such exchange at such time.

(2)                                 Effective upon the issuance of a certificate of amendment of the Company in connection with the Class B Preferred Share Exchange and prior to the issuance of letters patent in respect of the Amalgamation, each Dissenting Noteholder shall cease to have any rights as a holder of Notes other than the right to be paid by the Company the fair value of the Dissenting Notes held by such Dissenting Noteholder in accordance with section 190 of the CBCA, as modified and described in the Information Circular.

(3)                                 Dissenting Notes shall not be exchanged for Common Shares. However, if a holder of Notes fails to perfect or effectively withdraws its claim under section 190 of the CBCA, as modified and described in the Information Circular, or forfeits its right to make such a claim, or if such holder’s rights as a holder of Notes are otherwise reinstated, each Note held by such holder shall thereupon be deemed to have been exchanged for Common Shares or other securities for which Common Shares have been exchanged, converted, substituted, reclassified or other similar action, including as a result from any amalgamation of the Company and VersaBank, on the basis set out above.

(4)                                 If the aggregate number of Common Shares to which a Noteholder would otherwise be entitled would include a fractional share, the number of Common Shares that such Noteholder is entitled to receive will be rounded down to the nearest whole number and no Noteholder will be entitled to any compensation in respect of any fractional Common Share for which the Noteholder’s amount was rounded down. The Company shall not be required to deliver fractional Common Shares upon the exchange of Notes.

(5)                                 Concurrently with the Note Share Exchange becoming effective, each Noteholder shall be entered into the shareholders register of the Company for its Common Shares with effect immediately prior to the Amalgamation such that each Common Share so issued shall be exchanged for common shares of VersaBank pursuant to the Amalgamation and Noteholders shall be entitled to participate in the Amalgamation as holders of Common Shares of the Company.

(6)                                 Following the issuance of Common Shares of the Company pursuant to the Note Share Exchange, all Notes will be cancelled.”

3.              GENERAL

3.1       This Sixth Supplemental Indenture is a supplemental indenture as that term is used in the Trust Indenture. Except only insofar as the same may be inconsistent with the express provisions of this Sixth Supplemental Indenture, the Trust Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture,

5

the Fifth Supplemental Indenture and this Sixth Supplemental Indenture shall be read together and shall have effect as though all the indentures were contained in one instrument.

3.2       In all other respects, the Trust Indenture is confirmed by the parties hereto as supplemented by the terms of this Sixth Supplemental Indenture.

3.3       This Sixth Supplemental Indenture may be executed in any number of counterparts and delivered by means of facsimile or other means of electronic communication producing a printed copy, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument and, notwithstanding the date of execution, shall be deemed to bear the date as indicated above.

3.4       This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

3.5       Computershare hereby accepts the trusts in this Sixth Supplemental Indenture and agrees to perform the same upon the terms and conditions and subject to the provisions set forth in the Trust Indenture.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF the Company and Computershare have each executed this Sixth Supplemental Indenture effective as of •.

PWC CAPITAL INC.

Per:
•
•

Per:
•
•

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:
Name:
Title:

Per:
Name:
Title:

[Signature page to Sixth Supplemental Indenture]

APPENDIX H
SECTION 190 OF THE CBCA

190. (1) Right to dissent — Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a)                                 amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b)                                 amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c)                                  amalgamate otherwise than under section 184;

(d)                                 be continued under section 188;

(e)                                  sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f)                                   carry out a going-private transaction or a squeeze-out transaction.

(2) Further right — A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

(2.1) If one class of shares — The right to dissent described in subsection (2) applies even if there is only one class of shares.

(3) Payment for shares — In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

(4) No partial dissent — A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5) Objection — A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

(6) Notice of resolution — The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

(7) Demand for payment — A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a)                                 the shareholder’s name and address;

(b)                                 the number and class of shares in respect of which the shareholder dissents; and

(c)                                  a demand for payment of the fair value of such shares.

(8) Share certificate — A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

(9) Forfeiture — A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

(10) Endorsing certificate — A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

(11) Suspension of rights — On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a)                                 the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b)                                 the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c)                                  the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

(12) Offer to pay — A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a)                                 a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b)                                 if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

(13) Same Terms — Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

(14) Payment — Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

(15) Corporation may apply to court — Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

(16) Shareholder application to court — If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

(17) Venue — An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

(18) No security for costs — A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

(19) Parties — On an application to a court under subsection (15) or (16),

(a)                                 all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b)                                 the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

(20) Power of court — On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

(21) Appraisers — A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

(22) Final Order — The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

(23) Interest — A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

(24) Notice that subsection (26) applies — If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(25) Effect where subsection (26) applies — If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a)                                 withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b)                                 retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(26) Limitation — A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)                                 the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b)                                 the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

Any questions and requests for assistance may be directed to the

Proxy Solicitation and Information Agent:

The Exchange Tower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario

M5X 1E2

www.kingsdaleshareholder.com

North American Toll Free Phone:

1-877-659-1819

Email: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272